                                                         [EXECUTION COUNTERPART]




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                       COMMONWEALTH ALUMINUM CORPORATION,



                     COMMONWEALTH ALUMINUM LEWISPORT, INC.,



                           CASTECH ALUMINUM GROUP INC.

                                       and

                           BARMET ALUMINUM CORPORATION

                          -----------------------------

                                  $425,000,000

                          -----------------------------


                                CREDIT AGREEMENT


                         Dated as of September 20, 1996



                          -----------------------------


                         NATIONAL WESTMINSTER BANK PLC,
                             as Administrative Agent


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


                                TABLE OF CONTENTS

          This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                            Page
                                                                            ----
Section 1. Definitions and Accounting Matters. . . . . . . . . . . . . . . .   2
     1.01  Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . .   2
     1.02  Accounting Terms and Determinations . . . . . . . . . . . . . . .  50
     1.03  Types of Loans. . . . . . . . . . . . . . . . . . . . . . . . . .  51

Section 2. Commitments, Loans, Notes and Prepayments . . . . . . . . . . . .  51
     2.01  Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
     2.02  Borrowings. . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
     2.03  Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . .  56
     2.04  Changes of Commitments. . . . . . . . . . . . . . . . . . . . . .  62
     2.05  Certain Fees. . . . . . . . . . . . . . . . . . . . . . . . . . .  63
     2.06  Lending Offices . . . . . . . . . . . . . . . . . . . . . . . . .  64
     2.07  Several Obligations; Remedies Independent . . . . . . . . . . . .  64
     2.08  Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
     2.09  Optional Prepayments and Conversions or
           Continuations of Loans. . . . . . . . . . . . . . . . . . . . . .  66
     2.10  Mandatory Prepayments and Reductions of
           Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
     2.11  Reserved Commitments, Etc.. . . . . . . . . . . . . . . . . . . .  73

Section 3. Payments of Principal and Interest. . . . . . . . . . . . . . . .  74
     3.01  Repayment of Loans. . . . . . . . . . . . . . . . . . . . . . . .  74
     3.02  Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77

Section 4. Payments; Pro Rata Treatment; Computations; Etc.. . . . . . . . .  78
     4.01  Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
     4.02  Pro Rata Treatment. . . . . . . . . . . . . . . . . . . . . . . .  79
     4.03  Computations. . . . . . . . . . . . . . . . . . . . . . . . . . .  80
     4.04  Minimum Amounts . . . . . . . . . . . . . . . . . . . . . . . . .  80
     4.05  Certain Notices . . . . . . . . . . . . . . . . . . . . . . . . .  80
     4.06  Non-Receipt of Funds by the Administrative Agent. . . . . . . . .  81
     4.07  Sharing of Payments, Etc. . . . . . . . . . . . . . . . . . . . .  83

Section 5. Yield Protection, Etc.. . . . . . . . . . . . . . . . . . . . . .  84
     5.01  Additional Costs. . . . . . . . . . . . . . . . . . . . . . . . .  84
     5.02  Limitation on Types of Loans. . . . . . . . . . . . . . . . . . .  86
     5.03  Illegality. . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
     5.04  Treatment of Affected Loans . . . . . . . . . . . . . . . . . . .  87
     5.05  Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . .  88
     5.06  Additional Costs in Respect of Letters of Credit. . . . . . . . .  89
     5.07  U.S. Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
     5.08  Replacement of Lenders. . . . . . . . . . . . . . . . . . . . . .  91

                                       (i)

                                                                            Page
                                                                            ----
Section 6. Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
     6.01  The Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . .  92
     6.02  Obligations Unconditional.. . . . . . . . . . . . . . . . . . . .  94
     6.03  Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . .  96
     6.04  Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
     6.05  Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
     6.06  Continuing Guarantee. . . . . . . . . . . . . . . . . . . . . . .  97
     6.07  Rights of Contribution. . . . . . . . . . . . . . . . . . . . . .  97
     6.08  Limitation on Guarantee Obligations.. . . . . . . . . . . . . . .  98

Section 7. Conditions Precedent. . . . . . . . . . . . . . . . . . . . . . .  98
     7.01  Initial Tender Offer Term Loan. . . . . . . . . . . . . . . . . .  98
     7.02  Initial Revolving Credit Loans. . . . . . . . . . . . . . . . . . 106
     7.03  Initial Post-Merger Term Loans. . . . . . . . . . . . . . . . . . 106
     7.04  Initial Post-Merger Revolving Credit Loans. . . . . . . . . . . . 110
     7.05  Initial and Subsequent Extensions of Credit . . . . . . . . . . . 111
     7.06  Certain Determinations. . . . . . . . . . . . . . . . . . . . . . 111

Section 8. Representations and Warranties. . . . . . . . . . . . . . . . . . 112
     8.01  Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . 112
     8.02  Financial Condition . . . . . . . . . . . . . . . . . . . . . . . 112
     8.03  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . 114
     8.04  No Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . . 114
     8.05  Action. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 114
     8.06  Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . 115
     8.07  Use of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . 115
     8.08  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 115
     8.09  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 116
     8.10  Investment Company Act. . . . . . . . . . . . . . . . . . . . . . 116
     8.11  Public Utility Holding Company Act. . . . . . . . . . . . . . . . 116
     8.12  Material Agreements and Liens . . . . . . . . . . . . . . . . . . 116
     8.13  Environmental Matters . . . . . . . . . . . . . . . . . . . . . . 117
     8.14  Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . 120
     8.15  Subsidiaries, Etc.. . . . . . . . . . . . . . . . . . . . . . . . 122
     8.16  Title to Assets . . . . . . . . . . . . . . . . . . . . . . . . . 123
     8.17  True and Complete Disclosure. . . . . . . . . . . . . . . . . . . 123
     8.18  Real Property . . . . . . . . . . . . . . . . . . . . . . . . . . 124
     8.19  Security Documents. . . . . . . . . . . . . . . . . . . . . . . . 124

Section 9. Covenants of the Obligors . . . . . . . . . . . . . . . . . . . . 124
     9.01  Financial Statements, Etc.. . . . . . . . . . . . . . . . . . . . 124
     9.02  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . 129
     9.03  Existence, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . 129
     9.04  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . 130
     9.05  Prohibition of Fundamental Changes. . . . . . . . . . . . . . . . 133
     9.06  Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . . 135
     9.07  Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . . 137
     9.08  Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . 138
     9.09  Dividend Payments . . . . . . . . . . . . . . . . . . . . . . . . 139
     9.10  Certain Financial Covenants . . . . . . . . . . . . . . . . . . . 140
     9.11  Capital Expenditures. . . . . . . . . . . . . . . . . . . . . . . 147

                                       (ii)

                                                                            Page
                                                                            ----
     9.12  Interest Rate Protection Agreements . . . . . . . . . . . . . . . 147
     9.13  Subordinated Indebtedness . . . . . . . . . . . . . . . . . . . . 147
     9.14  Lines of Business . . . . . . . . . . . . . . . . . . . . . . . . 148
     9.15  Transactions with Affiliates. . . . . . . . . . . . . . . . . . . 148
     9.16  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . 148
     9.17  Certain Obligations Respecting Subsidiaries . . . . . . . . . . . 149
     9.18  Certain Post-Closing Real Estate Matters. . . . . . . . . . . . . 150
     9.19  Modifications of Certain Documents. . . . . . . . . . . . . . . . 151
     9.20  Consummation of the Merger. . . . . . . . . . . . . . . . . . . . 151
     9.21  Commodity Hedging Activities. . . . . . . . . . . . . . . . . . . 151
     9.22  After-Acquired Real Estate. . . . . . . . . . . . . . . . . . . . 152
     9.23  Activities of the Parent and New CALC.. . . . . . . . . . . . . . 152

Section 10. Events of Default. . . . . . . . . . . . . . . . . . . . . . . . 153

Section 11. The Administrative Agent . . . . . . . . . . . . . . . . . . . . 157
     11.01  Appointment, Powers and Immunities . . . . . . . . . . . . . . . 157
     11.02  Reliance by Administrative Agent . . . . . . . . . . . . . . . . 158
     11.03  Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . 159
     11.04  Rights as a Lender . . . . . . . . . . . . . . . . . . . . . . . 159
     11.05  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . 159
     11.06  Non-Reliance on Administrative Agent and Other
            Lenders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 160
     11.07  Failure to Act . . . . . . . . . . . . . . . . . . . . . . . . . 161
     11.08  Resignation or Removal of Administrative Agent . . . . . . . . . 161
     11.09  Consents under Other Credit Documents. . . . . . . . . . . . . . 161
     11.10  Collateral Sub-Agents. . . . . . . . . . . . . . . . . . . . . . 162

Section 12. Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . 162
     12.01  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 162
     12.02  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 162
     12.03  Expenses, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . 163
     12.04  Amendments, Etc. . . . . . . . . . . . . . . . . . . . . . . . . 165
     12.05  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . 166
     12.06  Assignments and Participations . . . . . . . . . . . . . . . . . 166
     12.07  Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . 169
     12.08  Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . 169
     12.09  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . 169
     12.10  Governing Law; Submission to Jurisdiction. . . . . . . . . . . . 169
     12.11  Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . 170
     12.12  Treatment of Certain Information;
            Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . 170

                                       (iii)

                                    SCHEDULES

SCHEDULE I    - Lenders and Commitments
SCHEDULE II   - Litigation
SCHEDULE III  - Conflicts
SCHEDULE IV   - Governmental Approvals, Etc.
SCHEDULE V    - Material Agreement and Liens (Parent)
SCHEDULE VI   - Material Agreement and Liens (CasTech)
SCHEDULE VII  - Certain Environmental Matters
SCHEDULE VIII - Capitalization and Equity Rights relating to the
                  Parent
SCHEDULE IX   - Capitalization and Equity Rights relating to CALI
SCHEDULE X    - Capitalization and Equity Rights relating to
                  New CALC
SCHEDULE XI   - Capitalization and Equity Rights relating to
                  CasTech
SCHEDULE XII  - Capitalization and Equity Rights relating to
                  Barmet
SCHEDULE XIII - Subsidiaries and Investments
SCHEDULE XIV  - Title to Properties
SCHEDULE XV   - Real Estate (Parent and Subsidiaries)
SCHEDULE XVI  - Real Estate (CasTech and Subsidiaries)


                                    EXHIBITS

EXHIBIT A-1 - Form of Tender Offer Tranche A Term Loan Note EXHIBIT A-2 - Form of Tender Offer Tranche B Term Loan Note EXHIBIT A-3 - Form of Tender Offer CALI Revolving Credit Note EXHIBIT A-4 - Form of Tender Offer CasTech Revolving Credit Note EXHIBIT A-5 - Form of Post-Merger Tranche A Term Loan Note EXHIBIT A-6 - Form of Post-Merger Tranche B Term Loan Note EXHIBIT A-7 - Form of Post-Merger Revolving Credit Note
EXHIBIT A-8 - Form of Swingline Note (Tender Offer)
EXHIBIT A-9 - Form of Swingline Note (Post-Merger)
EXHIBIT B -   Form of Borrowing Base Certificate
EXHIBIT C -   Form of Commonwealth Pledge and Security Agreement
EXHIBIT D -   Form of CasTech Pledge and Security Agreement
EXHIBIT E -   Form of New CALC Note
EXHIBIT F-1 - Form of Mortgage
EXHIBIT F-2 - Form of Deed of Trust
EXHIBIT G -   Form of Opinion of Counsel to the Obligors
EXHIBIT H -   Form of Opinion of Local Counsel
EXHIBIT I -   Form of Opinion of Special New York Counsel to
                NatWest
EXHIBIT J -   Form of Assumption and Confirmation Agreement
EXHIBIT K -   Form of Confidentiality Agreement

                                       (iv)

          CREDIT AGREEMENT (this "AGREEMENT") dated as of September 20, 1996, between:

          (1) COMMONWEALTH ALUMINUM CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (the "PARENT");

          (2) COMMONWEALTH ALUMINUM LEWISPORT, INC., a corporation duly organized and validly existing under the laws of the State of Delaware ("CALI");

          (3) CASTECH ALUMINUM GROUP INC., a corporation duly organized and validly existing under the laws of the State of Delaware ("CASTECH");

          (4) BARMET ALUMINUM CORPORATION, a corporation duly organized and validly existing under the laws of the State of Ohio ("BARMET");

          (5) each of the Subsidiaries of the Parent identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto and each Subsidiary of the Parent that becomes a "Subsidiary Guarantor" after the date hereof pursuant to Section 9.17(a) hereof (each, a "SUBSIDIARY GUARANTOR" and, collectively, the "SUBSIDIARY GUARANTORS");

          (6) each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto and each lender that becomes a "Lender" after the date hereof pursuant to Section 12.06(b) hereof (individually, a "LENDER" and, collectively, the "LENDERS"); and

          (7) NATIONAL WESTMINSTER BANK PLC, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "ADMINISTRATIVE AGENT").


                             PRELIMINARY STATEMENTS:

          Terms used in these Preliminary Statements and not otherwise defined shall have the meanings assigned to such terms in Section 1.01 of this Agreement.

          (A) Each of the Obligors has requested the Lenders to make loans to the Borrowers in an aggregate principal amount not exceeding $425,000,000 at any one time outstanding:

          (1) to provide financing for the acquisition by the Parent (either directly or through New CALC) of all of the CasTech Shares and for certain related purposes;

                                   CREDIT AGREEMENT

          (2) to refinance certain Indebtedness of CALI, CasTech and their respective Subsidiaries outstanding on the Initial Borrowing Date; and

          (3) to provide working capital requirements and for other general corporate purposes of CALI, CasTech and their respective Subsidiaries.

          (B) Following the purchase of CasTech Shares pursuant to the Tender Offer, it is contemplated that New CALC will merge with and into CasTech with the result that CasTech will be the surviving corporation (the "MERGER"), such merger to be in accordance with the terms of the Merger Agreement. From and after the Merger, all references herein to New CALC shall be deemed to be references to such surviving corporation.

          (C) In order to refinance the loans described in Preliminary Statement (A), to finance the payment of certain amounts owing in connection with the Merger and to provide working capital requirements and for other general corporate purposes of CALI, CasTech and their respective Subsidiaries, the Lenders are prepared to make available the credit facilities provided for herein.

          (D) Each of the Obligors expects to derive benefit, directly or indirectly, from the credit so extended, both in its separate capacity and as a member of the Commonwealth Group, since the successful operation of each of such Obligors will be dependent on the continued successful performance of the functions of such Commonwealth Group as a whole.

          Accordingly, the parties hereto agree as follows:


          Section 1.  DEFINITIONS AND ACCOUNTING MATTERS.

          1.01 CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the correlative meanings when used in the plural and VICE VERSA):

          "ACQUISITION" shall mean (a) the purchase by the Parent (either directly or indirectly) of more than 50% of the CasTech Shares (at a price per share not to exceed $20.50) for cash pursuant to the Tender Offer Documents,
(b) the Merger and (c) the purchase of options in respect of the CasTech Shares as contemplated by the Merger Agreement.

                                   CREDIT AGREEMENT

          "ACQUISITION COSTS" shall mean all fees and expenses incurred by the Obligors in connection with the Acquisition and related transactions.

          "ACQUISITION DOCUMENTS" shall mean the Tender Offer Documents, the Additional Tender Offer Documents, the Merger Agreement, the certificate of merger with respect to the Merger, any Information Statement and any other document or information sent by the Parent or CasTech to the stockholders of CasTech or filed with the Commission in connection with the Acquisition.

          "ADDITIONAL TENDER OFFER DOCUMENTS" shall mean all amendments and exhibits to, and documents related to, the Tender Offer Documents filed with the Commission, or distributed to the stockholders of CasTech, in each case delivered to the Administrative Agent and Lenders on or after the date of this Agreement.

          "ADMINISTRATIVE AGENT" shall have the meaning assigned to such term in the recital of parties to this Agreement.

          "ADMINISTRATIVE QUESTIONNAIRE" shall mean an administrative questionnaire in a form supplied by the Administrative Agent.

          "AFFILIATE" shall mean any Person directly or indirectly controlling, directly or indirectly controlled by or under direct or indirect common control with the Parent. As used in this definition, "CONTROL" (including, with its correlative meanings, "CONTROLLING", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), PROVIDED that, in any event, any Person that owns directly or indirectly securities having 10% or more of the voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Parent or any of its Subsidiaries and (b) none of the Wholly Owned Subsidiaries of the Parent shall be Affiliates.

          "ALUMINUM BUSINESS" shall mean the business of developing, manufacturing, producing, marketing, transporting and

                                   CREDIT AGREEMENT
selling aluminum, aluminum products and electrical wiring products (including, without limitation, flexible conduit and pre-wired armored cable) and any other business incidental thereto.

          "APPLICABLE LENDING OFFICE" shall mean, for each Lender and for each Type of Loan, the lending office of such Lender (or of an affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire of such Lender or such other lending office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Parent as the office by which its Loans of such Type are to be made and maintained.

          "APPLICABLE LETTER OF CREDIT PERCENTAGE" shall mean, at any time:

          (a) on or prior to the Merger Date, (i) for any day during which any Tender Offer Tranche B Term Loans are outstanding, 2.50% and (ii) for any other day, 2.25%; and

          (b) thereafter, the Applicable Margin in effect at such time with respect to Tranche A Term Loans that are Eurodollar Loans.

          "APPLICABLE MARGIN" shall mean, at any time:

          (a)  with respect to the Tender Offer Facilities:

          (i) for Tender Offer Tranche A Term Loans and Tender Offer Revolving Credit Loans (x) for any day during which any Tender Offer Tranche B Term Loans are outstanding, 1.25% and (y) for any other day, 1.00%; and

          (ii)  for Tender Offer Tranche B Term Loans, 1.75%; and

          (b)  with respect to the Post-Merger Facilities:

          (i) for each Type of Post-Merger Tranche A Term Loans and Post-Merger Revolving Credit Loans set forth below, the percentage set forth below such Type (under Column A for any day during which any Post-Merger Tranche B Term Loans are outstanding and under Column B for any other day) opposite the Applicable Pricing Level in effect at such time:

                                   CREDIT AGREEMENT

  Applicable         BASE RATE LOANS          EURODOLLAR LOANS
Pricing Level      Column A   Column B       Column A   Column B
-------------      --------   --------       --------   --------
     1              0.00%      0.00%           0.50%     0.50%
     2              0.00%      0.00%           0.75%     0.75%
     3              0.00%      0.00%           1.25%     1.00%
     4              0.25%      0.00%           1.50%     1.25%
     5              0.50%      0.25%           1.75%     1.50%
     6              0.75%      0.50%           2.00%     1.75%
     7              1.00%      0.75%           2.25%     2.00%
     8              1.25%      1.00%           2.50%     2.25%

          (ii) for Post-Merger Tranche B Term Loans that are Base Rate Loans, 1.75%, and for Post-Merger Tranche B Term Loans that are Eurodollar Loans, 3.00%.

The Applicable Margin for Swingline Loans at any time shall be the Applicable Margin in effect for Revolving Credit Loans that are Base Rate Loans at such time.

          "APPLICABLE NON-UTILIZATION FEE PERCENTAGE" shall mean, at any time:

          (a)  with respect to the Tender Offer Facilities, 0.50%; and

          (b) with respect to the Post-Merger Facilities, the percentage set forth in the schedule below opposite the Applicable Pricing Level in effect at such time:

  Applicable           Applicable Non-Utilization
Pricing Level              Fee Percentage
-------------          --------------------------
     1                        0.175%
     2                        0.200%
     3                        0.250%
     4                        0.250%
     5                        0.375%

                                   CREDIT AGREEMENT

  Applicable           Applicable Non-Utilization
Pricing Level              Fee Percentage
-------------          --------------------------
     6                        0.375%
     7                        0.375%
     8                        0.500%

          The "APPLICABLE PRICING LEVEL" in effect at any time shall be deemed to be the level specified in the schedule below opposite the Senior Indebtedness to EBITDA Ratio in effect as at the close of business on the Merger Date (PROVIDED that if the Senior Indebtedness to EBITDA Ratio as at the last day of any fiscal quarter of the Parent ending on or after September 30, 1996 shall fall within any of the ranges set forth in the schedule below then, subject to the delivery to the Administrative Agent of a certificate of a Responsible Officer of the Parent demonstrating such fact prior to the end of the next succeeding fiscal quarter, the Applicable Pricing Level shall be changed to the Applicable Pricing Level set forth opposite such range in such schedule during the period commencing on the Quarterly Date on or immediately following the date of receipt of such certificate to but not including the next succeeding Quarterly Date thereafter):

  Applicable
Pricing Level                  Senior Indebtedness to EBITDA Ratio
-------------                  -----------------------------------
     1                           Less than 1.00 to 1.00

     2                           Greater than or equal to 1.00 to 1.00
                                 and less than 2.00 to 1.00

     3                           Greater than or equal to 2.00 to 1.00
                                 and less than 2.50 to 1.00

     4                           Greater than or equal to 2.50 to 1.00
                                 and less than 3.00 to 1.00

                                   CREDIT AGREEMENT

  Applicable
Pricing Level                  Senior Indebtedness to EBITDA Ratio
-------------                  -----------------------------------
     5                           Greater than or equal to 3.00 to 1.00
                                 and less than 3.50 to 1.00

     6                           Greater than or equal to 3.50 to 1.00
                                 and less than 4.00 to 1.00

     7                           Greater than or equal to 4.00 to 1.00
                                 and less than 4.25 to 1.00

     8                           Greater than or equal to 4.25 to 1.00

          "APPROVED ACCOUNT DEBTOR" shall mean each of Reynolds Aluminum Corporation and Stolle Corporation (formerly known as Alcoa Building Products) so long as the senior unsecured, non-credit enhanced debt securities of Reynolds Aluminum Corporation or Stolle Corporation, as the case may be, are rated Baa3 or better by Moody's and BBB- or better by Standard & Poor's.

          "ASSUMPTION AND CONFIRMATION AGREEMENT" shall mean the Assumption and Confirmation Agreement, in substantially the form of Exhibit J hereto, dated as of the Merger Date and executed and delivered by CasTech and Barmet, pursuant to which, INTER ALIA, CasTech will expressly assume all of the obligations of New CALC hereunder and under the other Credit Documents and CasTech and Barmet will confirm all of their respective obligations hereunder and under the other Credit Documents.

          "AVAILABLE COMMITMENTS" shall have the meaning assigned to such term in Section 2.11 hereof.

          "BANKRUPTCY CODE" shall mean the Federal Bankruptcy Code of 1978, as amended from time to time.

          "BARMET" shall have the meaning assigned to such term in the recital of parties to this Agreement.

                                   CREDIT AGREEMENT

          "BASE RATE" shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

          "BASE RATE LOANS" shall mean Loans that bear interest at rates based upon the Base Rate.

          "BASIC DOCUMENTS" shall mean, collectively, the Credit Documents and the Acquisition Documents.

          "BASLE ACCORD" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

          "BORROWER" shall mean each Term Loan Borrower and each Revolving Credit Borrower; PROVIDED that when reference is made in this Agreement or in any other Credit Document to the "relevant" Borrower in connection with any Facility, such reference shall be deemed to refer:

          (a)  in the case of a Tender Offer Term Loan Facility, to CALI;

          (b) in the case of the Tender Offer CALI Revolving Credit Facility, to CALI;

          (c) in the case of the Tender Offer CasTech Revolving Credit Facility, to CasTech;

          (d)  in the case of a Post-Merger Term Loan Facility, to CasTech; and

          (e) in the case of the Post-Merger Revolving Credit Facility, to each of CALI, CasTech and Barmet.

          "BORROWING BASE" shall mean, as at any date, the sum of:

          (a) 85% of the aggregate amount of Eligible Receivables of the Borrowing Base Group at said date PLUS

                                   CREDIT AGREEMENT

          (b) 50% of the aggregate value of Eligible Inventory (other than Eligible Product-in-Process and Special Inventory) of the Borrowing Base Group at said date PLUS

          (c) 35% of the aggregate value of Eligible Product-in-Process of the Borrowing Base Group at said date PLUS

          (d)  20% of the aggregate value of Special Inventory MINUS

          (e) an amount equal to two times the average aggregate monthly Processing Fees payable by Members of the Borrowing Base Group during the period of two fiscal quarters of the Parent most recently ended on or before said date PLUS

          (f) the aggregate amount of cover for Letter of Credit Liabilities held by the Administrative Agent in the Collateral Accounts as contemplated in Section 2.10(k) hereof;

PROVIDED that not more than 50% of the Borrowing Base shall be composed of Eligible Inventory, Eligible Product-in-Process and Special Inventory (x) at any time prior to the General Trigger Date or (y) at any time thereafter, when less than $75,000,000 is outstanding under a Permitted Receivables Financing. The "VALUE" of Eligible Inventory and Special Inventory shall be determined at the lower of cost or market in accordance with GAAP, except that:

          (i) initially, cost shall be determined for each Member of the Borrowing Base Group in the manner described in the audited financial statements referred to in Section 8.02 hereof relating to such Member; and

          (ii) from and after receipt by the Administrative Agent of a notice from the Parent to such effect, cost shall be determined on a last-in-first-out basis.

          "BORROWING BASE CERTIFICATE" shall mean a certificate of a Responsible Officer of the Parent, substantially in the form of Exhibit B hereto and appropriately completed.

          "BORROWING BASE GROUP" shall mean: (a) prior to the Merger Date, collectively, the Parent, CALI and the Subsidiary Guarantors; and (b) from and after the Merger Date, collectively, the Parent, CALI, CasTech, Barmet and the
Subsidiary Guarantors.   A "MEMBER" of the Borrowing Base Group shall mean,
individually, the Parent and each such Subsidiary.

                                   CREDIT AGREEMENT

          "BUSINESS DAY" shall mean any day (a) on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by a Borrower with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

          "CALCULATION PERIOD" shall mean, at any date, the period of four consecutive fiscal quarters of the Parent ending on or most recently ended prior to such date (or, at any date on or prior to September 30, 1997, the period consisting of the fiscal quarters of the Parent that have ended after October 1,
1996).

          "CALI" shall have the meaning assigned to such term in the recital of parties to this Agreement.

          "CALI GUARANTEED OBLIGATIONS" shall have the meaning assigned to such term in Section 6.01(a) hereof.

          "CALI GUARANTORS" shall mean the Parent, the Subsidiary Guarantors and, from and after the Merger Date, CasTech and Barmet.

          "CAPITAL EXPENDITURES" shall mean, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations paid or payable during such period) made by the Parent or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP.

          "CAPITAL LEASE OBLIGATIONS" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "CAPITAL STOCK" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital stock or other ownership interests,

                                   CREDIT AGREEMENT
including, without limitation, all common stock and all preferred stock.

          "CASTECH" shall have the meaning assigned to such term in the recital of parties to this Agreement.

          "CASTECH COLLATERAL ACCOUNT" shall have the meaning assigned to such term in Section 4.01 of the CasTech Pledge and Security Agreement.

          "CASTECH GUARANTEED OBLIGATIONS" shall have the meaning assigned to such term in Section 6.01(b) hereof.

          "CASTECH GUARANTORS" shall mean the Parent, CALI, Barmet and the Subsidiary Guarantors.

          "CASTECH PLEDGE AND SECURITY AGREEMENT" shall mean a Pledge and Security Agreement substantially in the form of Exhibit D hereto between CasTech, Barmet and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

          "CASTECH SHARE" shall mean an outstanding share of common stock, par value $0.01 per share, of CasTech.

          "CASUALTY EVENT" shall mean, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

          "CHANGE OF CONTROL" shall mean:

          (a) that any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable, except that for purposes of this paragraph (b) such person or group shall be deemed to have "beneficial ownership" of all shares that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 promulgated pursuant to the Exchange Act), directly or indirectly, of more than 25% of the aggregate voting power of all Voting Stock of the Parent; or

          (b) that individuals who on the date hereof constituted the Board of Directors of the Parent (together with any new directors whose election by such Board or whose

                                   CREDIT AGREEMENT
     nomination for election by the stockholders of the Parent was approved by a majority of the directors then still in office who were either directors on the date hereof or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Parent; or

          (c) that the Parent shall be required pursuant to the provisions of the Senior Subordinated Debt Documents (or any other agreement or instrument relating to or providing for any other Subordinated Indebtedness) to redeem or repurchase, or make an offer to redeem or repurchase, all or any portion of the Senior Subordinated Debt (or such Subordinated Indebtedness, as the case may be) as a result of a change of control (however defined).

          "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "COLLATERAL ACCOUNTS" shall mean, collectively, the Commonwealth Collateral Account and the CasTech Collateral Account.

          "COMMISSION" shall mean the Securities and Exchange Commission, or any regulatory body that succeeds to the functions thereof.

          "COMMITMENTS" shall mean the Tender Offer Tranche A Term Loan Commitments, the Tender Offer Tranche B Term Loan Commitments, the Tender Offer CALI Revolving Credit Commitments, the Tender Offer CasTech Revolving Credit Commitments, the Post-Merger Tranche A Term Loan Commitments, the Post-Merger Tranche B Term Loan Commitments and the Post-Merger Revolving Credit Commitments. Where the context requires, the term "Commitments" shall include reference to the Swingline Commitment.

          "COMMITMENT TERMINATION DATE" shall mean:

          (a) in the case of a Tender Offer Term Loan Facility or a Tender Offer Revolving Credit Facility, the Tender Offer Loan Commitment Termination Date; and

          (b) in the case of the Post-Merger Revolving Credit Facility, the Post-Merger Revolving Credit Commitment Termination Date.

          "COMMODITY HEDGE AGREEMENTS" shall have the meaning assigned to such term in Section 9.21 hereof.

                                   CREDIT AGREEMENT

          "COMMONWEALTH COLLATERAL ACCOUNT" shall have the meaning assigned to such term in Section 4.01 of the Commonwealth Pledge and Security Agreement.

          "COMMONWEALTH GROUP" shall mean the Parent and each of its Subsidiaries, and a "Member" of the Commonwealth Group shall mean, individually, the Parent and each of its Subsidiaries.

          "COMMONWEALTH PLEDGE AND SECURITY AGREEMENT" shall mean a Pledge and Security Agreement substantially in the form of Exhibit C hereto between the Parent, certain of the other Obligors and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

          "CONTINUE", "CONTINUATION" and "CONTINUED" shall refer to the continuation pursuant to Section 2.09 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

          "CONVERT", "CONVERSION" and "CONVERTED" shall refer to a conversion pursuant to Section 2.09 hereof of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

          "CREDIT DOCUMENTS" shall mean, collectively, this Agreement, the Notes, the Letter of Credit Documents, the New CALC Note Documents and the Security Documents.

          "DEBT ISSUANCE" shall mean any incurrence or other issuance of Indebtedness by the Parent or any of its Subsidiaries after the date hereof, other than any Specified Debt Issuance.

          "DEFAULT" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

          "DELIVERY DATE" shall mean the date following the end of a fiscal quarter of the Parent on which the Lenders receive the Parent's financial statements pursuant to Section 9.01(a) hereof for such fiscal quarter.

          "DISPOSITION" shall mean any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) by the Parent or any of its Subsidiaries to any other Person excluding (a) any sale, assignment, transfer or other disposition of any Property sold or disposed of in the

                                   CREDIT AGREEMENT
ordinary course of business and on ordinary business terms and (b) Receivables Sales.

          "DIVIDEND PAYMENT" shall mean dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Parent or any of its Subsidiaries or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Parent or any of its Subsidiaries), but excluding dividends payable solely in shares of Capital Stock of the Parent (or in options, warrants and other rights to acquire such shares of Capital Stock).

          "DOLLARS" and "$" shall mean lawful money of the United States of America.

          "EBITDA" shall mean, for any period, the sum, for the Parent and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) net income for such period PLUS
(b) the amount of Total Interest Expense for such period PLUS (c) income and other taxes paid during such period PLUS (d) depreciation and amortization for such period PLUS (e) extraordinary losses for such period MINUS (f) extraordinary gains for such period, MINUS (g) interest received during such period, PLUS (h) with respect to periods ending on or prior to the first anniversary of the Merger Date, Extraordinary Rationalization Costs paid during such period up to but not exceeding $15,000,000 in the aggregate. Notwithstanding the foregoing, (i) EBITDA for the three-month period ended December 31, 1995 shall be deemed to be $18,900,000, (ii) EBITDA for the three-month period ended March 31, 1996 shall be deemed to be $16,200,000, (iii) EBITDA for the three-month period ended June 30, 1996 shall be deemed to be $17,400,000 and (iv) EBITDA for the three-month period ended September 30, 1996 shall be deemed to be $20,000,000.


          "ELIGIBLE INVENTORY" of the Borrowing Base Group shall mean, as at any date, the sum of the following (determined without duplication):

          (a) all Inventory (i) that is owned by (and in the possession or under the control of) any Member of the Borrowing Base Group as at such date, (ii) that is located in a jurisdiction in the United States of America, (iii) as

                                   CREDIT AGREEMENT
     to which appropriate Uniform Commercial Code financing statements have been filed naming the relevant Member of the Borrowing Base Group as "debtor" and the Administrative Agent as "secured party",
     (iv) that is in good condition, (v) that meets all standards imposed by any governmental agency or department or division thereof having regulatory authority over such Inventory, its use or sale and (vi) that is either currently usable or currently saleable in the normal course of the Borrowing Base Group's business without any notice to, or consent of, any governmental agency or department or division thereof (excluding however, except to the extent that the Majority Lenders otherwise agree with respect to any specific customer or Processor, any such Inventory that has been shipped to a customer of the Borrowing Base Group, including Processors, even if on a consignment or "sale or return" basis), PLUS

          (b) all Inventory being processed by Processors on behalf of a Member of the Borrowing Base Group as at such date, but only to the extent that the relevant Member of the Borrowing Base Group shall have filed an appropriate Uniform Commercial Code financing statement in the respective jurisdiction in which such Inventory is located naming the respective Processor as "debtor", such Member as "secured party" and the Administrative Agent as "assignee" and delivered to the Administrative Agent an opinion of counsel satisfactory to the Administrative Agent to the effect that (i) to the extent such arrangement constitutes a consignment or security interest under applicable law, the relevant Member of the Borrowing Base Group has a valid perfected first priority security interest in such Inventory, (ii) by virtue of the Pledge and Security Agreements, such security interest has been validly assigned to the Administrative Agent and (iii) accordingly the Administrative Agent has a valid and perfected security interest in such Inventory under the Pledge and Security Agreements,

PROVIDED that the Majority Lenders (through the Administrative Agent) may at any time exclude from Eligible Inventory any type of Inventory that the Majority Lenders (in their sole discretion) determine to be unmarketable.

          "ELIGIBLE PRODUCT-IN-PROCESS" of the Borrowing Base Group shall mean work-in-process (excluding ingots) net of progress billings, if any (as such items are classified on the consolidated balance sheet of such Person in accordance with GAAP and consistent with past practice).

                                   CREDIT AGREEMENT

          "ELIGIBLE RECEIVABLES" of the Borrowing Base Group shall mean, as at any date, the aggregate amount of all Receivables at such date payable to Members thereof other than the following (determined without duplication):

          (a)  any Receivable not payable in Dollars;

          (b) any Receivable that, at the date of issuance of the invoice therefor, was payable more than 60 days (or, in the case of an Extended Payment Receivable, 90 days) after shipment of the related Inventory (PROVIDED that the aggregate amount of Extended Payment Receivables included in "Eligible Receivables" that are payable more than 60 days after shipment of the related Inventory shall not at any time exceed $15,000,000);

          (c) any Receivable owing from a Subsidiary or Affiliate of a Member of the Borrowing Base Group;

          (d) any Receivable owing from an account debtor whose principal place of business is located outside of the United States of America and Canada;

          (e) any Receivable owing from an account debtor that the Majority Lenders (through the Administrative Agent) have notified the Parent does not have a satisfactory credit standing (as reasonably determined by the Majority Lenders);

          (f)  any Receivable that is more than 60 days past due;

          (g) all Receivables of any account debtor if more than 25% of the aggregate amount of the Receivables owing from such account debtor shall at the time be more than 30 days past due;

          (h) all Receivables owing from any account debtor (other than an Approved Account Debtor) to the extent the Receivables owing from such account debtor and its Affiliates at the time exceed 5% of all Receivables then payable to the Members of the Borrowing Base Group;

          (i) any Receivable which has been subject, for 60 days or more, to any claim on the part of the respective account debtor disputing liability under such Receivable in whole or in part (but only to the extent the amount of such Receivable in dispute exceeds $50,000);

                                   CREDIT AGREEMENT

          (j) any Receivable evidenced by an Instrument (as defined in the Pledge and Security Agreements) not in the possession of the Administrative Agent;

          (k) any Receivable representing an obligation for goods sold on consignment, approval or a sale-or-return basis or subject to any other repurchase or return arrangement; and

          (l)  any Receivable sold under a Permitted Receivables Financing.

          "EMPLOYEE STOCK REPURCHASES" shall mean Dividend Payments constituting the purchase, redemption, retirement or other acquisition of shares of Capital Stock of the Parent, of options on any such shares or related stock appreciation rights or similar securities, held by officers, directors or employees or former directors, officers or employees (or their transferees, estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or service or pursuant to any agreement under which such shares of Capital Stock or related rights were issued.

          "ENVIRONMENTAL CLAIM" shall mean, with respect to any Person, any written notice, claim, demand or other communication (collectively, a "CLAIM") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "ENVIRONMENTAL LAWS" shall mean any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions,

                                   CREDIT AGREEMENT
discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

          "EQUITY ISSUANCE" shall mean (a) any issuance or sale by the Parent or any of its Subsidiaries after the Initial Borrowing Date of (i) any of its Capital Stock, (ii) any warrants or options exercisable in respect of its Capital Stock (other than any warrants or options issued to directors, officers or employees of the Parent or any of its Subsidiaries pursuant to employee benefit or other compensation-related plans established in the ordinary course of business and any Capital Stock of the Parent or such Subsidiary issued upon the exercise of such warrants or options) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Parent or any of its Subsidiaries or (b) the receipt by the Parent or any of its Subsidiaries after the Initial Borrowing Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); PROVIDED that Equity Issuance shall not include (x) any such issuance or sale by any Subsidiary of the Parent to the Parent or any Wholly Owned Subsidiary of the Parent or (y) any capital contribution by the Parent or any Wholly Owned Subsidiary of the Parent to any Subsidiary of the Parent.

          "EQUITY RIGHTS" shall mean, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of Capital Stock of any class, or partnership or other ownership interests of any type in, such Person.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA AFFILIATE" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Parent is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under

                                   CREDIT AGREEMENT

Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Parent is a member.

          "EURODOLLAR BASE RATE" shall mean, with respect to any Eurodollar for any Interest Period therefor:

          (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) reported on the date two Business Days prior to the first day of such Interest Period on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) as the London Interbank Offered Rate for Dollar deposits having a term comparable to such Interest Period and in an amount of $1,000,000 or more; or

          (b) if said Page shall cease to be publicly available or if the information contained on said Page, in the sole judgment of the Administrative Agent, shall cease to accurately reflect such London Interbank Offered Rate, the Eurodollar Base Rate shall mean the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%), as determined by the Administrative Agent, of the rates per annum quoted by the respective Reference Lenders at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by the respective Reference Lenders to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made by the respective Reference Lenders for such Interest Period (and, if any Reference Lender is not participating in any Eurodollar Loans during any Interest Period therefor, the Eurodollar Base Rate for such Loans for such Interest Period shall be determined by reference to the amount of such Loans that such Reference Lender would have made or had outstanding had it been participating in such Loan during such Interest Period).

          "EURODOLLAR LOANS" shall mean Loans that bear interest at rates based on rates referred to in the definition of "Eurodollar Base Rate" in this
Section 1.01.

          "EURODOLLAR RATE" shall mean, for any Eurodollar Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the Eurodollar Base Rate for such Loan for such Interest Period divided by 1 minus the

                                   CREDIT AGREEMENT

                                       -20-
Reserve Requirement (if any) for such Loan for such Interest Period.

          "EVENT OF DEFAULT" shall have the meaning assigned to such term in
Section 10 hereof.

          "EXCESS CASH FLOW" shall mean, for any fiscal year of the Parent, the excess of (a) EBITDA for such period over (b) the sum of (i) the aggregate amount of current taxes paid or payable during such period, PLUS (ii) cash interest paid or payable during such period, PLUS (iii) all regularly scheduled payments or prepayments of principal of Indebtedness (including, without limitation, the principal component of any payments in respect of Capital Lease Obligations) made during such period, PLUS (iv) Capital Expenditures made during such period (except for any such Capital Expenditures to the extent financed with the proceeds of Indebtedness, or Capital Lease Obligations, incurred pursuant to Section 9.07(g) hereof during such period) PLUS (v) the lesser of
(x) $2,400,000 and (y) the aggregate amount of Dividend Payments made with respect to the Parent's Capital Stock during such period.

          "EXCESS CASH FLOW TRIGGER DATE" shall mean the earlier date as of which:

          (a) (i) the ratio of (x) Total Indebtedness as at such date to (y) TTM EBITDA as at such date shall be less than 2.50 to 1.00, and (ii) the ratio of (x) TTM EBITDA as at such date to (y) TTM Total Interest Expense as at such date shall be greater than 3.00 to 1.00; or

          (b) the senior unsecured, non-credit enhanced debt securities of the Parent shall be rated Baa3 or better by Moody's and BBB- or better by Standard & Poor's.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          "EXTENDED PAYMENT RECEIVABLE" shall mean any Receivable having normal trade terms of more than 60 days and less than or equal to 90 days.

          "EXTRAORDINARY RATIONALIZATION COSTS" shall mean rationalization costs associated with the Acquisition incurred by the Parent and its Subsidiaries, as determined by the Parent reasonably and in good faith.

                                   CREDIT AGREEMENT

          "FACILITY" shall mean each of the Tender Offer Tranche A Term Loan Facility, the Tender Offer Tranche B Term Loan Facility, the Tender Offer CALI Revolving Credit Facility, the Tender Offer CasTech Revolving Credit Facility, the Post-Merger Tranche A Term Loan Facility, the Post-Merger Tranche B Term Loan Facility and the Post-Merger Revolving Credit Facility. Where the context requires, the term "Facility" shall include reference to the Swingline Facility.

          "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, PROVIDED that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to NatWest on such Business Day on such transactions as determined by the Administrative Agent.

          "FIXED CHARGES RATIO" shall mean, as at any date, the ratio of (a) (i) EBITDA for the then-current Calculation Period MINUS (ii) taxes paid during such period to (b) the sum of (i) Total Interest Expense for such period PLUS (ii) all regularly scheduled payments of principal of Senior Indebtedness (including, without limitation, the principal component of any payments in respect of Capital Lease Obligations) made during such period.

          "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those that, in accordance with the last sentence of
Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

          "GENERAL TRIGGER DATE" shall mean the earlier date as of which:

          (a) (i) the ratio of (x) Total Indebtedness as at such date to (y) TTM EBITDA as at such date shall be less than 3.00 to 1.00, and (ii) the ratio of (x) TTM EBITDA as at such date to (y) TTM Total Interest Expense as at such date shall be greater than 3.00 to 1.00; or

                                   CREDIT AGREEMENT

          (b) the senior unsecured, non-credit enhanced debt securities of the Parent shall be rated Baa3 or better by Moody's and BBB- or better by Standard & Poor's.

          "GUARANTEE" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "GUARANTEE" and "GUARANTEED" used as a verb shall have a correlative meaning.

          "GUARANTEED OBLIGATIONS" shall have the meaning assigned to such term in Section 6.01(c) hereof.

          "GUARANTORS" shall mean the CALI Guarantors, the CasTech Guarantors and, with respect to the Joint Obligations, the Borrowers under the Post-Merger Revolving Credit Facility.

          "HAZARDOUS MATERIAL" shall mean, collectively, (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCB'S"), (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

          "IMCO RECYCLING" shall mean IMCO Recycling Inc., a Delaware corporation.

                                   CREDIT AGREEMENT

          "IMCO SUPPLY AGREEMENT" shall mean the Supply Agreement dated as of March 24, 1992 by and between Barmet and IMCO Recycling, as the same may be modified and supplemented and in effect from time to time.

          "IMMATERIAL SUBSIDIARY" shall mean, as at any date:

          (a) CasTech Asia, Ltd. and Commonal Corp., PROVIDED in each case that such Person shall cease to be an "Immaterial Subsidiary" if at any time such Person shall have (i) at least 5% of the total consolidated assets of the Parent and its Subsidiaries (determined as of the last day of the fiscal year of the Parent ending on or most recently ended prior to such date) or (ii) at least 5% of the consolidated revenues of the Parent and its Subsidiaries for the fiscal year of the Parent ending on or most recently ended prior to such date);

          (b) each other Subsidiary of the Parent that, as at the end of and for the quarterly accounting period ending on or most recently ended prior to such date, shall have less than $500,000 in assets and less than $500,000 in gross revenues; and

          (c)  any Subsidiary described in Section 9.08(h) hereof.

          "INDEBTEDNESS" shall mean, for any Person (without duplication):

          (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person);

          (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued liabilities incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered;

          (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person;

                                   CREDIT AGREEMENT

          (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person;

          (e)  Capital Lease Obligations of such Person; and

          (f)  Indebtedness of others Guaranteed by such Person.

          "INFORMATION STATEMENT" shall mean any Information Statement filed by CasTech with the Commission, if less than 90% of the CasTech Shares shall have been purchased by New CALC, with respect to the Merger and the Merger Agreement pursuant to Rule 14c-2 promulgated under the Exchange Act, together with all exhibits and schedules thereto.

          "INITIAL BORROWING DATE" shall mean the date on which the initial Tender Offer Loans are made hereunder.

          "INTEREST PERIOD" shall mean, with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or (in the event of a Continuation) the last day of the next preceding Interest Period for such Loan and (subject to the provisions of Section 2.01(f) hereof) ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the relevant Borrower may select as provided in Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

          Notwithstanding the foregoing:

          (i) no Interest Period for any Loan under a Post-Merger Term Loan Facility may commence before and end after any Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Loans under such Facility having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Loans under such Facility scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date;

          (ii) if any Interest Period for any Loan under the Post-Merger Revolving Credit Facility would otherwise end after the Post-Merger Revolving Credit Commitment

                                   CREDIT AGREEMENT

     Termination Date, such Interest Period shall end on the Post-Merger Revolving Credit Commitment Termination Date;

          (iii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and

          (v) notwithstanding clause (i) and (ii) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

          "INTEREST RATE PROTECTION AGREEMENT" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

          "INVENTORY" shall mean all readily marketable materials, including raw materials, of a type manufactured or consumed by the Members of the Borrowing Base Group in the ordinary course of business as presently conducted (including ingots but excluding, in any event, all work-in-process).

          "INVESTMENT" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; (d) the entering into of any Interest Rate Protection Agreement; or (e) the entering into of any Commodity Hedge Agreement.

                                   CREDIT AGREEMENT

          "ISSUING BANK" shall mean NatWest and each other Lender requested by the Parent and approved by the Administrative Agent to be an "Issuing Bank" hereunder, as the issuers of Letters of Credit under Section 2.03 hereof, together with their respective successors and assigns in such capacity.

          "JOINT OBLIGATIONS" shall have the meaning assigned to such term in
Section 6.01(c) hereof.

          "LENDER" shall have the meaning assigned to such term in the recital of parties to this Agreement. When reference is made in this Agreement or any other Credit Document to any "relevant" Lender in connection with any Facility, such reference shall be deemed to refer to a Lender that has a Commitment, outstanding Loans or outstanding Notes under such Facility.

          "LETTER OF CREDIT DOCUMENTS" shall mean, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

          "LETTER OF CREDIT INTEREST" shall mean, for each Revolving Credit Lender, such Lender's participation interest (or, in the case of the relevant Issuing Bank, such Issuing Bank's retained interest) in an Issuing Bank's liability under Letters of Credit issued by such Issuing Bank and such Lender's rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

          "LETTER OF CREDIT LIABILITY" shall mean, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the undrawn face amount of such Letter of Credit PLUS (b) the aggregate unpaid principal amount of all Reimbursement Obligations at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Revolving Credit Lender (other than the Issuing Bank that issued the relevant Letter of Credit) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under
Section 2.03 hereof, and such Issuing Bank shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving

                                   CREDIT AGREEMENT
effect to the acquisition by the Revolving Credit Lenders other than such Issuing Bank of their participation interests under said Section 2.03.

          "LETTERS OF CREDIT" shall have the meaning assigned to such term in
Section 2.03(a) hereof.

          "LIEN" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Credit Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

          "LOANS" shall mean each of the Tender Offer Tranche A Term Loans, the Tender Offer Tranche B Term Loans, the Tender Offer CALI Revolving Credit Loans, the Tender Offer CasTech Revolving Credit Loans, the Post-Merger Tranche A Term Loans, the Post-Merger Tranche B Term Loans and the Post-Merger Revolving Credit Loans. Where the context requires, the term "Loans" shall include reference to Swingline Loans.

          "MAJORITY LENDERS" shall mean:

          (a) at any time prior to the Tender Offer Loan Maturity Date, Lenders holding at least 51% of the aggregate Post-Merger Commitments (or, if the Post-Merger Commitments have been terminated, Lenders holding at least 51% of the sum of (i) the aggregate unused Tender Offer Commitments, (ii) the aggregate unpaid principal amount of the Tender Offer Loans and (iii) the aggregate amount of all Letter of Credit Liabilities); and

          (b) at any time on and after the Tender Offer Loan Maturity Date, Lenders holding at least 51% of the sum of (i) the aggregate unused Post-Merger Commitments, (ii) the aggregate unpaid principal amount of the Post-Merger Loans and (iii) the aggregate amount of all Letter of Credit Liabilities.

          "MAJORITY REVOLVING CREDIT LENDERS" shall mean Revolving Credit Lenders having at least 51% of the aggregate amount of the Post-Merger Revolving Credit Commitments or, if the Post-Merger Revolving Credit Commitments shall have terminated, Lenders holding at least 51% of the sum of (a) the aggregate

                                   CREDIT AGREEMENT
unpaid principal amount of the Revolving Credit Loans PLUS (b) the aggregate amount of all Letter of Credit Liabilities.

          "MAJORITY TRANCHE A TERM LENDERS" shall mean Tranche A Term Loan Lenders holding at least 51% of the aggregate Post-Merger Tranche A Term Loan Commitments (or, if the Post-Merger Tranche A Term Loan Commitments have been terminated, Lenders holding at least 51% of the aggregate unpaid principal amount of the Tranche A Term Loans).

          "MAJORITY TRANCHE B TERM LENDERS" shall mean Tranche B Term Loan Lenders holding at least 51% of the aggregate Post-Merger Tranche B Term Loan Commitments (or, if the Post-Merger Tranche B Term Loan Commitments have been terminated, Lenders holding at least 51% of the aggregate unpaid principal amount of the Tranche B Term Loans).

          "MARGIN STOCK" shall mean "margin stock" within the meaning of Regulations G, T, U and X.

          "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on
(a) the business, properties, assets, operations, conditions (financial or otherwise), or prospects of the Parent and its Subsidiaries (including CALI and CasTech) taken as a whole, (b) the ability of any Obligor to perform its obligations under any of the Basic Documents to which it is a party, (c) the validity or enforceability of any of the Basic Documents, (d) the rights and remedies of the Lenders and the Administrative Agent under any of the Credit Documents or (e) the timely payment of the principal of or interest on the Loans or the Reimbursement Obligations or other amounts payable in connection therewith.

          "MERGER" shall have the meaning assigned to such term in Preliminary Statement (B) hereof.

          "MERGER AGREEMENT" shall mean the Agreement and Plan of Merger dated as of August 19, 1996 among CasTech, the Parent and New CALC, as the same shall, subject to Section 9.19 hereof, be modified and supplemented and in effect from time to time.

          "MERGER DATE" shall mean the date on which the Merger shall become effective in accordance with the terms of the Merger Agreement.

          "MOODY'S" shall mean Moody's Investors Service, Inc., or any successor thereto.

                                   CREDIT AGREEMENT

          "MORTGAGES" shall mean, collectively, one or more Instruments of Mortgage, Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing executed by one or more Obligors pursuant to Section 7.01(m), 7.03(d), 9.17(a), 9.18 or 9.22 hereof, in each case substantially in the form of Exhibit F-1 or F-2 hereto, as the case may be and covering the respective Properties and leasehold interest identified in Schedules I and II thereto, as said Instruments of Mortgage, Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing shall be modified and supplemented and in effect from time to time.

          "MULTIEMPLOYER PLAN" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions are being made by the Parent or any ERISA Affiliate and that is covered by Title IV of ERISA.

          "NATWEST" shall mean National Westminster Bank Plc.

          "NET AVAILABLE PROCEEDS" shall mean:

             (i) in the case of any Disposition, the amount of Net Cash Payments received in connection with such Disposition;

            (ii) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Parent and its Subsidiaries in respect of such Casualty Event net of
     (A) reasonable expenses incurred by the Parent and its Subsidiaries in connection therewith and (B) contractually required repayments of Indebtedness to the extent secured by a Lien on such Property and any income and transfer taxes payable by the Parent or any of its Subsidiaries in respect of such Casualty Event;

           (iii) in the case of any Equity Issuance or Debt Issuance, the aggregate amount of all cash received by the Parent and its Subsidiaries in respect thereof net of reasonable expenses incurred by the Parent and its Subsidiaries in connection therewith; and

            (iv) in the case of any Receivables Sale, the aggregate amount of all cash received by the Parent and its Subsidiaries in connection with such Receivables Sale net of reasonable expenses incurred by the Parent and its Subsidiaries in connection therewith.

                                   CREDIT AGREEMENT

          "NET CASH PAYMENTS" shall mean, with respect to any Disposition, the aggregate amount of all cash payments (including, without limitation, all cash payments received by way of deferred payment pursuant to a note or installment receivable or otherwise, but only as and when received) received by the Parent and its Subsidiaries directly or indirectly in connection with such Disposition; PROVIDED that (a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid or payable by the Parent and its Subsidiaries in connection with such Disposition and (ii) any Federal, state and local income or other taxes estimated to be payable by the Parent and its Subsidiaries as a result of such Disposition (but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state or local governmental authority within six months of the date of such Disposition) and (b) Net Cash Payments shall be net of any repayments by the Parent or any of its Subsidiaries of Indebtedness to the extent that (i) such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition and (ii) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase of such Property.

          "NEW CALC" shall mean (a) prior to the effectiveness of the Merger, CALC Corporation, a Delaware corporation, and (b) from and after the effectiveness of the Merger, CasTech, as successor by merger to CALC Corporation.

          "NEW CALC NOTE" shall mean the promissory note, substantially in the form of Exhibit E hereto, issued by New CALC to CALI.

          "NEW CALC NOTE DOCUMENTS" shall mean, collectively, the New CALC Note and each other agreement, document and other instrument executed and delivered by New CALC and its Subsidiaries in connection therewith.

          "NON-UTILIZATION FEES" shall have the meaning assigned to such term in
Section 2.05(b) hereof.

          "NOTES" shall mean each of the Tender Offer Tranche A Term Loan Notes, the Tender Offer Tranche B Term Loan Notes, the Tender Offer CALI Revolving Credit Notes, the Tender Offer CasTech Revolving Credit Notes, the Post-Merger Tranche A Term Loan Notes, the Post-Merger Tranche B Term Loan Notes and the Post-Merger Revolving Credit Notes. Where the context requires, the term "Notes" shall include reference to the Swingline Note.

                                   CREDIT AGREEMENT

          "OBLIGORS" shall mean, collectively, the Borrowers and the Guarantors.

          "OFFER TO PURCHASE" shall mean the Offer to Purchase dated August 22, 1996, issued by New CALC in connection with the Acquisition, as the same shall, subject to Section 9.19 hereof, be modified and supplemented and in effect from time to time.

          "OTHER EVENT OF DEFAULT" shall mean an Event of Default other than under Section 10(a) or 9.10 hereof.

          "PARENT" shall have the meaning assigned to such term in the recital of parties to this Agreement.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "PERMITTED INVESTMENTS" shall mean:

          (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof;

          (b) time deposits or certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof whose outstanding senior long-term debt securities are rated either A- or better by Standard & Poor's or A3 or better by Moody's, maturing not more than 90 days from the date of acquisition thereof;

          (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's or Moody's, respectively, maturing not more than 90 days from the date of acquisition thereof;

          (d) repurchase obligations with a term of not more than 30 days for underlying securities of the types specified in paragraph (a) of this definition with any bank or trust company meeting the qualifications specified in paragraph (b) of this definition; and

          (e) Investments in money market mutual funds substantially all of the assets of which are cash or Permitted Investments specified in paragraphs
     (a) through (d) of this definition;

                                   CREDIT AGREEMENT
in each case so long as the same (i) provide for the payment of principal and interest (and not principal alone or interest alone) and (ii) are not subject to any contingency regarding the payment of principal or interest.

          "PERMITTED RECEIVABLES FINANCING" shall mean a transaction or series of transactions (including amendments, supplements, extensions, renewals, replacements, refinancings or modifications thereof) pursuant to which a Securitization Subsidiary purchases Receivables and Related Assets from the Parent or any of its Subsidiaries and finances such Receivables and Related Assets through the issuance of Indebtedness or equity interests or through the sale of the Receivables and Related Assets or a fractional undivided interest in the Receivables and Related Assets; PROVIDED that (a) the Board of Directors of the Parent shall have determined in good faith that such Permitted Receivables Financing is economically fair and reasonable to the Parent and such Securitization Subsidiary, (b) all sales of Receivables and Related Assets to or by such Securitization Subsidiary are made at fair market value (as determined in good faith by the Board of Directors of the Parent), (c) the interest rate applicable to such financing shall be a market rate of interest as of the time such financing is entered into, (d) the covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Board of Directors of the Parent), (e) no portion of the Indebtedness of a Securitization Subsidiary is Guaranteed by or is recourse to the Parent or any of its other Subsidiaries (other than recourse for customary representations, warranties, covenants and indemnities, none of which shall related to the collectibility of the Receivables and Related Assets) and (f) neither the Parent nor any of its other Subsidiaries has any obligation to maintain or preserve such Securitization Subsidiary's financial condition.

          "PERMITTED REINVESTMENT CAPITAL EXPENDITURES" shall mean Capital Expenditures made with the Net Available Proceeds of Casualty Events and Dispositions that the Parent or any of its Subsidiaries is reinvesting in replacement assets in accordance with Sections 2.10 and 9.05(c) hereof.

          "PERSON" shall mean any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          "PLACEMENT AGREEMENT" shall mean the Placement Agreement dated as of September 20, 1996 pursuant to which the

                                   CREDIT AGREEMENT
purchasers of the Senior Subordinated Debt have agreed to purchase and re-offer the same.

          "PLAN" shall mean an employee benefit or other plan established or maintained by the Parent or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "POST-DEFAULT RATE" shall mean a rate per annum equal to 2.0% PLUS the Base Rate as in effect from time to time PLUS the Applicable Margin for Tranche A Term Loans that are Base Rate Loans, PROVIDED that the "Post-Default Rate" with respect to principal of a Eurodollar Loan shall be 2.0% PLUS the interest rate for such Loan as provided in Section 3.02(b) hereof.

          "POST-MERGER BORROWING PERIOD" shall mean the period from and including the Merger Date to but not including the Post-Merger Revolving Credit Commitment Termination Date.

          "POST-MERGER COMMITMENT" shall mean a Post-Merger Tranche A Term Loan Commitment, a Post-Merger Tranche B Term Loan Commitment or a Post-Merger Revolving Credit Commitment.

          "POST-MERGER FACILITY" shall mean each Post-Merger Term Loan Facility and the Post-Merger Revolving Credit Facility.

          "POST-MERGER LOANS" shall mean the Post-Merger Tranche A Term Loans, the Post-Merger Tranche B Term Loans and the Post-Merger Revolving Credit Loans.

          "POST-MERGER NOTES" shall mean the Post-Merger Tranche A Term Loan Notes, the Post-Merger Tranche B Term Loan Notes and the Post-Merger Revolving Credit Notes.

          "POST-MERGER REVOLVING CREDIT BORROWERS" shall mean CALI, CasTech and Barmet.

          "POST-MERGER REVOLVING CREDIT COMMITMENT" shall mean, as to each Revolving Credit Lender, the obligation of such Lender to make Post-Merger Revolving Credit Loans, and to issue or participate in Letters of Credit under the Post-Merger Revolving Credit Facility pursuant to Section 2.03 hereof, in an aggregate principal or face amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Lender on Schedule I hereto under the caption "Post-Merger Revolving Credit Commitment" or, in the case of a Person that becomes a Revolving Credit Lender pursuant to an assignment permitted under Section 12.06(b) hereof, as specified in the respective

                                   CREDIT AGREEMENT
instrument of assignment pursuant to which such assignment is effected (as the same may be reduced from time to time pursuant to Section 2.04 or 2.10 hereof). The original aggregate principal amount of the Post-Merger Revolving Credit Commitments is $225,000,000.

          "POST-MERGER REVOLVING CREDIT COMMITMENT TERMINATION DATE" shall mean the Quarterly Date falling on or nearest to September 1, 2001.

          "POST-MERGER REVOLVING CREDIT FACILITY" shall mean the revolving credit facility provided hereunder in respect of the Post-Merger Revolving Credit Commitments.

          "POST-MERGER REVOLVING CREDIT LOANS" shall mean the loans provided for by Section 2.01(d)(i) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

          "POST-MERGER REVOLVING CREDIT NOTES" shall mean the promissory notes under the Post-Merger Revolving Credit Facility provided for by Section 2.08(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "POST-MERGER SWINGLINE LOANS" shall have the meaning assigned to such term in Section 2.01(e)(ii) hereof.

          "POST-MERGER TERM LOAN" shall mean a Post-Merger Tranche A Term Loan or a Post-Merger Tranche B Term Loan.

          "POST-MERGER TERM LOAN FACILITY" shall mean each Post-Merger Tranche A Term Loan Facility and the Post-Merger Tranche B Term Loan Facility.

          "POST-MERGER TERM LOAN NOTE" shall mean a Post-Merger Tranche A Term Loan Note or a Post-Merger Tranche B Term Loan Note.

          "POST-MERGER TRANCHE A TERM LOAN COMMITMENT" shall mean, as to each Tranche A Term Loan Lender, the obligation of such Lender to make a single Post-Merger Tranche A Term Loan in an aggregate principal amount up to but not exceeding the amount set opposite the name of such Lender on Schedule I hereto under the caption "Post-Merger Tranche A Term Loan Commitment" or, in the case of a Person that becomes a Tranche A Term Loan Lender pursuant to an assignment permitted under Section 12.06(b) hereof, as specified in the respective instrument of assignment

                                   CREDIT AGREEMENT
pursuant to which such assignment is effected (as the same may be reduced from time to time pursuant to Section 2.04 or 2.10 hereof). The original aggregate principal amount of the Post-Merger Tranche A Term Loan Commitments is $100,000,000.

          "POST-MERGER TRANCHE A TERM LOAN FACILITY" shall mean the term loan facility provided hereunder in respect of the Post-Merger Tranche A Term Loan Commitments.

          "POST-MERGER TRANCHE A TERM LOAN NOTES" shall mean the promissory notes under the Post-Merger Tranche A Term Loan Facility provided for by
Section 2.08(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "POST-MERGER TRANCHE A TERM LOANS" shall mean the loans provided for by Section 2.01(c)(i) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

          "POST-MERGER TRANCHE B TERM LOAN COMMITMENT" shall mean, as to each Tranche B Term Loan Lender, the obligation of such Lender to make a single Post-Merger Tranche B Term Loan in an aggregate principal amount up to but not exceeding the amount set opposite the name of such Lender on Schedule I hereto under the caption "Post-Merger Tranche B Term Loan Commitment" or, in the case of a Person that becomes a Tranche B Term Loan Lender pursuant to an assignment permitted under Section 12.06(b) hereof, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced from time to time pursuant to Section 2.04 or 2.10 hereof). The original aggregate principal amount of the Post-Merger Tranche B Term Loan Commitments is $100,000,000.

          "POST-MERGER TRANCHE B TERM LOAN FACILITY" shall mean the term loan facility provided hereunder in respect of the Post-Merger Tranche B Term Loan Commitments.

          "POST-MERGER TRANCHE B TERM LOAN NOTES" shall mean the promissory notes under the Post-Merger Tranche B Term Loan Facility provided for by
Section 2.08(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "POST-MERGER TRANCHE B TERM LOANS" shall mean the loans provided for by Section 2.01(c)(ii) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

                                   CREDIT AGREEMENT

          "PRIME RATE" shall mean, at any time, the Bank Prime Loan rate then most recently published by the Board of Governors of the Federal Reserve System in Federal Reserve Statistical Release H.15(519) entitled "Selected Interest Rates", or any successor publication.

          "PRINCIPAL PAYMENT DATES" shall mean the Quarterly Dates falling on or nearest to March 1, June 1, September 1 and December 1 of each year, commencing with December 1, 1996 through and including September 1, 2003.

          "PROCESSING FEES" shall mean commissions and processing fees payable to bailees, warehousemen, terminal operators, Processors and other third parties holding Inventory of Members of the Borrowing Base Group, but excluding, in any event, fees payable to IMCO Recycling under the IMCO Supply Agreement.

          "PROCESSOR" shall mean a third party (including, without limitation, IMCO Recycling) that processes Inventory of one or more Members of the Borrowing Base Group.

          "PROPERTY" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "QUARTERLY DATES" shall mean the first Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date hereof.

          "QUARTERLY FINANCIAL STATEMENTS" shall mean the financial statements furnished to the Lenders under Section 9.01(a) hereof (and, prior to the delivery of the first financial statements under said Section 9.01(a), the quarterly financial statements of the Parent as at June 30, 1996 referred to in
Section 8.02(a) hereof).

          "RECAPTURE DATE" shall mean the last day of each Recapture Period.

          "RECAPTURE PERIOD" shall mean:

          (a) the period commencing on the Tender Offer Closing Date and ending on the last day of the calendar month following the first date on which the Parent and/or any of its Subsidiaries receives Net Cash Payments which, together with all Net Cash Payments received by the Parent and its Subsidiaries on and after the Tender Offer Closing Date, equal or exceed in the aggregate $1,000,000; and

                                   CREDIT AGREEMENT

          (b) thereafter, each period commencing on the date immediately following the last day of the immediately preceding Recapture Period and ending on the last day of the calendar month following the first date on which the Parent and/or any of its Subsidiaries receives Net Cash Payments which, together with all Net Cash Payments received by the Parent and its Subsidiaries on and after the date immediately following the last day of the immediately preceding Recapture Period, equal or exceed in the aggregate $1,000,000.

          "RECEIVABLES" of any Member of the Borrowing Base Group shall mean, as at any date, the unpaid portion of the obligation, as stated on the respective invoice, of a customer of such Member in respect of Inventory sold and shipped by such Member to such customer, net of any credits, rebates or offsets owed to such customer and also net of any commissions payable to third parties (and for purposes hereof, a credit or rebate paid by check or draft of such Member or any of its Subsidiaries shall be deemed to be outstanding until such check or draft shall have been debited to the account of such Person on which such check or draft was drawn).

          "RECEIVABLES AND RELATED ASSETS" shall mean accounts receivable and instruments, chattel paper, obligations, general intangibles and other similar assets, in each case relating to such receivables, including interests in merchandise or goods, the sale or lease of which gave rise to such receivable, related contractual rights, guarantees, insurance proceeds, collections, other related assets and proceeds of all of the foregoing.

          "RECEIVABLES SALE" shall mean any sale, transfer or other disposition of Receivables and Related Assets by the Parent or any of its Subsidiaries, but excluding sales or transfers of Receivables and Related Assets for purposes of collection in the ordinary course of business and consistent with past practice.

          "REFERENCE LENDERS" shall mean NatWest and such other Lender or Lenders as the Administrative Agent and the Parent shall agree (or their respective Applicable Lending Offices, as the case may be).

          "REGULATION A", "REGULATION D", "REGULATION G", "REGULATION T", "REGULATION U" and "REGULATION X" shall mean, respectively, Regulations A, D, G, T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

                                   CREDIT AGREEMENT

          "REGULATORY CHANGE" shall mean, with respect to any Lender, any change after the date hereof in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "REIMBURSEMENT OBLIGATION" shall mean, at any time, the obligations of a Revolving Credit Borrower then outstanding, or that may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by an Issuing Bank in respect of any drawings under a Letter of Credit issued by such Issuing Bank under such Borrower's Revolving Credit Facility.

          "RELEASE" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

          "RELEVANT PARTIES" shall have the meaning assigned to such term in
Section 10(b) hereof.

          "RESERVED COMMITMENTS" shall have the meaning assigned to such term in
Section 2.11(a) hereof.

          "RESERVE REQUIREMENT" shall mean, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation
D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this
Section 1.01 or (ii) any category of extensions of credit or other assets that includes Eurodollar Loans.

                                   CREDIT AGREEMENT

          "RESPONSIBLE OFFICER" shall mean, with respect to any Person, the Treasurer, Chief Financial Officer and Controller of such Person and such other officers of the relevant Person as the Administrative Agent may agree.

          "REVOLVING CREDIT BORROWER" shall mean: (a) with respect to the Tender Offer CALI Revolving Credit Facility, CALI; (b) with respect to the Tender Offer CasTech Revolving Credit Facility, CasTech; and (c) with respect to the Post-Merger Revolving Credit Facility, each of CALI, CasTech and Barmet.

          "REVOLVING CREDIT COMMITMENT" shall mean a Tender Offer Revolving Credit Commitment or a Post-Merger Revolving Credit Commitment.

          "REVOLVING CREDIT COMMITMENT PERCENTAGE" shall mean, with respect to any Revolving Credit Lender under any Revolving Credit Facility, the ratio of
(a) the amount of the Revolving Credit Commitment of such Lender under such Facility to (b) the aggregate amount of the Revolving Credit Commitments of all of the Lenders under such Facility.

          "REVOLVING CREDIT FACILITY" shall mean a Tender Offer Revolving Credit Facility or the Post-Merger Revolving Credit Facility.

          "REVOLVING CREDIT LENDERS" shall mean (a) on the date hereof, the Lenders having Revolving Credit Commitments on Schedule I hereto and
(b) thereafter, the Lenders from time to time holding Revolving Credit Loans or and Revolving Credit Commitments after giving effect to any assignments thereof permitted by Section 12.06(b) hereof.

          "REVOLVING CREDIT LOANS" shall mean the Tender Offer CALI Revolving Credit Loans, the Tender Offer CasTech Revolving Credit Loans and the Post-Merger Revolving Credit Loans.

          "REVOLVING CREDIT NON-UTILIZATION FEE" shall have the meaning assigned to such term in Section 2.05(a) hereof.

          "SECURITIZATION SUBSIDIARY" shall mean a Subsidiary of the Parent (all of the outstanding Capital Stock of which, other than de minimis preferred stock and director's qualifying shares, if any, is owned, directly or indirectly, by the Parent) or another special purpose vehicle that is established for the limited purpose of acquiring and financing Receivables and Related Assets of the Parent and/or any of its Subsidiaries and engaging in activities ancillary thereto.

                                   CREDIT AGREEMENT

          "SECURITY DOCUMENTS" shall mean, collectively, the Commonwealth Pledge and Security Agreement, the CasTech Pledge and Security Agreement, the Mortgages and all Uniform Commercial Code financing statements required thereby to be filed with respect to the security interests in personal Property and fixtures created pursuant thereto.

          "SENIOR INDEBTEDNESS" shall mean all Indebtedness of the Parent and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) other than Subordinated Indebtedness.

          "SENIOR INDEBTEDNESS TO EBITDA RATIO" shall mean:

          (a) for determinations prior to September 30, 1996, the ratio of (i) Senior Indebtedness outstanding at the close of business on the Merger Date to (ii) $79,900,000; and

          (b)  for determinations on and after September 30, 1996, the ratio of
     (i) Senior Indebtedness outstanding as at the last day of any fiscal quarter of the Parent ending on or most recently ended prior to such day to
     (ii) TTM EBITDA as at such day.

          "SENIOR INTEREST COVERAGE RATIO" shall mean, at any date, the ratio of
(a) EBITDA for the then-current Calculation Period to (b) Senior Interest Expense for such period.

          "SENIOR INTEREST EXPENSE" shall mean, for any period, the sum, for the Parent and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of all interest in respect of Specified Senior Bank Debt accrued during such period (whether or not actually paid during such period).

          "SENIOR LEVERAGE RATIO" shall mean, as at any date, the ratio of (a) Specified Senior Bank Debt as at such date to (b) EBITDA for the period of four consecutive fiscal quarters of the Parent ending on or most recently ended prior to such date for which Quarterly Financial Statements have been delivered.

          "SENIOR SUBORDINATED DEBT" shall mean the Indebtedness of the Parent in respect of the 10-3/4% Senior Subordinated Notes of the Parent due October 1, 2006 issued under the Senior Subordinated Debt Indenture.

                                   CREDIT AGREEMENT

          "SENIOR SUBORDINATED DEBT DOCUMENTS" shall mean the Placement Agreement, the Senior Subordinated Debt Indenture, the securities or other instruments evidencing the Senior Subordinated Debt and all other documents, instruments and agreements executed and delivered in connection with the original issuance of the Senior Subordinated Debt, in each case, as the same shall, subject to Section 9.19 hereof, be modified and supplemented and in effect from time to time.

          "SENIOR SUBORDINATED DEBT INDENTURE" shall mean the Indenture dated as of September 20, 1996 between the Parent, each of the subsidiary guarantors party thereto and Harris Trust and Savings Bank, as Trustee, as the same shall, subject to Section 9.19 hereof, be modified and supplemented and in effect from time to time.

          "SIGNING DATE" shall mean the earliest date as of which each of the intended parties hereto shall have executed and delivered counterparts hereof.

          "SPECIAL INVENTORY" of the Borrowing Base Group shall mean, as at any date, all Inventory (other than Eligible Inventory) of the Alflex division of CasTech constituting finished goods being held by third parties on consignment on behalf of Members of the Borrowing Base Group in the ordinary course of business as at such date, but only to the extent that the relevant Member of the Borrowing Base Group shall have filed an appropriate Uniform Commercial Code financing statement in the respective jurisdiction in which such Inventory is located naming the respective Processor or other third party as "debtor", such Member as "secured party" and the Administrative Agent as "assignee"; PROVIDED that the Majority Lenders (through the Administrative Agent) may at any time exclude from Special Inventory any type of Inventory that the Majority Lenders (in their sole discretion) determine to be unmarketable.

          "SPECIFIED DEBT ISSUANCE" shall mean any incurrence or issuance of Indebtedness under Section 9.07 hereof other than under paragraph (g) thereof (except to the extent such Indebtedness constitutes Capital Lease Obligations and other Indebtedness secured by Liens permitted under Section 9.06(i) or 9.06(j) hereof).

          "SPECIFIED EVENT OF DEFAULT PERIOD" shall mean:

          (a) any period during which an Event of Default has occurred and is continuing under Section 10(a) hereof;

                                   CREDIT AGREEMENT

          (b) any period during which an Event of Default has occurred and is continuing under Section 9.10 hereof; and

          (c) the period specified below relating to any Other Event of Default that continues unremedied for a period of 30 or more days after notice thereof to the Parent by the Administrative Agent or any Lender (through the Administrative Agent). For purposes of this paragraph (c), the "Specified Event of Default Period" relating to any Other Event of Default shall be the period:

                 (i) commencing on the earlier of (x) the date on which the Parent first obtains knowledge of the occurrence of such Other Event of Default and (y) the date on which notice of such Other Event of Default is delivered to the Parent by the Administrative Agent or any Lender (through the Administrative Agent) and

                (ii) ending on the date on which such Other Event of Default is cured or waived.

          "SPECIFIED SENIOR BANK DEBT" shall mean all Indebtedness of the Parent and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) in respect of Tranche A Term Loans, Revolving Credit Loans and Letters of Credit.

          "STANDARD & POOR'S" shall mean Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., or any successor thereto.

          "STOCK REPURCHASES" shall mean Dividend Payments constituting the purchase, redemption, retirement or other acquisition of shares of any class of Capital Stock of the Parent, but excluding Employee Stock Repurchases.

          "SUBORDINATED INDEBTEDNESS" shall mean, collectively, (a) Senior Subordinated Debt and (b) other Indebtedness (i) for which the Parent is directly and primarily liable, (ii) in respect of which none of its Subsidiaries is contingently or otherwise obligated and (iii) that is subordinated to the obligations of the Obligors hereunder on terms, and pursuant to documentation containing other terms (including interest, amortization, covenants and events of default), no less favorable to the Lenders than the terms set forth in the Senior Subordinated Debt Documents or otherwise in form and substance satisfactory to the Majority Lenders.

                                   CREDIT AGREEMENT

          "SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

          "SUBSIDIARY GUARANTORS" shall have the meaning assigned to such term in the recital of parties to this Agreement.

          "SWINGLINE COMMITMENT" shall mean the obligation of NatWest to make Swingline Loans in an aggregate principal at any one time outstanding up to but not exceeding $5,000,000.

          "SWINGLINE FACILITY" shall mean the swingline facility provided hereunder in respect of the Swingline Commitments.

          "SWINGLINE LOANS" shall have the meaning assigned to such term in
Section 2.01(e)(ii) hereof.

          "SWINGLINE NOTE" shall mean a promissory note provided for by
Section 2.08(a) hereof and any promissory note delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "TENDER OFFER" shall mean the offer by New CALC to purchase for cash all of the CasTech Shares pursuant to the Tender Offer Documents.

          "TENDER OFFER BORROWING PERIOD" shall mean the period from and including the Tender Offer Closing Date to but not including the Tender Offer Loan Commitment Termination Date.

          "TENDER OFFER CALI REVOLVING CREDIT COMMITMENT" shall mean, as to each Revolving Credit Lender, the obligation of such Lender to make Tender Offer CALI Revolving Credit Loans, and to issue or participate in Letters of Credit pursuant to Section 2.03 hereof, in an aggregate principal or face amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Lender on Schedule I hereto under the

                                   CREDIT AGREEMENT
caption "Tender Offer CALI Revolving Credit Commitment" or, in the case of a Person that becomes a Revolving Credit Lender pursuant to an assignment permitted under Section 12.06(b) hereof, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced from time to time pursuant to Section 2.04 or 2.10 hereof). The original aggregate principal amount of the Tender Offer CALI Revolving Credit Commitments is $175,000,000.

          "TENDER OFFER CALI REVOLVING CREDIT FACILITY" shall mean the revolving credit facility provided hereunder in respect of the Tender Offer CALI Revolving Credit Commitments.

          "TENDER OFFER CALI REVOLVING CREDIT LOAN" shall mean the loans provided for by Section 2.01(b)(i) hereof.

          "TENDER OFFER CALI REVOLVING CREDIT NOTES" shall mean the promissory notes under the Tender Offer CALI Revolving Credit Facility provided for by
Section 2.08(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "TENDER OFFER CASTECH REVOLVING CREDIT COMMITMENT" shall mean, as to each Revolving Credit Lender, the obligation of such Lender to make Tender Offer CasTech Revolving Credit Loans, and to issue or participate in Letters of Credit under the Tender Offer CasTech Revolving Credit Facility pursuant to
Section 2.03 hereof, in an aggregate principal or face amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Lender on Schedule I hereto under the caption "Tender Offer CasTech Revolving Credit Commitment" or, in the case of a Person that becomes a Revolving Credit Lender pursuant to an assignment permitted under Section 12.06(b) hereof, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced from time to time pursuant to Section 2.04 or 2.10 hereof). The original aggregate principal amount of the Tender Offer CasTech Revolving Credit Commitments is $50,000,000.

          "TENDER OFFER CASTECH REVOLVING CREDIT FACILITY" shall mean the revolving credit facility provided hereunder in respect of the Tender Offer CasTech Revolving Credit Commitments.

          "TENDER OFFER CASTECH REVOLVING CREDIT LOAN" shall mean the loans provided for by Section 2.01(b)(ii) hereof.

                                   CREDIT AGREEMENT

          "TENDER OFFER CASTECH REVOLVING CREDIT NOTES" shall mean the promissory notes under the Tender Offer CasTech Revolving Credit Facility provided for by Section 2.08(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "TENDER OFFER CLOSING DATE" shall mean the date (on or before September 30, 1996) of the initial purchase by New CALC of the CasTech Shares tendered pursuant to the Tender Offer.

          "TENDER OFFER COMMITMENT" shall mean a Tender Offer Tranche A Term Loan Commitment, a Tender Offer Tranche B Term Loan Commitment, a Tender Offer CALI Revolving Credit Commitment or a Tender Offer CasTech Revolving Credit Commitment.

          "TENDER OFFER DOCUMENTS" shall mean the Offer to Purchase, the
Schedule 14D-1 filed by New CALC with respect to the Offer to Purchase, and all amendments, exhibits and schedules thereto and related documents distributed to the shareholders of CasTech or filed with the Commission in connection with the Acquisition, in each case prior to the date of this Agreement.

          "TENDER OFFER FACILITY" shall mean each Tender Offer Term Loan Facility and each Tender Offer Revolving Credit Facility.

          "TENDER OFFER LOAN COMMITMENT TERMINATION DATE" shall mean the earlier of (a) the Merger Date and (b) November 29, 1996.

          "TENDER OFFER LOAN MATURITY DATE" shall mean the earlier of (a) the date 180 days after the Tender Offer Closing Date (or, if such date is not a Business Day, the next preceding Business Day) and (b) the Merger Date.

          "TENDER OFFER LOANS" shall mean the Tender Offer Tranche A Term Loans, the Tender Offer Tranche B Term Loans, the Tender Offer CALI Revolving Credit Loans and the Tender Offer CasTech Revolving Credit Loans.

          "TENDER OFFER NOTES" shall mean each of the Tender Offer Tranche A Term Loan Notes, the Tender Offer Tranche B Term Loan Notes, the Tender Offer CALI Revolving Credit Notes and the Tender Offer CasTech Revolving Credit Notes.

                                   CREDIT AGREEMENT

          "TENDER OFFER REVOLVING CREDIT COMMITMENT" shall mean a Tender Offer CALI Revolving Credit Commitment or a Tender Offer CasTech Revolving Credit Commitment.

          "TENDER OFFER REVOLVING CREDIT FACILITY" shall mean each of the Tender Offer CALI Revolving Credit Facility and the Tender Offer CasTech Revolving Credit Facility.

          "TENDER OFFER REVOLVING CREDIT LOAN" shall mean a Tender Offer CALI Revolving Credit Loan or a Tender Offer CasTech Revolving Credit Loan.

          "TENDER OFFER REVOLVING CREDIT NOTE" shall mean a Tender Offer CALI Revolving Credit Note or a Tender Offer CasTech Revolving Credit Note.

          "TENDER OFFER SWINGLINE LOANS" shall have the meaning assigned to such term in Section 2.01(e)(i) hereof.

          "TENDER OFFER TERM LOAN" shall mean a Tender Offer Tranche A Term Loan or a Tender Offer Tranche B Term Loan.

          "TENDER OFFER TERM LOAN FACILITY" shall mean each of the Tender Offer Tranche A Term Loan Facility and the Tender Offer Tranche B Term Loan Facility.

          "TENDER OFFER TERM LOAN LENDER" shall mean a Tender Offer Tranche A Term Loan Lender or a Tender Offer Tranche B Term Loan Lender.

          "TENDER OFFER TERM LOAN NOTE" shall mean a Tender Offer Tranche A Term Loan Note or a Tender Offer Tranche B Term Loan Note.

          "TENDER OFFER TRANCHE A TERM LOANS" shall mean the loans provided for by Section 2.01(a)(i) hereof.

          "TENDER OFFER TRANCHE A TERM LOAN COMMITMENT" shall mean, as to each Tranche A Term Loan Lender, the obligation of such Lender to make a single Tender Offer Tranche A Term Loan in an aggregate principal amount up to but not exceeding the amount set opposite the name of such Lender on Schedule I hereto under the caption "Tender Offer Tranche A Term Loan Commitment" or, in the case of a Person that becomes a Tranche A Term Loan Lender pursuant to an assignment permitted under Section 12.06(b) hereof, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced from time to time pursuant to Section 2.04 or 2.10

                                   CREDIT AGREEMENT
hereof). The original aggregate principal amount of the Tender Offer Tranche A Term Loan Commitments is $100,000,000.

          "TENDER OFFER TRANCHE A TERM LOAN FACILITY" shall mean the term loan facility provided hereunder in respect of the Tender Offer Tranche A Term Loan Commitments.

          "TENDER OFFER TRANCHE A TERM LOAN NOTES" shall mean the promissory notes under the Tender Offer Tranche A Term Loan Facility provided for by
Section 2.08(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "TENDER OFFER TRANCHE B TERM LOANS" shall mean the loans provided for by Section 2.01(a)(ii) hereof.

          "TENDER OFFER TRANCHE B TERM LOAN COMMITMENT" shall mean, as to each Tranche B Term Loan Lender, the obligation of such Lender to make a single Tender Offer Tranche B Term Loan in an aggregate principal amount up to but not exceeding the amount set opposite the name of such Lender on Schedule I hereto under the caption "Tender Offer Tranche B Term Loan Commitment" or, in the case of a Person that becomes a Tranche B Term Loan Lender pursuant to an assignment permitted under Section 12.06(b) hereof, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced from time to time pursuant to Section 2.04 or 2.10 hereof). The original aggregate principal amount of the Tender Offer Tranche B Term Loan Commitments is $100,000,000.

          "TENDER OFFER TRANCHE B TERM LOAN FACILITY" shall mean the term loan facility provided hereunder in respect of the Tender Offer Tranche B Term Loan Commitments.

          "TENDER OFFER TRANCHE B TERM LOAN NOTES" shall mean the promissory notes under the Tender Offer Tranche B Term Loan Facility provided for by
Section 2.08(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "TERM LOAN" shall mean a Tranche A Term Loan or a Tranche B Term Loan.

          "TERM LOAN BORROWER" shall mean: (a) with respect to the Tender Offer Term Loan Facilities, CALI; and (c) with respect to the Post-Merger Term Loan Facilities, CasTech.

                                   CREDIT AGREEMENT

          "TERM LOAN FACILITY" shall mean each of the Tender Offer Tranche A Term Loan Facility, the Tender Offer Tranche B Term Loan Facility, the Post-Merger Tranche A Term Loan Facility and the Post-Merger Tranche B Term Loan Facility.

          "TERM LOAN LENDER" shall mean a Tranche A Term Loan Lender or a Tranche B Term Loan Lender.

          "TERM LOAN NON-UTILIZATION FEE" shall have the meaning assigned to such term in Section 2.05(b) hereof.

          "TOTAL INDEBTEDNESS" shall mean, as at any date, the sum, for the Parent and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all Indebtedness and (b) all other liabilities that should be classified as indebtedness on the Parent's consolidated balance sheet.

          "TOTAL INTEREST COVERAGE RATIO" shall mean, at any date, the ratio of
(a) EBITDA for the then-current Calculation Period to (b) Total Interest Expense for such period.

          "TOTAL INTEREST EXPENSE" shall mean, for any period, the sum, for the Parent and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period) PLUS the net amount payable (or MINUS the net amount receivable) under Interest Rate Protection Agreements during such period (whether or not actually paid or received during such period).

          "TOTAL LEVERAGE RATIO" shall mean, as at any date of determination, the ratio of (a) Total Indebtedness as at such date to (b) EBITDA for the period of four consecutive fiscal quarters of the Parent ending on or most recently ended prior to such date for which Quarterly Financial Statements have been delivered.

          "TRANCHE A TERM LOAN" shall mean a Tender Offer Tranche A Term Loan or a Post-Merger Tranche A Term Loan.

          "TRANCHE A TERM LOAN COMMITMENT" shall mean a Tender Offer Tranche A Term Loan Commitment or a Post-Merger Tranche A Term Loan Commitment.

                                   CREDIT AGREEMENT

          "TRANCHE A TERM LOAN LENDERS" shall mean (a) on the date hereof, the Lenders having Tranche A Term Loan Commitments on Schedule I hereto and
(b) thereafter, the Lenders from time to time holding Tranche A Term Loans and Tranche A Term Loan Commitments after giving effect to any assignments thereof permitted by Section 12.06(b) hereof.

          "TRANCHE A TERM LOAN NOTE" shall mean a Tender Offer Tranche A Term Loan Note or a Post-Merger Tranche A Term Loan Note.

          "TRANCHE B TERM LOAN" shall mean a Tender Offer Tranche B Term Loan or a Post-Merger Tranche B Term Loan.

          "TRANCHE B TERM LOAN COMMITMENT" shall mean a Tender Offer Tranche B Term Loan Commitment or a Post-Merger Tranche B Term Loan Commitment.

          "TRANCHE B TERM LOAN LENDERS" shall mean (a) on the date hereof, the Lenders having Tranche B Term Loan Commitments on Schedule I hereto and
(b) thereafter, the Lenders from time to time holding Tranche B Term Loans and Tranche B Term Loan Commitments after giving effect to any assignments thereof permitted by Section 12.06(b) hereof.

          "TRANCHE B TERM LOAN NOTE" shall mean a Tender Offer Tranche B Term Loan Note or a Post-Merger Tranche B Term Loan Note.

          "TTM EBITDA" shall mean, as at any date, EBITDA for the twelve-month period ending on such date (if such date is the last day of a calendar month) or on the last day of the calendar month most recently ended prior to such date.

          "TTM TOTAL INTEREST EXPENSE" shall mean, as at any date, Total Interest Expense for the twelve-month period ending on such date (if such date is the last day of a calendar month) or on the last day of the calendar month most recently ended prior to such date.

          "TYPE" shall have the meaning assigned to such term in Section 1.03 hereof.

          "VOTING STOCK" shall mean, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

                                   CREDIT AGREEMENT

          "WHOLLY OWNED SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

          1.02  ACCOUNTING TERMS AND DETERMINATIONS.

          (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in paragraph (b) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder (which, prior to the delivery of the first financial statements under Section 9.01 hereof, shall mean the audited financial statements as at December 31, 1995 referred to in Section 8.02 hereof). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Lenders pursuant to Section 9.01 hereof (or, prior to the delivery of the first financial statements under Section 9.01 hereof, used in the preparation of the audited financial statements as at December 31, 1995 referred to in Section 8.02 hereof) unless (i) the Parent shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Lenders shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 9.01 hereof, shall mean the audited financial statements referred to in Section 8.02 hereof).

          (b) The Parent shall deliver to the Lenders at the same time as the delivery of any annual or quarterly financial statement under Section 9.01 hereof (i) a description in reasonable detail of any material variation between the
                                   CREDIT AGREEMENT
application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of paragraph (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

          (c) On the date hereof, (i) the last day of the fiscal year of CasTech and each of its Subsidiaries is March 31, and the last days of the first three fiscal quarters in each of their fiscal years is June 30, September 30 and December 31, and (ii) the last day of the fiscal year of the Parent and each of its Subsidiaries (other than CasTech and CasTech's Subsidiaries) is December 31, and the last days of the first three fiscal quarters in each of their fiscal years is March 31, June 30 and September 30. To enable the ready and consistent determination of compliance with the covenants set forth in Section 9 hereof,
(x) as promptly as practicable following the Merger Date, the Parent will cause CasTech and each of CasTech's Subsidiaries to change the last day of their fiscal year to December 31, and to change the last days of the first three fiscal quarters in each of their fiscal years to March 31, June 30 and September 30, respectively; and (y) except as provided in the preceding paragraph (x), neither the Parent nor any of its Subsidiaries (including CasTech and each of CasTech's Subsidiaries) will change the last day of its fiscal year or the last days of the first three fiscal quarters in each of its fiscal years.

          1.03 TYPES OF LOANS. Loans hereunder are distinguished by "Type". The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type.


          Section 2.  COMMITMENTS, LOANS, NOTES AND PREPAYMENTS.

          2.01  LOANS.

          (a)  TENDER OFFER TERM LOANS.


          (i) TRANCHE A. Each Tranche A Term Loan Lender severally agrees, on the terms and conditions of this Agreement, to make a single term loan to CALI in Dollars during the Tender Offer Borrowing Period in an aggregate principal amount up to but not exceeding the amount of the Tender Offer Tranche A Term Loan Commitment of such Lender.

                                   CREDIT AGREEMENT

          (ii) TRANCHE B. Each Tranche B Term Loan Lender severally agrees, on the terms and conditions of this Agreement, to make a single term loan to CALI in Dollars during the Tender Offer Borrowing Period in an aggregate principal amount up to but not exceeding the amount of the Tender Offer Tranche B Term Loan Commitment of such Lender.

          (iii) ALL TENDER OFFER TERM LOANS. Unless the Lenders otherwise agree, Tender Offer Term Loans may be made only as Base Rate Loans.

          (b)  TENDER OFFER REVOLVING CREDIT LOANS.

          (i) CALI. Each Revolving Credit Lender severally agrees, on the terms and conditions of this Agreement, to make loans to CALI in Dollars during the Tender Offer Borrowing Period in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Tender Offer CALI Revolving Credit Commitment of such Lender as in effect from time to time, PROVIDED that in no event shall the aggregate principal amount of all Loans (including all Swingline Loans), together with the aggregate amount of all Letter of Credit Liabilities, under the Tender Offer CALI Revolving Credit Facility during the Tender Offer Borrowing Period exceed the aggregate amount of the Commitments under such Facility as in effect from time to time.

          (ii) CASTECH. Each Revolving Credit Lender severally agrees, on the terms and conditions of this Agreement, to make loans to CasTech in Dollars during the Tender Offer Borrowing Period in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Tender Offer CasTech Revolving Credit Commitment of such Lender as in effect from time to time, PROVIDED that in no event shall the aggregate principal amount of all Loans, together with the aggregate amount of all Letter of Credit Liabilities, under the Tender Offer CasTech Revolving Credit Facility during the Tender Offer Borrowing Period exceed the aggregate amount of the Commitments under such Facility as in effect from time to time.

          (iii) ALL TENDER OFFER REVOLVING CREDIT LOANS. Unless the Lenders otherwise agree, Tender Offer Revolving Credit Loans may be made only as Base Rate Loans.

                                   CREDIT AGREEMENT

          (c)  POST-MERGER TERM LOANS.

          (i) TRANCHE A. Each Tranche A Term Loan Lender severally agrees, on the terms and conditions of this Agreement, to make a single term loan to CasTech in Dollars on the Merger Date in an aggregate principal amount up to but not exceeding the amount of the Post-Merger Tranche A Term Loan Commitment of such Lender.

          (ii) TRANCHE B. Each Tranche B Term Loan Lender severally agrees, on the terms and conditions of this Agreement, to make a single term loan to CasTech in Dollars on the Merger Date in an aggregate principal amount up to but not exceeding the amount of the Post-Merger Tranche B Term Loan Commitment of such Lender.

          (iii) ALL POST-MERGER TERM LOANS. CasTech may Convert Loans of one Type under one Post-Merger Term Loan Facility into Loans of another Type under the same Facility (as provided in Section 2.09 hereof) or Continue Loans of one Type under one Post-Merger Term Loan Facility as Loans of the same Type under the same Facility (as provided in Section 2.09 hereof).

          (d)  POST-MERGER REVOLVING CREDIT LOANS.

          (i) CALI, CASTECH AND BARMET. Each Revolving Credit Lender severally agrees, on the terms and conditions of this Agreement, to make loans to each of CALI, CasTech and Barmet in Dollars during the Post-Merger Borrowing Period in an aggregate principal amount at any one time outstanding (as to all such Borrowers) up to but not exceeding the amount of the Post-Merger Revolving Credit Commitment of such Lender as in effect from time to time, PROVIDED that in no event shall the sum of (x) the aggregate principal amount of all Loans (including all Swingline Loans), together with the aggregate amount of all Letter of Credit Liabilities, under the Post-Merger Revolving Credit Facility PLUS (y) the aggregate amount of the Reserved Commitments exceed the aggregate amount of the Commitments under such Facility as in effect from time to time.

          (ii) ALL POST-MERGER REVOLVING CREDIT LOANS. Subject to the terms and conditions of this Agreement, during the Post-Merger Borrowing Period the Revolving Credit Borrowers may borrow, repay and reborrow the amount of the Commitments under the Post-Merger Revolving Credit Facility by means of Base Rate Loans and Eurodollar Loans and may Convert Loans

                                   CREDIT AGREEMENT
     of one Type under the Post-Merger Revolving Credit Facility into Loans of another Type under such Facility (as provided in Section 2.09 hereof) or Continue Loans of one Type under the Post-Merger Revolving Credit Facility as Loans of the same Type under such Facility (as provided in Section 2.09 hereof).

          (e)  SWINGLINE LOANS.  Subject to the terms and conditions of this
Agreement:

          (i) in addition to the Tender Offer CALI Revolving Credit Loans provided for in Section 2.01(b)(i) hereof, NatWest agrees to make loans ("TENDER OFFER SWINGLINE LOANS") to CALI during the Tender Offer Borrowing Period; and

          (ii) in addition to the Post-Merger Revolving Credit Loans provided for in Section 2.01(d)(i) hereof, NatWest agrees to make loans ("POST-MERGER SWINGLINE LOANS" and, together with Tender Offer Swingline Loans, the "SWINGLINE LOANS") to the Post-Merger Revolving Credit Borrowers during the Post-Merger Borrowing Period.

During the Tender Offer Borrowing Period and the Post-Merger Borrowing Period, as the case may be, the relevant Borrowers may borrow, repay and reborrow Swingline Loans, PROVIDED that the sum of (x) the aggregate principal amount of all Loans (including all Swingline Loans), together with the aggregate amount of all Letter of Credit Liabilities, under the relevant Revolving Credit Facility PLUS (y) in the case of the Post-Merger Revolving Credit Facility, the Reserved Commitments, shall not at any time exceed the aggregate amount of the Commitments thereunder nor shall the aggregate principal amount of all Swingline Loans exceed $5,000,000. All Swingline Loans shall be made only as Base Rate Loans and may not be made as or Converted into Eurodollar Loans.

          Upon demand by the Swingline Lender through the Administrative Agent, each other Lender having a Commitment under the relevant Revolving Credit Facility shall purchase from the Swingline Lender, and the Swingline Lender shall sell and assign to each other such Lender, such other Lender's Revolving Credit Commitment Percentage of each outstanding Swingline Loan (and related claims for accrued and unpaid interest thereon) made by such Swingline Lender, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of such Swingline Lender by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the sum of
(x) the portion of the outstanding principal amount of such

                                   CREDIT AGREEMENT

Swingline Loans to be purchased by such Lender PLUS (y) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Swingline Loans. Each Lender's obligations to make such payments to the Administrative Agent for account of the Swingline Lender under this paragraph, and the Swingline Lender's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other Lender to make its payment under this paragraph, the financial condition of any Obligor, the existence of any Default, the failure of any of the conditions set forth in Section 7 hereof to be satisfied, or the termination of all or any of the Commitments. Each such payment to the Swingline Lender shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender agrees to purchase its Revolving Credit Commitment Percentage of such outstanding Swingline Loans on (x) the Business Day on which demand therefor is made by such Swingline Lender, PROVIDED that notice of such demand is given not later than 12:00 noon New York City time on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Swingline Lender to any other Lender of a portion of the Swingline Lender's Swingline Loans, the Swingline Lender represents and warrants to such other Lender that the Swingline Lender is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swingline Loan. If and to the extent that any Lender shall not have so made the amount of such Swingline Loan available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent for the account of the Swingline Lender forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swingline Lender until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate.

          (f) LIMIT ON EURODOLLAR LOANS. No more than eight separate Interest Periods in respect of Eurodollar Loans under a Facility from each Lender may be outstanding at any one time, PROVIDED that prior to the date occurring three months after the Merger Date, all Eurodollar Loans under any Facility must have an Interest Period of one month's duration and be coterminous with the Interest Periods of all other Eurodollar Loans of any Facility, and, to the extent that prior to such date a Eurodollar Loan would not satisfy such conditions, such Loan shall be made, or Continued as or Converted into, a Base Rate Loan.

                                   CREDIT AGREEMENT

          2.02 BORROWINGS. Each Borrower shall give the Administrative Agent (or, in the case of Swingline Loans, shall give NatWest) notice of each borrowing by it hereunder as provided in Section 4.05 hereof. Not later than 1:00 p.m. New York time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan or Loans to be made by it on such date to the Administrative Agent, at an account specified by the Administrative Agent, in immediately available funds, for account of the relevant Borrower. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, promptly be made available to the relevant Borrower by depositing the same, in immediately available funds, in an account of such Borrower designated by such Borrower.

          2.03  LETTERS OF CREDIT.

          (a) Subject to the terms and conditions of this Agreement, the Commitments under a Revolving Credit Facility may be utilized, upon the request of the relevant Revolving Credit Borrower, in addition to the Revolving Credit Loans to such Borrower under such Facility provided for by Section 2.01 hereof, by the issuance by the Issuing Banks of letters of credit (collectively, "LETTERS OF CREDIT") for account of such Borrower or any of its Subsidiaries (as specified by such Borrower), PROVIDED that in no event shall:

          (i) the sum of (x) the aggregate amount of all Letter of Credit Liabilities under a Revolving Credit Facility, together with the aggregate principal amount of the Loans (including all Swingline Loans) under such Facility, PLUS (y) in the case of the Post-Merger Revolving Credit Facility, the Reserved Commitments, exceed the aggregate amount of the Commitments under such Facility as in effect from time to time;

          (ii) the outstanding aggregate amount of all Letter of Credit Liabilities under:

               (x)  a Tender Offer Revolving Credit Facility exceed $5,000,000;
          and

               (y) the Post-Merger Revolving Credit Facility exceed $30,000,000; and

          (iii)  the expiration date of any Letter of Credit extend beyond:


                                   CREDIT AGREEMENT

               (x) in the case of any Letter of Credit issued under a Tender Offer Revolving Credit Facility, March 14, 1997; and

               (y) in the case of any Letter of Credit issued under the Post-Merger Revolving Credit Facility, the earlier of the date five Business Days prior to the Post-Merger Revolving Credit Commitment Termination Date and the date twelve months following the issuance of such Letter of Credit.

In addition, on the Merger Date, all Letters of Credit outstanding on the Merger Date shall automatically, without any action on the part of any Person, become Letters of Credit outstanding under the Post-Merger Revolving Credit Facility.

          (b)  The following additional provisions shall apply to Letters of
Credit:

          (i) The relevant Revolving Credit Borrower shall give the Administrative Agent at least three Business Days' irrevocable prior notice (effective upon receipt) specifying the Business Day (which shall be no later than 30 days preceding the Commitment Termination Date under the relevant Revolving Credit Facility) each Letter of Credit is to be issued, the Issuing Bank to issue the same and the account party or parties therefor and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby (including whether such Letter of Credit is to be a commercial letter of credit or a standby letter of credit). Upon receipt of any such notice, the Administrative Agent shall advise the relevant Issuing Bank of the contents thereof.

          (ii) On each day during the period commencing with the issuance by an Issuing Bank of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Commitment of each Lender under the relevant Facility shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Lender's Revolving Credit Commitment Percentage under such Facility of the then undrawn face amount of such Letter of Credit. Each Revolving Credit Lender (other than the relevant Issuing Bank) agrees that, upon the issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in such Issuing Bank's liability under such Letter of Credit in

                                   CREDIT AGREEMENT
     an amount equal to such Lender's Revolving Credit Commitment Percentage under the relevant Facility of such liability, and each Revolving Credit Lender (other than such Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to such Issuing Bank to pay and discharge when due, its Revolving Credit Commitment Percentage under such Facility of such Issuing Bank's liability under such Letter of Credit.

          (iii) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the relevant Issuing Bank shall promptly notify the relevant Borrower (through the Administrative Agent) of the amount to be paid by such Issuing Bank as a result of such demand and the date on which payment is to be made by such Issuing Bank to such beneficiary in respect of such demand.
     Notwithstanding the identity of the account party of any Letter of Credit, the relevant Borrower hereby unconditionally agrees to pay and reimburse the Administrative Agent for account of such Issuing Bank for the amount of each demand for payment under such Letter of Credit that is in substantial compliance with the provisions of such Letter of Credit at or prior to the date on which payment is to be made by such Issuing Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind.

          (iv) Forthwith upon its receipt of a notice referred to in paragraph (iii) of this Section 2.03(b), the relevant Borrower shall advise the Administrative Agent whether or not such Borrower intends to borrow hereunder to finance its obligation to reimburse the relevant Issuing Bank for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in Section 4.05 hereof.

          (v)  Each Revolving Credit Lender (other than the relevant Issuing
     Bank) shall pay to the Administrative Agent for account of such Issuing Bank at an account specified by the Administrative Agent in Dollars and in immediately available funds, the amount of such Lender's Revolving Credit Commitment Percentage under the relevant Facility of any payment under a Letter of Credit under such Facility upon notice by such Issuing Bank (through the Administrative Agent) to such Revolving Credit Lender requesting such payment and specifying such amount. Each such Revolving Credit Lender's obligation to make such payment to the

                                   CREDIT AGREEMENT
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                                       -59-

     Administrative Agent for account of such Issuing Bank under this paragraph
     (v), and such Issuing Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other Revolving Credit Lender to make its payment under this paragraph (v), the financial condition of the relevant Borrower (or any other account party or Obligor), the existence of any Default or the termination of any of the Commitments. Each such payment to an Issuing Bank shall be made without any offset, abatement, withholding or reduction whatsoever. If any Revolving Credit Lender shall default in its obligation to make any such payment to the Administrative Agent for account of such Issuing Bank, for so long as such default shall continue the Administrative Agent may at the request of such Issuing Bank withhold from any payments received by the Administrative Agent under this Agreement or any Note for account of such Revolving Credit Lender the amount so in default and, to the extent so withheld, pay the same to such Issuing Bank in satisfaction of such defaulted obligation.

          (vi) Upon the making of each payment by a Revolving Credit Lender to an Issuing Bank pursuant to paragraph (v) above in respect of any Letter of Credit, such Lender shall, automatically and without any further action on the part of the Administrative Agent, such Issuing Bank or such Lender, acquire (x) a participation in an amount equal to such payment in the Reimbursement Obligation owing to such Issuing Bank by the relevant Borrower hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (y) a participation in a percentage equal to such Lender's Revolving Credit Commitment Percentage under the relevant Facility in any interest or other amounts payable by the relevant Borrower hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation (other than the commissions, charges, costs and expenses payable to such Issuing Bank pursuant to paragraph (vii) of this Section 2.03(b)). Upon receipt by an Issuing Bank from or for account of the relevant Borrower of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security) such Issuing Bank shall promptly pay to the Administrative Agent for account of each Revolving Credit Lender entitled thereto, such Revolving Credit Lender's Revolving Credit Commitment Percentage under the relevant Facility of such payment, each such payment by such Issuing Bank to be made in the same money and funds in which

                                   CREDIT AGREEMENT
     received by such Issuing Bank. In the event any payment received by an Issuing Bank and so paid to the relevant Revolving Credit Lenders hereunder is rescinded or must otherwise be returned by such Issuing Bank, each Revolving Credit Lender shall, upon the request of such Issuing Bank (through the Administrative Agent), repay to such Issuing Bank (through the Administrative Agent) the amount of such payment paid to such Lender, with interest at the rate specified in paragraph (x) of this Section 2.03(b).

          (vii) Each Revolving Credit Borrower shall pay to the Administrative Agent for account of each Revolving Credit Lender (ratably in accordance with their respective Revolving Credit Commitment Percentages under the relevant Revolving Credit Commitment Percentage) a letter of credit fee in respect of each Letter of Credit issued under such Borrower's Revolving Credit Facility in an amount equal to the Applicable Letter of Credit Percentage per annum of the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (x) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (y) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Commitment Termination Date for the relevant Facility and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day). In addition, each Revolving Credit Borrower shall pay to the Administrative Agent for account of each Issuing Bank a fronting fee in respect of each Letter of Credit issued by such Issuing Bank under such Borrower's Revolving Credit Facility in an amount equal to 0.25% per annum of the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (x) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (y) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Commitment Termination Date under the relevant Facility and to be calculated for any day after giving

                                   CREDIT AGREEMENT
     effect to any payments made under such Letter of Credit on such day) plus all commissions, charges, costs and expenses in the amounts customarily charged by such Issuing Bank from time to time in like circumstances with respect to the issuance of each Letter of Credit and drawings and other transactions relating thereto.

          (viii) Promptly following the end of each calendar month, each Issuing Bank shall deliver (through the Administrative Agent) to each Revolving Credit Lender and each Revolving Credit Borrower a notice describing the aggregate amount of all Letters of Credit outstanding under each Revolving Credit Facility at the end of such month. Upon the request of any Revolving Credit Lender from time to time, each Issuing Bank shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

          (ix) The issuance by an Issuing Bank of a Letter of Credit shall, in addition to the conditions precedent set forth in Section 7 hereof, be subject to the conditions precedent that (x) such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be satisfactory to such Issuing Bank consistent with its then current practices and procedures with respect to letters of credit of the same type and (y) the relevant Revolving Credit Borrower shall have executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as such Issuing Bank shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type, PROVIDED that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement or any Security Document, the provisions of this Agreement and the Security Documents shall control.

          (x) To the extent that any Lender shall fail to pay any amount required to be paid pursuant to paragraph (v) or (vi) of this
     Section 2.03(b) on the due date therefor, such Lender shall pay interest to the relevant Issuing Bank (through the Administrative Agent) on such amount from and including such due date to but excluding the date such payment is made at a rate per annum equal to the Federal Funds Rate, PROVIDED that if such Lender shall fail to make such payment to such Issuing Bank within three Business Days of such due date, then, retroactively to the due date, such

                                   CREDIT AGREEMENT

     Lender shall be obligated to pay interest on such amount at the Post-Default Rate.

          (xi) The issuance by an Issuing Bank of any modification or supplement to any Letter of Credit hereunder shall be subject to the same conditions applicable under this Section 2.03 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (x) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (y) each Lender under the relevant Revolving Credit Facility shall have consented thereto.

Each Revolving Credit Borrower hereby indemnifies and holds harmless each Revolving Credit Lender and the Administrative Agent from and against any and all claims and damages, losses, liabilities, costs or expenses that such Lender or the Administrative Agent may incur (or that may be claimed against such Lender or the Administrative Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by an Issuing Bank under any Letter of Credit issued by such Issuing Bank under such Borrower's Revolving Credit Facility; PROVIDED that such Borrower shall not be required to indemnify any Lender or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of such Issuing Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) in the case of such Issuing Bank, such Lender's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this Section 2.03 is intended to limit the other obligations of any Borrower, any Lender or the Administrative Agent under this Agreement.

          2.04  CHANGES OF COMMITMENTS.

          (a) EXPIRATION OF TENDER OFFER COMMITMENTS. The aggregate amount of the Tender Offer Tranche A Term Loan Commitments, the Tender Offer CALI Revolving Credit Commitments and the Tender Offer CasTech Revolving Credit Commitments shall be automatically reduced to zero on the Tender Offer Loan Commitment Termination Date. Any portion of the Tender Offer Tranche B Term Loan Commitments not used on the Initial Borrowing

                                   CREDIT AGREEMENT
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                                       -63-

Date shall be automatically reduced to zero on the close of business on the Initial Borrowing Date.

          (b)  EXPIRATION OF POST-MERGER COMMITMENTS.

          (i) Any portion of the Post-Merger Tranche A Term Loan Commitments and the Post-Merger Tranche B Term Loan Commitments not utilized on the Merger Date shall terminate automatically at the close of business on the Merger Date.

          (ii) The Post-Merger Revolving Credit Commitments shall be automatically reduced to zero on the Post-Merger Revolving Credit Commitment Termination Date.

          (c) REDUCTIONS OF COMMITMENTS. Each Borrower shall have the right at any time or from time to time (i) to reduce the aggregate unused amount of the Commitments under its Facilities (for which purpose use of such Commitments shall be deemed to include (in the case of a Revolving Credit Facility) the aggregate amount of Swingline Loans and Letter of Credit Liabilities under such Facility) and (ii) in the case of any Revolving Credit Borrower, so long as no Loans (including all Swingline Loans) or Letter of Credit Liabilities are outstanding under its Revolving Credit Facility, to terminate the Commitments thereunder; PROVIDED that (x) the relevant Borrower shall give notice of each such termination or reduction as provided in Section 4.05 hereof and (y) each partial reduction shall be in an aggregate amount at least equal to $5,000,000 (or a larger multiple of $1,000,000).

          (d) GENERAL. The Commitments under any Facility once terminated or reduced may not be reinstated.

          2.05  CERTAIN FEES.

          (a) The Revolving Credit Borrowers shall pay to the Administrative Agent for account of each Lender a fee (a "REVOLVING CREDIT NON-UTILIZATION FEE") on the daily average unused amount of such Lender's Commitment under the relevant Revolving Credit Facility (for which purpose (i) the Reserved Commitments shall be deemed not to constitute usage of such Lender's Post-Merger Revolving Credit Commitment and (ii) the aggregate amount of any Letter of Credit Liabilities under such Facility shall be deemed to be a pro rata (based on the Commitments thereunder) use of each Lender's Commitment thereunder), for the period from and including the Signing Date (in the case of the Tender Offer Revolving Credit Facilities) or the Merger Date (in the case of the Post-Merger Revolving Credit

                                   CREDIT AGREEMENT

Facilities) to but not including the earlier of the date such Commitment is terminated and the relevant Commitment Termination Date, at a rate per annum equal to the Applicable Non-Utilization Fee Percentage in effect from time to time.

          (b) The Term Loan Borrower shall pay to the Administrative Agent for account of each Lender a fee (a "TERM LOAN NON-UTILIZATION FEE" and, collectively with the Revolving Credit Non-Utilization Fee, the "NON-UTILIZATION FEES") on the daily average unused amount of such Lender's Tender Offer
Tranche A Term Loan Commitment and on the daily unused amount of such Lender's Tender Offer Tranche B Term Loan Commitment for the period from and including the Signing Date to but not including the earlier of the date such Commitment is terminated and the Tender Offer Loan Commitment Termination Date, at a rate per annum equal to the Applicable Non-Utilization Fee Percentage in effect from time to time.

          (c) Accrued Non-Utilization Fee shall be payable on each Quarterly Date and on the earlier of the date the relevant Commitments are terminated and the relevant Commitment Termination Date.

          (d) If any Tender Offer Loans are outstanding on the date that is 90 days after the Tender Offer Closing Date, the Parent shall, on such date (or, if such day is not a Business Day, on the next succeeding Business Day), pay to the Administrative Agent for account of each Lender a fee in an amount equal to 0.25% of the aggregate outstanding Post-Merger Commitments of such Lender.

          2.06 LENDING OFFICES. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

          2.07 SEVERAL OBLIGATIONS; REMEDIES INDEPENDENT. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor the Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and (except as otherwise provided in Section 4.06 hereof) no Lender shall have any obligation to the Administrative Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender. The amounts payable by each Borrower at any time hereunder and under the Notes to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out

                                   CREDIT AGREEMENT
of this Agreement and the Notes, and it shall not be necessary for any other Lender or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

          2.08  NOTES.


          (a) PROMISSORY NOTES. The Loans made by each Lender under each Facility shall be evidenced by a single promissory note of each relevant Borrower substantially in the form of the Exhibit hereto identified below opposite the name of such Facility:

          Facility                                     Exhibit
          --------                                     -------
  Tender Offer Tranche A Term Loan Facility          Exhibit A-1
  Tender Offer Tranche B Term Loan Facility          Exhibit A-2
  Tender Offer CALI Revolving Credit Facility        Exhibit A-3
  Tender Offer CasTech Revolving Credit Facility     Exhibit A-4
  Post-Merger Tranche A Term Loan Facility           Exhibit A-5
  Post-Merger Tranche B Term Loan Facility           Exhibit A-6
  Post-Merger Revolving Credit Facility              Exhibit A-7
  Swingline Facility (Tender Offer)                  Exhibit A-8
  Swingline Facility (Post-Merger)                   Exhibit A-9

Each Tender Offer Note shall be dated the Tender Offer Closing Date, payable to such Lender in a principal amount equal to the amount of its Commitment under the relevant Tender Offer Facility as in effect on the Tender Offer Closing Date and otherwise duly completed. The Swingline Note evidencing Tender Offer Swingline Loans made by NatWest shall be dated the Tender Offer Closing Date, payable to NatWest in a principal amount equal to $5,000,000 and otherwise duly completed. Each Post-Merger Note shall be dated the Merger Date, payable to such Lender in a principal amount equal to the amount of its Commitment under the relevant Post-Merger Facility as in effect on the Merger Date and otherwise duly completed. The Swingline Note evidencing the Post-Merger Swingline Loans made by NatWest shall be dated the Merger Date, payable to NatWest in a principal amount equal to $5,000,000 and otherwise duly completed.

          (b) RECORDATION OF LOANS, ETC. The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan under each Facility made by each Lender to the relevant Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of the Note evidencing the Loans under such Facility held by it, endorsed by such Lender on the schedule

                                   CREDIT AGREEMENT
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                                       -66-

attached to such Note or any continuation thereof; PROVIDED that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of the relevant Borrower to make a payment when due of any amount owing hereunder or under such Note in respect of such Loans.

          (c) SUBSTITUTION, EXCHANGE, SUBDIVISION, ETC. No Lender shall be entitled to have its Notes substituted or exchanged for any reason, or subdivided for promissory notes of lesser denominations, except in connection with a permitted assignment of all or any portion of such Lender's relevant Commitments, Loans and Notes pursuant to Section 12.06 hereof (and, if requested by any Lender, each Borrower agrees to so exchange any Note).

          2.09 OPTIONAL PREPAYMENTS AND CONVERSIONS OR CONTINUATIONS OF LOANS. Subject to Section 4.04 hereof, each Borrower shall have the right to prepay Loans, to Convert Loans of one Type under one Post-Merger Facility into Loans of another Type under the same Facility or to Continue Loans of one Type under one Post-Merger Facility as Loans of the same Type under the same Facility, at any time or from time to time, PROVIDED that:

          (a) such Borrower shall give the Administrative Agent (or, in the case of Swingline Loans, shall give NatWest) notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder);

          (b) any such prepayment or Conversion of a Eurodollar Loan other than on the last day of an Interest Period therefor shall be accompanied by, and subject to, the payment of any amount payable under Section 5.05 hereof in respect of such prepayment or Conversion;

          (c) prepayments of Loans under any Post-Merger Term Loan Facility shall be applied FIRST in the direct order of maturity of the installments of such Loans falling due within one year from the date of prepayment and THEN ratably to the remaining installments of such Loans; and

          (d) any Conversion or Continuation of Eurodollar Loans shall be subject to the provisions of Section 2.01(f) hereof.

                                   CREDIT AGREEMENT

Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 10 hereof, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Majority Lenders shall) suspend the right of the Borrowers to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as Base Rate Loans.

          2.10  MANDATORY PREPAYMENTS AND REDUCTIONS OF COMMITMENTS.

          (a) BORROWING BASE. CALI shall from time to time prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (k) below) under the Tender Offer CALI Revolving Credit Facility, and the Post-Merger Revolving Credit Borrowers shall from time to time prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (k) below) under the Post-Merger Revolving Credit Facility, in each case in such amounts as shall be necessary so that at all times the aggregate outstanding amount of the Loans (including all Swingline Loans) under the relevant Revolving Credit Facility together with the outstanding Letter of Credit Liabilities under such Facility shall not exceed the Borrowing Base for such Facility, such amount to be applied, FIRST, to Loans outstanding under such Facility and, SECOND, as cover for Letter of Credit Liabilities outstanding under such Facility.

          (b) SALE OF ASSETS. Without limiting the obligation of the Borrowers to obtain the consent of the Majority Lenders pursuant to Section 9.05 hereof to any Disposition not otherwise permitted hereunder, no later than five Business Days after each Recapture Date the Parent shall deliver to the Administrative Agent a certificate of a Responsible Officer of the Parent in form and detail reasonably satisfactory to the Administrative Agent of the amount of Net Available Proceeds for the Recapture Period ending on such Recapture Date and, on the date five Business Days after such Recapture Date the Borrowers shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (k) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% (or, from and after the General Trigger Date, 75%) of the Net Available Proceeds of Dispositions for such Recapture Period, such prepayment and reduction to be effected in each case in the manner, order and to the extent specified in paragraph (j) below.

                                   CREDIT AGREEMENT

          Notwithstanding the foregoing, the Borrowers shall not be required to make a prepayment pursuant to this paragraph (b) with respect to:

          (1) the Net Available Proceeds of any Disposition of CasTech Shares effected at any time prior to the Merger Date, PROVIDED that: (I) except as otherwise agreed by the Majority Lenders, such Net Available Proceeds shall be deposited in, and thereafter maintained in, the Commonwealth Collateral Account (and such Net Available Proceeds shall be permitted to be invested solely in Permitted Investments with maturities not in excess of 30 days) and (II) the Borrowers may, in their sole discretion, elect to apply such Net Available Proceeds to the prepayment of the Loans pursuant to Section 2.09 hereof; and

          (2) the Net Available Proceeds of any other Disposition in the event that the Borrowers advise the Administrative Agent at the time the Net Available Proceeds from such Disposition are received that they intend to reinvest such Net Available Proceeds in replacement assets pursuant to a transaction permitted hereunder, so long as:

               (x) such Net Available Proceeds are held by the Administrative Agent in one of the Collateral Accounts pending such reinvestment, in which event the Administrative Agent need not release such Net Available Proceeds except upon presentation of evidence satisfactory to it that such Net Available Proceeds are to be so reinvested in compliance with the provisions of this Agreement,

               (y) the Net Available Proceeds from any Disposition are in fact so reinvested within twelve months of such Disposition (it being understood that, in the event Net Available Proceeds from more than one Disposition are paid into one of the Collateral Accounts as provided in clause (x) above, such Net Available Proceeds shall be deemed to be released in the same order in which such Dispositions occurred and, accordingly, any such Net Available Proceeds so held for more than twelve months shall be forthwith applied to the prepayment of Loans and reductions of Commitments as provided above), and

               (z) the aggregate amount of Net Available Proceeds (together with investment earnings thereon) so held at any time by the Administrative Agent pending

                                   CREDIT AGREEMENT
          reinvestment as contemplated by this sentence shall not at any time exceed $10,000,000 or such greater amount as the Majority Lenders may otherwise agree.

As contemplated by Section 4.01 of each Pledge and Security Agreement, nothing in this Section 2.10(b) shall be deemed to obligate the Administrative Agent to release any of such proceeds from any Collateral Account to the Borrowers upon the occurrence and during the continuance of any Event of Default.

          (c) CASUALTY EVENTS. Upon the date twelve months following the receipt by the Parent or any of its Subsidiaries (the date of such receipt being the "RECEIPT DATE") of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any Property of the Parent or any of its Subsidiaries, the Parent shall cause the Borrowers to prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (k) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount, if any, equal to 100% (or, from and after the General Trigger Date, 75%) of the Net Available Proceeds of such Casualty Event to the extent that all or substantially all of such Net Available Proceeds have not theretofore been applied to the repair or replacement of such Property, such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (j) below. Notwithstanding the foregoing:

            (i)  the Parent shall cause such prepayment and reduction to occur
     (x) upon the date 30 days after the Receipt Date (if the Parent or such Subsidiary shall not theretofore have determined to repair or replace the Property affected by such Casualty Event) and (y) upon the date 90 days after the Receipt Date (if the Parent or such Subsidiary shall not theretofore have commenced the repair or replacement of such Property); and

           (ii) in the event that a Casualty Event shall occur with respect to Property covered by any Mortgage, the Parent shall cause the Borrowers to prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (k) below), and the Commitments shall be subject to automatic reduction, on the dates, and in the amounts of the required prepayments, specified in such Mortgage.

Nothing in this paragraph (c) shall be deemed to limit any obligation of the Parent or any of its Subsidiaries pursuant to

                                   CREDIT AGREEMENT
any of the Security Documents to remit to a collateral or similar account (including, without limitation, the Collateral Accounts) maintained by the Administrative Agent pursuant to any of the Security Documents the proceeds of insurance, condemnation award or other compensation received in respect of any Casualty Event.

          (d) DEBT ISSUANCE. Upon any Debt Issuance occurring prior to the General Trigger Date, the Parent shall cause the Borrowers to prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (k) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds thereof, such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (j) below.

          (e) EQUITY ISSUANCE. Upon any Equity Issuance occurring prior to the General Trigger Date, the Parent shall cause the Borrowers to prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (k) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 75% of the Net Available Proceeds thereof, such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (j) below.

          (f) EXCESS CASH FLOW. If any Tranche B Term Loan has been outstanding during any day of any fiscal year of the Parent ending after the date hereof, then, not later than the date 45 days after the end of each such fiscal year of the Parent (commencing with the fiscal year ending December 31, 1997), the Parent shall cause the Borrowers to prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (k) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 75% (or, after at least 50% of the aggregate unpaid principal amount of the Term Loans outstanding on the Merger Date shall have been repaid, 50%) of Excess Cash Flow for such fiscal year, such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (j) below; PROVIDED that, from and after the Excess Cash Flow Trigger Date, no further prepayments (or requirement to provide cover for Letter of Credit Liabilities) or Commitment reductions shall be required under this paragraph (f).

          (g) CHANGE OF CONTROL. If any Change of Control shall occur, then, concurrently with such Change of Control, the

                                   CREDIT AGREEMENT

Borrowers shall prepay the Loans in full and the Commitments shall be automatically reduced to zero.

          (h) RECEIVABLES SALES. Without limiting the obligation of the Borrowers to obtain the consent of the Majority Lenders pursuant to Section 9.05 hereof to any Receivables Sale not otherwise permitted hereunder, upon any Receivables Sale the Parent shall cause the Borrowers to prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (k) below) in an aggregate amount equal to 100% of the Net Available Proceeds thereof (as to each such Receivables Sale, the "PREPAYMENT AMOUNT"). Each such prepayment pursuant to this Section 2.10(h) shall be applied FIRST to the prepayment of outstanding Swingline Loans, SECOND to the prepayment of Revolving Credit Loans, THIRD to provide cover for Letter of Credit Liabilities as specified in paragraph (k) below and FOURTH to the prepayment of outstanding Term Loans.

          (i) SENIOR SUBORDINATED DEBT. Upon the issuance of Senior Subordinated Debt, the Term Loan Borrowers shall prepay the Tranche B Term Loans (if any) in full and the Tranche B Term Loan Commitments shall be automatically reduced to zero.

          (j) APPLICATION. Prepayments and reductions of Commitments described in the above paragraphs of this Section 2.10 (other than in paragraphs (a), (h) and (i) above) shall be effected as follows:

             (i) if such prepayment and reduction is to be effected prior to the Merger Date:

               (x) if the Net Available Proceeds to be applied are Net Available Proceeds of Dispositions, Debt Issuances or Equity Issuances by, or of Casualty Events relating to Property of, CasTech or any of its Subsidiaries, then the Tender Offer CasTech Revolving Credit Commitments shall be automatically reduced in an amount equal the amount of the prepayment specified in such paragraphs (and to the extent that, after giving effect to such reduction, the aggregate principal amount of Loans, together with the aggregate amount of all Letter of Credit Liabilities, under the Tender Offer CasTech Revolving Credit Facility would exceed the Commitments under such Facility, CasTech shall, first, prepay Loans and, second, provide cover for Letter of Credit Liabilities as specified in paragraph (k) below, under such Facility in an aggregate amount equal to such excess); and

                                   CREDIT AGREEMENT

               (y)  in all other cases:

               (I) FIRST, the amount of the prepayment specified in such paragraphs shall be applied to the Tender Offer Term Loans then outstanding (pro rata between each Tender Offer Term Loan Facility) and, after giving effect to such prepayment, any remaining unutilized Tender Offer Term Loan Commitments shall be automatically reduced in an amount equal to the balance of the required prepayment (pro rata between each Tender Offer Term Loan Facility); and

               (II) SECOND, the Tender Offer CALI Revolving Credit Commitments shall be automatically reduced in an amount equal to any excess over the amount referred to in the foregoing clause (I) (and to the extent that, after giving effect to such reduction, the aggregate principal amount of Loans (including all Swingline Loans), together with the aggregate amount of all Letter of Credit Liabilities, under the Tender Offer CALI Revolving Credit Facility would exceed the Commitments under such Facility, CALI shall, first, prepay the Swingline Loans, second, prepay the other Loans and, third, provide cover for Letter of Credit Liabilities as specified in paragraph (k) below, under such Facility in an aggregate amount equal to such excess); and

            (ii) if such prepayment and reduction is to be effected on or after the Merger Date:

               (x) FIRST, the amount of the prepayment specified in such paragraphs shall be applied to the Post-Merger Term Loans then outstanding (pro rata between each Post-Merger Term Loan Facility and, as to each Post-Merger Term Loan Facility, to the installments thereof in inverse order to maturity); and

               (y) SECOND, the Post-Merger Revolving Credit Commitments shall be automatically reduced in an amount equal to any excess over the amount referred to in the foregoing clause (x) (and to the extent that, after giving effect to such reduction, the sum of (I) the aggregate principal amount of Loans (including all Swingline Loans), together with the aggregate amount of all Letter of Credit Liabilities, under the Post-Merger Revolving Credit Facility PLUS (II) the aggregate amount of the Reserved Commitments would exceed the

                                   CREDIT AGREEMENT

          Commitments under such Facility, the Revolving Credit Borrowers shall, first, prepay Swingline Loans, second, prepay the other Loans, and, third, provide cover for Letter of Credit Liabilities as specified in paragraph (k) below, under such Facility in an aggregate amount equal to such excess).

          (k) COVER FOR LETTER OF CREDIT LIABILITIES. In the event that a Revolving Credit Borrower shall be required pursuant to this Section 2.10 to provide cover for Letter of Credit Liabilities under its Revolving Credit Facility, such Borrower shall effect the same by paying to the Administrative Agent immediately available funds in an amount equal to the required amount, which funds shall be retained by the Administrative Agent in the relevant Collateral Account (as provided therein as collateral security in the first instance for such Letter of Credit Liabilities) until such time as the Letters of Credit issued under such Revolving Credit Facility shall have been terminated and all of the Letter of Credit Liabilities thereunder paid in full.

          (l) CERTAIN MATTERS RELATING TO THE POST-MERGER FACILITIES. Each prepayment and reduction of Commitments pursuant to Sections 2.10(i) and 2.10(j)(i) hereof that occurs prior to the Merger Date shall also be applied to the Post-Merger Facilities (including, without limitation, the Commitments thereunder) as if such prepayment and reduction occurred on the Merger Date.

          2.11  RESERVED COMMITMENTS, ETC.

          (a) If the Borrowers shall at any time prepay Post-Merger Revolving Credit Loans with Net Available Proceeds of any Receivables Sale in accordance with Section 2.10(h) hereof, then an amount of Post-Merger Revolving Credit Commitments equal to the amount of such prepayment shall be reserved and shall not, except as provided in paragraph (b) below, be available for borrowings or reborrowings of Post-Merger Revolving Credit Loans under Section 2.01(d) hereof. The Post-Merger Revolving Credit Commitments at any time so reserved are herein called the "RESERVED COMMITMENTS"; the Post-Merger Revolving Credit Commitments not constituting Reserved Commitments are herein called the "AVAILABLE COMMITMENTS".

          (b) The Parent may from time to time deliver to the Administrative Agent a request (an "AVAILABILITY INCREASE REQUEST") to reduce the aggregate amount of the Reserved Commitments (and, thereby, to increase the aggregate amount of

                                   CREDIT AGREEMENT
the Available Commitments). Each Availability Increase Request shall state the aggregate amount of the proposed reduction in the Reserved Commitments and the date on which such reduction is to become effective (which date shall be a Business Day no earlier than the date three Business Days following the delivery of such Availability Increase Request), and shall be accompanied by a certificate of a Responsible Officer of the Parent in form and detail satisfactory to the Administrative Agent demonstrating that the amount of the Reserved Commitments (after giving effect to the reduction thereof requested in such Availability Increase Request) shall be not less than the aggregate amount then outstanding under all Permitted Receivable Financings. On the effective date specified in each Availability Increase Request, the amount of the Reserved Commitments shall be reduced automatically by the amount specified in such Availability Increase Request.

          (c) Notwithstanding anything in this Agreement to the contrary, reductions of the Post-Merger Revolving Credit Commitments hereunder (including, without limitation, reductions under Sections 2.04(c) and 2.10 hereof) shall be applied FIRST to the Reserved Commitments and THEN to the Available Commitments.



          Section 3.  PAYMENTS OF PRINCIPAL AND INTEREST.

          3.01  REPAYMENT OF LOANS.

          (a)  TENDER OFFER LOANS.

          (i) TRANCHE A TERM LOANS. CALI hereby promises to pay to the Administrative Agent for account of each Lender the entire outstanding principal amount of such Lender's Tender Offer Tranche A Term Loans, and each such Loan shall mature, on the Tender Offer Loan Maturity Date.

          (ii) TRANCHE B TERM LOANS. CALI hereby promises to pay to the Administrative Agent for account of each Lender the entire outstanding principal amount of such Lender's Tender Offer Tranche B Term Loans, and each such Loan shall mature, on the Tender Offer Loan Maturity Date.

          (iii) CALI REVOLVING CREDIT FACILITY. CALI hereby promises to pay to the Administrative Agent for account of each Lender the entire outstanding principal amount of such Lender's Tender Offer CALI Revolving Credit Loans, and each

                                   CREDIT AGREEMENT
     such Loan shall mature, on the Tender Offer Loan Maturity Date.

          (iv) CASTECH REVOLVING CREDIT FACILITY. CasTech hereby promises to pay to the Administrative Agent for account of each Lender the entire outstanding principal amount of such Lender's Tender Offer CasTech Revolving Credit Loans, and each such Loan shall mature, on the Tender Offer Loan Maturity Date.

          (v) SWINGLINE LOANS. CALI hereby promises to pay to the Administrative Agent for account of NatWest (or each other Lender holding a Tender Offer Swingline Loan) the entire outstanding principal amount of the Tender Offer Swingline Loans, and each such Loan shall mature, on the Tender Offer Loan Maturity Date.

          (b)  POST-MERGER LOANS.

          (i) TRANCHE A TERM LOANS. CasTech hereby promises to pay to the Administrative Agent for account of each Lender the entire outstanding principal amount of such Lender's Post-Merger Tranche A Term Loans in 20 installments payable on the Principal Payment Dates as follows:

      Principal Payment Date
     Falling on or Nearest To           Amount of Installment
     -------------------------          ---------------------
       December 1, 1996                      $1,250,000.00
       March 1, 1997                         $1,250,000.00
       June 1, 1997                          $1,250,000.00
       September 1, 1997                     $1,250,000.00
       December 1, 1997                      $2,500,000.00
       March 1, 1998                         $2,500,000.00
       June 1, 1998                          $2,500,000.00
       September 1, 1998                     $2,500,000.00
       December 1, 1998                      $5,000,000.00
       March 1, 1999                         $5,000,000.00
       June 1, 1999                          $5,000,000.00
       September 1, 1999                     $5,000,000.00
       December 1, 1999                      $7,500,000.00
       March 1, 2000                         $7,500,000.00
       June 1, 2000                          $7,500,000.00
       September 1, 2000                     $7,500,000.00
       December 1, 2000                      $8,750,000.00
       March 1, 2001                         $8,750,000.00
       June 1, 2001                          $8,750,000.00
       September 1, 2001                     $8,750,000.00

                                   CREDIT AGREEMENT

     If CasTech does not borrow the full amount of the aggregate Post-Merger Tranche A Term Loan Commitments on the Merger Date, the shortfall shall be applied to reduce the foregoing installments ratably.

          (ii) TRANCHE B TERM LOANS. CasTech hereby promises to pay to the Administrative Agent for account of each Lender the entire outstanding principal amount of such Lender's Post-Merger Tranche B Term Loans in 28 installments payable on the Principal Payment Dates as follows:

      Principal Payment Date
     Falling on or Nearest To           Amount of Installment
     ------------------------           ---------------------
       December 1, 1996                      $   250,000.00
       March 1, 1997                         $   250,000.00
       June 1, 1997                          $   250,000.00
       September 1, 1997                     $   250,000.00
       December 1, 1997                      $   250,000.00
       March 1, 1998                         $   250,000.00
       June 1, 1998                          $   250,000.00
       September 1, 1998                     $   250,000.00
       December 1, 1998                      $   250,000.00
       March 1, 1999                         $   250,000.00
       June 1, 1999                          $   250,000.00
       September 1, 1999                     $   250,000.00
       December 1, 1999                      $   250,000.00
       March 1, 2000                         $   250,000.00
       June 1, 2000                          $   250,000.00
       September 1, 2000                     $   250,000.00
       December 1, 2000                      $   250,000.00
       March 1, 2001                         $   250,000.00
       June 1, 2001                          $   250,000.00
       September 1, 2001                     $   250,000.00
       December 1, 2001                      $ 8,750,000.00
       March 1, 2002                         $ 8,750,000.00
       June 1, 2002                          $ 8,750,000.00
       September 1, 2002                     $ 8,750,000.00
       December 1, 2002                      $15,000,000.00
       March 1, 2003                         $15,000,000.00
       June 1, 2003                          $15,000,000.00
       September 1, 2003                     $15,000,000.00

     If CasTech does not borrow the full amount of the aggregate Post-Merger Tranche B Term Loan Commitments on the Merger Date, the shortfall shall be applied to reduce the foregoing installments ratably.

                                   CREDIT AGREEMENT

          (iii) REVOLVING CREDIT FACILITY. Each Revolving Credit Borrower hereby jointly and severally promises to pay to the Administrative Agent for account of each Lender the entire outstanding principal amount of such Lender's Post-Merger Revolving Credit Loans, and each such Loan shall mature, on the Post-Merger Revolving Credit Commitment Termination Date.

          (iv) SWINGLINE LOANS. The Post-Merger Revolving Credit Borrowers hereby jointly and severally promise to pay to the Administrative Agent for account of NatWest (or each other Lender holding a Post-Merger Swingline
     Loan) the entire outstanding principal amount of the Post-Merger Swingline Loans, and each such Loan shall mature, on the Post-Merger Revolving Credit Commitment Termination Date.

          3.02 INTEREST. Each Borrower hereby promises to pay to the Administrative Agent for account of each Lender interest on the unpaid principal amount of each Loan (including each Swingline Loan) made by such Lender to such Borrower for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

          (a) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) PLUS the Applicable Margin and

          (b) during such periods as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period PLUS the Applicable Margin.

Notwithstanding the foregoing, each Borrower hereby promises to pay to the Administrative Agent for account of each Lender interest at the applicable Post-Default Rate:

          (x) on any principal of any Loan made by such Lender to such Borrower, on any Reimbursement Obligation of such Borrower held by such Lender and on any other amount payable by such Borrower hereunder or under the Notes held by such Lender to or for account of such Lender, that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full; and

          (y)  during any Specified Event of Default Period.

                                   CREDIT AGREEMENT

Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan and a Swingline Loan, quarterly on the Quarterly Dates, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, and (iii) in the case of any Loan (other than a Swingline Loan), upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to the Borrowers.


          Section 4.  PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

          4.01  PAYMENTS.

          (a) Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by the Borrowers under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any other Credit Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at an account specified by the Administrative Agent, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

          (b) Any Lender for whose account any such payment by a Borrower is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to any ordinary deposit account of such Borrower with such Lender (with notice to such Borrower and the Administrative Agent), PROVIDED that such Lender's failure to give such notice shall not affect the validity thereof.

          (c) Each Borrower shall, at the time of making each payment under this Agreement or any Note for account of any Lender, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans, Reimbursement Obligations or other amounts payable by such

                                   CREDIT AGREEMENT

Borrower hereunder to which such payment is to be applied (and in the event that such Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Lenders for application in such manner as it or the Majority Lenders, subject to Section 4.02 hereof, may determine to be appropriate).

          (d)  Except to the extent otherwise provided in the last sentence of
Section 2.03(b)(v) hereof, each payment received by the Administrative Agent under this Agreement or any Note for account of any Lender shall be paid by the Administrative Agent promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

          (e) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

          4.02 PRO RATA TREATMENT. Except to the extent otherwise provided herein: (a) each borrowing of Loans under a particular Facility from the Lenders under Section 2.01 hereof shall be made from the relevant Lenders, each payment of Non-Utilization Fee under Section 2.05 hereof in respect of Commitments under a particular Facility shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments under a particular Facility under Section 2.04 hereof shall be applied to the respective Commitments under such Facility of the relevant Lenders, pro rata according to the amounts of their respective Commitments under such Facility; (b) except as otherwise provided in Section 5.04 hereof, Eurodollar Loans under any Facility having the same Interest Period shall be allocated pro rata among the relevant Lenders according to the amounts of their respective Commitments under such Facility (in the case of the making of Loans) or their respective Loans under such Facility (in the case of Conversions and Continuations of Loans); (c) each payment or prepayment of principal of Loans under a particular Facility by a Borrower shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans under such Facility held by them; and (d) each payment of interest on Loans under a particular Facility by the relevant Borrower shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders. Notwithstanding the foregoing, borrowings, payments and prepayments of Swingline

                                   CREDIT AGREEMENT

Loans shall be made without regard to the foregoing provisions of this
Section 4.02.

          4.03 COMPUTATIONS. Interest on Loans, Non-Utilization Fees and letter of credit fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but, except as otherwise provided in Section 2.03(b)(vii) hereof excluding the last day) occurring in the period for which payable, and interest on Base Rate Loans and Reimbursement Obligations shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest on Base Rate Loans and Reimbursement Obligations shall be computed on the basis of a year of 360 days and actual days elapsed.

          4.04 MINIMUM AMOUNTS. Except for mandatory prepayments made pursuant to Section 2.10 hereof and Conversions or prepayments made pursuant to
Section 5.04 hereof, each borrowing, Conversion and partial prepayment of principal of Loans (other than Swingline Loans) shall be in an aggregate amount at least equal to $5,000,000 or a larger multiple of $1,000,000 (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period), PROVIDED that the aggregate principal amount of Eurodollar Loans having the same Interest Period shall be in an amount at least equal to $5,000,000 or a larger multiple of $1,000,000 and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be borrowed as Base Rate Loans during such period. Each borrowing of Swingline Loans shall be in an aggregate amount at least equal to $100,000 or in multiples of $50,000 in excess thereof and each partial prepayment of Swingline Loans shall be in an aggregate amount at least equal to $50,000 or in multiples of $50,000 in excess thereof.

          4.05 CERTAIN NOTICES. Notices by a Borrower to the Administrative Agent of terminations or reductions of the Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 12:00 noon New York time on the number of Business Days

                                   CREDIT AGREEMENT
prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                             Number of
                                              Business
          Notice                             Days Prior
          ------                             ----------
     Termination or reduction
     of Commitments                               3

     Borrowing or prepayment
     of Swingline Loans                        same day

     Borrowing or prepayment of,
     or Conversions into,
     Base Rate Loans
     (other than Swingline Loans)                 1

     Borrowing or prepayment of,
     Conversions into, Continuations
     as, or duration of Interest
     Period for, Eurodollar Loans                 3

Each such notice of termination or reduction shall specify the amount and the Facility under which the Commitments are to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Facility of Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the Lenders of the contents of each such notice. In the event that a Borrower fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

          4.06 NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT. Unless the Administrative Agent shall have been notified by a Lender or a Borrower (the "PAYOR") prior to the date on which the

                                   CREDIT AGREEMENT

Payor is to make payment to the Administrative Agent of (in the case of a Lender) the proceeds of a Loan required to be made by such Lender hereunder or (in the case of a Borrower) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "ADVANCE DATE") such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, PROVIDED that if neither the recipient(s) nor the Payor shall return the Required Payment to the Administrative Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

             (i) if the Required Payment shall represent a payment to be made by a Borrower to the Lenders, such Borrower and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (without duplication of the obligation of the Parent under Section 3.02 hereof to pay interest on the Required Payment at the Post-Default Rate), it being understood that the return by the recipient(s) of the Required Payment to the Administrative Agent shall not limit such obligation of such Borrower under said Section 3.02 to pay interest at the Post-Default Rate in respect of the Required Payment and

            (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to a Borrower, the Payor and such Borrower shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to whichever of the rates specified in Section 3.02 hereof is applicable to the Type

                                   CREDIT AGREEMENT
     of such Loan, it being understood that the return by a Borrower of the Required Payment to the Administrative Agent shall not limit any claim such Borrower may have against the Payor in respect of such Required Payment.

          4.07  SHARING OF PAYMENTS, ETC.

          (a) Each Obligor agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of such Obligor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, Reimbursement Obligations or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such deposit or other indebtedness are then due to such Obligor), in which case it shall promptly notify such Obligor and the Administrative Agent thereof, PROVIDED that such Lender's failure to give such notice shall not affect the validity thereof.

          (b) If any Lender shall obtain from any Obligor payment of any principal of or interest on any Loan under any Facility or Letter of Credit Liability owing to it or payment of any other amount under this Agreement or any other Credit Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans under such Facility or Letter of Credit Liabilities or such other amounts then due hereunder or thereunder by such Obligor to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans under such Facility or Letter of Credit Liabilities or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans under such Facility or Letter of Credit Liabilities or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make

                                   CREDIT AGREEMENT
appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

          (c) Each Obligor agrees that any Lender so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

          (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.


          Section 5.  YIELD PROTECTION, ETC.

          5.01  ADDITIONAL COSTS.

          (a) Each Borrower shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs that such Lender determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation, resulting from any Regulatory Change that:

             (i) shall subject any Lender (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or its Notes or changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Notes in respect of any of such Loans (excluding changes in the rate of tax on the overall net income of such Lender or of such Applicable Lending Office by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office); or

                                   CREDIT AGREEMENT

            (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder); or

           (iii) imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities) or its Commitments.

If any Lender requests compensation from a Borrower under this Section 5.01(a), such Borrower may, by notice to such Lender through the Parent (with a copy to the Administrative Agent), suspend the obligation of such Lender thereafter to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable), PROVIDED that such suspension shall not affect the right of such Lender to receive the compensation so requested.

          (b)  Without limiting the effect of the foregoing provisions of this
Section 5.01 (but without duplication), each Borrower shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender (or, without duplication, the bank holding company of which such Lender is a subsidiary) for any costs that it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord, of capital in respect of its Commitments or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below

                                   CREDIT AGREEMENT
that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request).

          (c) Each Lender shall notify the Borrowers of any event occurring after the date hereof entitling such Lender to compensation under paragraph (a) or (b) of this Section 5.01 as promptly as practicable, but in any event within 180 days, after such Lender obtains actual knowledge thereof; PROVIDED that
(i) if any Lender fails to give such notice within 180 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 180 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Lender will furnish to the relevant Borrower a certificate setting forth in reasonable detail the basis and amount of each request by such Lender for compensation under paragraph (a) or (b) of this Section 5.01. Determinations and allocations by any Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) of this
Section 5.01, or of the effect of capital maintained pursuant to paragraph (b) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive, PROVIDED that such determinations and allocations are made on a reasonable basis and consistent with the methodology generally applied by such Lender.

          5.02 LIMITATION ON TYPES OF LOANS. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Base Rate for any Interest Period:

          (a) the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the

                                   CREDIT AGREEMENT
     relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

          (b) if the related Loans are Revolving Credit Loans, the Majority Revolving Credit Lenders, if the related Loans are Tranche A Term Loans, the Majority Tranche A Term Lenders, or if the related Loans are Tranche B Term Loans, the Majority Tranche B Term Lenders, determine, which determination shall be conclusive, and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give each Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans, and each Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with Section 2.09 hereof.

          5.03 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder (and, in the sole opinion of such Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify each Borrower thereof (with a copy to the Administrative Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable).

          5.04 TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to make Eurodollar Loans or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof, such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a Conversion resulting from

                                   CREDIT AGREEMENT
a circumstance described in Section 5.03 hereof, on such earlier date as such Lender may specify to the Borrowers with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:

          (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

          (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrowers with a copy to the Administrative Agent that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this
Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans under the same Facility made by other Lenders are outstanding, such Lender's Base Rate Loans under such Facility shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Base Rate and Eurodollar Loans under such Facility are allocated among the Lenders ratably (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments under such Facility.

          5.05 COMPENSATION. Each Borrower shall pay to the Administrative Agent for account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense (excluding lost profit) that such Lender determines is attributable to:

          (a) any payment, mandatory or optional prepayment or Conversion of a Eurodollar Loan made by such Lender for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10 hereof) on a date other than the last day of the Interest Period for such Loan; or

                                   CREDIT AGREEMENT

          (b) any failure by such Borrower for any reason (including, without limitation, the failure of any of the conditions precedent specified in
     Section 7 hereof to be satisfied) to borrow a Eurodollar Loan from such Lender on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest (but excluding the Applicable Margin) for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

          5.06 ADDITIONAL COSTS IN RESPECT OF LETTERS OF CREDIT. Without limiting the obligations of the Borrowers under Section 5.01 hereof (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder and the result shall be to increase the cost to any Lender or Lenders of issuing (or purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit hereunder or reduce any amount receivable by any Lender hereunder in respect of any Letter of Credit (which increases in cost, or reductions in amount receivable, shall be the result of such Lender's or Lenders' reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Lender or Lenders (through the Administrative Agent), the Borrowers shall pay immediately to the Administrative Agent for account of such Lender or Lenders, from time to time as specified by such Lender or Lenders (through the Administrative Agent),

                                   CREDIT AGREEMENT
such additional amounts as shall be sufficient to compensate such Lender or Lenders (through the Administrative Agent) for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by any such Lender or Lenders, submitted by such Lender or Lenders to the Borrowers shall be conclusive in the absence of manifest error as to the amount thereof.

          5.07  U.S. TAXES.

          (a) Each Borrower agrees to pay to each Lender that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Taxes imposed with respect to such payment (or in lieu thereof, payment of such U.S. Taxes by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, PROVIDED that the foregoing obligation to pay such additional amounts shall not apply:

             (i) to any payment to any Lender hereunder unless such Lender is, on the date hereof (or on the date it becomes a Lender hereunder as provided in Section 12.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Lender, either entitled to submit a Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by such Lender hereunder in respect of the Loans),

            (ii) to any U.S. Taxes to the extent imposed by reason of the failure by such non-U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person (including the filing of Form 1001 or 4224, as appropriate) if such compliance is required by statute or regulation of the United States of America as a precondition to reduction of or relief or exemption from such U.S. Taxes, or

           (iii) to any tax assessment or other governmental charge which is payable otherwise than by withholding or deduction from payments due such non-U.S. Person hereunder.

For the purposes of this Section 5.07(a), (A) "U.S. PERSON" shall mean a citizen, national or resident of the United States of

                                   CREDIT AGREEMENT

America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to U.S. Federal income taxation regardless of the source of its income, (B) "U.S. TAXES" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein, (C) "FORM 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America and (D) "FORM 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates). Each of the Forms referred to in the foregoing clauses (C) and (D) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

          (b) Within 30 days after paying any amount to the Administrative Agent or any Lender from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Borrowers shall deliver to the Administrative Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

          5.08 REPLACEMENT OF LENDERS. If any Lender defaults in its obligations to make Loans pursuant to Section 2.01 hereof or to fund unreimbursed drawings under Section 2.03 hereof or requests compensation pursuant to Section 5.01 or 5.06 hereof (any such Lender so defaulting or so requesting such compensation being herein called a "REQUESTING LENDER"), the Parent, upon three Business Days notice, may require that such Requesting Lender transfer and assign all of its right, title and interest under this Agreement and such Requesting Lender's Notes, if any, to any bank or other financial institution (a "PROPOSED LENDER") identified by the Parent that is satisfactory to the Administrative Agent and the Issuing Banks (and, upon request of the Parent, the Administrative Agent agrees to use reasonable efforts to assist the Parent in identifying Proposed Lenders for this purpose) (a) if such Proposed Lender agrees to assume all of the obligations of such Requesting Lender hereunder, and to purchase all of such Requesting Lender's Loans hereunder for

                                   CREDIT AGREEMENT
consideration equal to the aggregate outstanding principal amount of such Requesting Lender's Loans, together with interest thereon to the date of such purchase, and satisfactory arrangements are made for payment to such Requesting Lender of all other amounts payable hereunder to such Requesting Lender on or prior to the date of such transfer (including any fees accrued hereunder and all amounts payable under Section 5 hereof, including all amounts payable under
Section 5.05 hereof as if all of such Requesting Lender's Loans were being prepaid in full on such date) and (b) if such Requesting Lender has requested compensation pursuant to Section 5.01 or 5.06 hereof, such Proposed Lender's aggregate requested compensation, if any, pursuant to said Section 5.01 or 5.06 with respect to such Requesting Lender's Loans is lower than that of the Requesting Lender. Subject to the provisions of Section 12.06(b) hereof, such Proposed Lender shall be a "Lender" for all purposes hereunder. Without prejudice to the survival of any other agreement of the Obligors hereunder the agreements of the Borrowers contained in Sections 5 and 12.03 hereof (without duplication of any payments made to such Requesting Lender by the Parent or the Proposed Lender) shall survive for the benefit of such Requesting Lender under this Section 5.08 with respect to the time prior to such replacement.

          Section 6.  GUARANTEE.

          6.01  THE GUARANTEE.

          (a) The CALI Guarantors hereby jointly and severally guarantee to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to, and the Notes held by each Lender of, CALI and all other amounts from time to time owing to the Lenders or the Administrative Agent by CALI under this Agreement and under the Notes and by any Obligor under any of the other Credit Documents, and all obligations of the Parent or any of its Subsidiaries to any Lender in respect of any Interest Rate Protection Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "CALI GUARANTEED OBLIGATIONS"). The CALI Guarantors hereby further jointly and severally agree that if CALI shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the CALI Guaranteed Obligations, the CALI Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the CALI Guaranteed Obligations, the same will

                                   CREDIT AGREEMENT
be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. It is understood and agreed that neither CasTech nor Barmet will, at any time prior to the Merger Date, be CALI Guarantors or have any obligations under this Section 6.01(a).

          (b) The CasTech Guarantors hereby jointly and severally guarantee to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to, and the Notes held by each Lender of, CasTech and all other amounts from time to time owing to the Lenders or the Administrative Agent by CasTech under this Agreement and under the Notes and by CasTech or any of its Subsidiaries under any of the other Credit Documents, and all obligations of CasTech or any of its Subsidiaries to any Lender in respect of any Interest Rate Protection Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "CASTECH GUARANTEED OBLIGATIONS"). The CasTech Guarantors hereby further jointly and severally agree that if CasTech shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the CasTech Guaranteed Obligations, the CasTech Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the CasTech Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          (c) Each Borrower under the Post-Merger Revolving Credit Facility hereby guarantees to each Post-Merger Revolving Credit Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by such Lenders to, and the Notes held by each Lender of, the other Borrowers under such Facility and all other amounts from time to time owing to the Lenders or the Administrative Agent by such Borrowers under such Facility under this Agreement and under the Notes and by any Obligor under any of the other Credit Documents, and all obligations of such Borrowers or any of their respective Subsidiaries to any Lender in respect of any Interest Rate Protection Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "JOINT OBLIGATIONS" and, collectively with the CALI

                                   CREDIT AGREEMENT

Guaranteed Obligations and the CasTech Guaranteed Obligations, the "GUARANTEED OBLIGATIONS"). The Borrowers under the Post-Merger Revolving Credit Facility hereby further jointly and severally agree that if any other Borrower under such Facility shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Joint Obligations, the other Borrowers under such Facility will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Joint Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          6.02  OBLIGATIONS UNCONDITIONAL.

          (a) The obligations of the CALI Guarantors under Section 6.01(a) hereof are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of CALI under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the CALI Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
Section 6.02(a) that the obligations of the CALI Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances.


          (b) The obligations of the CasTech Guarantors under Section 6.01(b) hereof are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of CasTech under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the CasTech Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 6.02(b) that the obligations of the CasTech Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances.

          (c) The obligations of the Post-Merger Revolving Credit Borrowers under Section 6.01(c) hereof are absolute and

                                   CREDIT AGREEMENT
unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the other Borrowers under such Facility under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Joint Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 6.02(c) that the obligations of each Borrower under the Post-Merger Revolving Credit Facility shall be absolute and unconditional, joint and several, under any and all circumstances.

          (d) Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute and unconditional as described above:

             (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

            (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

           (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

            (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any

                                   CREDIT AGREEMENT
requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Borrower under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

          6.03  REINSTATEMENT.  The obligations of the Guarantors under this
Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the relevant Borrower in respect of the relevant Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of such Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

          6.04 SUBROGATION. The Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 6.01 hereof, whether by subrogation or otherwise, against the Borrowers or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

          6.05 REMEDIES. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the relevant Borrower under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of Section 6.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against such Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by such Borrower)

                                   CREDIT AGREEMENT
shall forthwith become due and payable by the Guarantors for purposes of said
Section 6.01.

          6.06 CONTINUING GUARANTEE. The guarantee in this Section 6 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

          6.07  RIGHTS OF CONTRIBUTION.

          (a) Each Relevant Obligor hereby agrees, as between themselves, that if any Relevant Obligor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Relevant Obligor of any Guaranteed Obligations, each other Relevant Obligor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Relevant Obligor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the Properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined in paragraph (b) below) in respect of such Guaranteed Obligations. The payment obligation of a Relevant Obligor to any Excess Funding Guarantor under this Section 6.07 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Relevant Obligor under the other provisions of this Section 6 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

          (b) For purposes of this Section 6.07: (i) "RELEVANT OBLIGOR" shall mean (x) prior to the Merger Date, CALI and each of the Subsidiary Guarantors and (y) from and after the Merger Date, each Borrower and each of the Subsidiary Guarantors; (ii) "EXCESS FUNDING GUARANTOR" shall mean, in respect of any Guaranteed Obligations, a Relevant Obligor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations; (iii) "EXCESS PAYMENT" shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations; (iv) "PRO RATA SHARE" shall mean, for any Relevant Obligor, the ratio (expressed as a percentage) of the amount of such Relevant Obligor's Net Assets to the amount of the aggregate Net Assets of all of the Relevant Obligors, in each case determined as of (A)(x) with respect to any Relevant Obligor that is a party hereto on the Initial Borrowing Date, the Initial Borrowing Date or (y) with respect to any other Relevant Obligor, the date such Relevant Obligor becomes a Relevant Obligor hereunder or (B) the date any demand is made hereunder in respect

                                   CREDIT AGREEMENT
of the Guaranteed Obligations, whichever date results in the higher amount (the "DETERMINATION DATE"); and (v) "NET ASSETS" of any Relevant Obligor shall mean the amount by which the aggregate present fair saleable value of all assets of such Relevant Obligor (excluding any shares of stock of any other Relevant Obligor) exceeds the amount of all the debts and liabilities of such Relevant Obligor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding (x) the obligations of such Relevant Obligor under this Section 6, assuming the full utilization of permitted borrowings under this Agreement and after giving effect, on a PRO FORMA basis (but without duplication), to all such obligations of such Relevant Obligor to be incurred or assumed as of the Merger Date and (y) the obligations of such Relevant Obligor in respect of its guarantee of the Senior Subordinated Debt, assuming all such obligations are in existence as of the date hereof and after giving effect to all such obligations which shall become effective as of the Merger Date).

          6.08 LIMITATION ON GUARANTEE OBLIGATIONS. Notwithstanding any other provision of this Agreement to the contrary, in any action or proceeding involving any state corporate law or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Relevant Obligor hereunder would otherwise be held or determined to be void, invalid or unenforceable on account of the amount of its liability under this Section 6, then notwithstanding any other provision of this Agreement to the contrary, the amount of such liability shall, without any further action by such Relevant Obligor or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.


          Section 7.  CONDITIONS PRECEDENT.

          7.01 INITIAL TENDER OFFER TERM LOAN. The obligation of each Tender Offer Term Loan Lender to make its initial Tender Offer Term Loan hereunder on the Initial Borrowing Date is subject to the prior or simultaneous satisfaction of the following conditions: (1) such extension of credit shall be made on or before the Tender Offer Loan Commitment Termination Date and (2) the Administrative Agent shall have received the following documents (with sufficient copies for each Lender) or other evidence, each of which shall be satisfactory to the

                                   CREDIT AGREEMENT

Administrative Agent (and to the extent specified below, to the Lenders) in form and substance:

          (a) CORPORATE DOCUMENTS. The following documents, each certified as indicated below:

               (i) for each Obligor, a copy of the charter, as amended and in effect, of such Obligor certified as of a date reasonably close to the Initial Borrowing Date by the appropriate Secretary of State and a certificate from such Secretary of State dated as of a date reasonably close to the Initial Borrowing Date as to the good standing of and charter documents filed by such Obligor;

              (ii) for each Obligor, a certificate of the Secretary or an Assistant Secretary of such Obligor, dated the Initial Borrowing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Obligor as amended and in effect at all times from the date on which the resolutions referred to in clause (B) were adopted to and including the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of such Obligor authorizing the execution, delivery and performance of such of the Basic Documents to which such Obligor is or is intended to be a party and the extensions of credit hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the charter of such Obligor has not been amended since the date of the certification thereto furnished pursuant to clause (i) above, and
          (D) as to the incumbency and specimen signature of each officer of such Obligor executing such of the Basic Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection therewith (and the Administrative Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Obligor); and

             (iii) for each such Obligor, a certificate of another officer of such Obligor, dated the Initial Borrowing Date, as to the incumbency and specimen signature of the Secretary or Assistant Secretary, as the case may be, of such Obligor.

                                   CREDIT AGREEMENT

          (b) OFFICER'S CERTIFICATE. (i) A certificate of a senior officer of the Parent, dated the Initial Borrowing Date, to the effect set forth in clauses (a), (b) and (c) of Section 7.05 hereof (other than with respect to CasTech and its Subsidiaries) and (ii) a certificate of a senior officer of CasTech, dated the Initial Borrowing Date, to the effect set forth in clauses (a) and (b) of Section 7.05 hereof (with respect to CasTech and its Subsidiaries).

          (c) NOTES. The Tender Offer Term Loan Notes, duly completed and executed for each Tender Offer Term Loan Lender.

          (d) OPINIONS OF SPECIAL NEW YORK COUNSEL TO THE OBLIGORS. Opinions, dated the Initial Borrowing Date, of Sullivan & Cromwell, special New York counsel to certain of the Obligors, and such other counsel satisfactory to the Administrative Agent, covering all of the matters set forth in Exhibit G hereto to be covered by such counsel on the Tender Offer Closing Date (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

          (e) OPINIONS OF LOCAL COUNSEL. Opinions, dated the Initial Borrowing Date, of local counsel in the respective states in which the Properties covered by the Mortgages referred to in clause (m) below are located, substantially in the form of Exhibit H hereto, and in each case covering such others matters as the Administrative Agent or any Lender may reasonably request (and each Obligor hereby instructs such counsel to deliver such opinions to the Lenders and the Administrative Agent).

          (f) OPINION OF SPECIAL NEW YORK COUNSEL TO NATWEST. An opinion, dated the Initial Borrowing Date, of Milbank, Tweed, Hadley & McCloy, special New York counsel to NatWest, substantially in the form of Exhibit I-1 hereto (and NatWest hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

          (g)  TENDER OFFER.

             (i) Evidence that at least a majority of the issued and outstanding CasTech Shares shall have been validly tendered to New CALC at a price per share not to exceed $20.50, have not been withdrawn and are available for purchase, all in accordance with the terms and conditions of the Offer to Purchase;

                                   CREDIT AGREEMENT

            (ii) a certificate of a senior officer of the Parent, and a certificate of a senior officer of New CALC, each dated the Initial Borrowing Date, certifying that the principal conditions precedent to the purchase of the CasTech Shares contained in the Offer to Purchase have been satisfied and not waived except with the consent of the Majority Lenders and that the Offer to Purchase has been duly authorized and delivered by New CALC and is in full force and effect as of said date;

           (iii) the irrevocable written consent of each of New CALC and the Parent to the Merger (along with resolutions of the board of directors of each of New CALC and the Parent, certified by the Secretary or an Assistant Secretary of such Person as being true and complete); and

            (iv) if less than 90% of the issued and outstanding CasTech Shares are tendered, a copy of the Information Statement which shall in all respects be ready for filing with the Commission.

          (h)  TENDER OFFER DOCUMENTS AND GOVERNMENTAL APPROVALS.

             (i) Certified copies of all Tender Offer Documents (including the Offer to Purchase), and all Additional Tender Offer Documents (which Additional Tender Offer Documents shall be in form and substance acceptable to the Majority Lenders); and

            (ii) evidence that all necessary governmental and material third party consents and approvals in connection with the Acquisition have been obtained and remain in effect and all applicable waiting periods (including, without limitation, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) have expired without any action being taken by any competent authority that restricts, prevents or imposes materially adverse conditions upon the making or consummation of the Acquisition.

          (i) MERGER AGREEMENT. A certificate of a senior officer of CasTech, dated the Initial Borrowing Date, and a certificate of a senior officer of the Parent, that the Merger Agreement has been duly authorized, executed and delivered by the parties thereto and is in full force and effect and that there has been no amendment to the Merger Agreement except with the consent of the Majority Lenders.

                                   CREDIT AGREEMENT

          (j) OTHER ACQUISITION DOCUMENTS. Certified copies of all other Acquisition Documents each of which shall be in form and substance satisfactory to the Majority Lenders.

          (k) COMMONWEALTH PLEDGE AND SECURITY AGREEMENT. The Commonwealth Pledge and Security Agreement, duly executed and delivered by the Parent, CALI, the Subsidiary Guarantors and the Administrative Agent, together with certificate(s) representing all of the issued and outstanding Capital Stock of CALI, New CALC (prior to giving effect to the Merger) and the other Subsidiary Guarantors accompanied by undated stock powers duly executed in blank. In addition, such Obligors shall have taken such other action (including, without limitation, delivering to the Administrative Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the Commonwealth Pledge and Security Agreement.

          (l) CASTECH PLEDGE AND SECURITY AGREEMENT. The CasTech Pledge and Security Agreement, duly executed and delivered by CasTech, Barmet and the Administrative Agent, together with certificate(s) representing all of the issued and outstanding Capital Stock of Barmet accompanied by undated stock powers duly executed in blank. In addition, CasTech and Barmet shall have taken such other action (including, without limitation, delivering to the Administrative Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the CasTech Pledge and Security Agreement.

          (m) MORTGAGES AND TITLE INSURANCE. To the extent requested by the Administrative Agent and except as covered by Section 9.18 hereof, the following documents each of which shall be executed (and, where appropriate, acknowledged) by Persons satisfactory to the Administrative
     Agent:

             (i) Mortgages covering the real Properties identified in Schedules XV and XVI hereto, in each case duly executed and delivered by the Parent, CALI, CasTech or Barmet, as the case may be, in recordable form (in such number of copies as the Administrative Agent shall have reasonably requested);

                                   CREDIT AGREEMENT

            (ii) mortgagee policies of title insurance on forms of and issued by one or more title companies satisfactory to the Administrative Agent (the "TITLE COMPANIES"), insuring the validity and priority of the Liens created under such Mortgages for and in amounts satisfactory to the Administrative Agent, subject only to such exceptions as are satisfactory to the Administrative Agent and, to the extent necessary under applicable law, for filing in the appropriate county land offices, Uniform Commercial Code financing statements covering fixtures, in each case appropriately completed and duly executed;

           (iii) as-built surveys, re-dated of recent date or updated by physical inspection (including aerial inspection) of recent date of each of the facilities to be covered by such Mortgages, showing such matters as may be reasonably required by the Administrative Agent, which surveys shall be in form and content acceptable to the Administrative Agent, and certified to the Administrative Agent and to each Lender and the Title Companies, and shall have been prepared by a registered surveyor reasonably acceptable to the Administrative Agent; and

            (iv) copies of permanent and unconditional certificates of occupancy for each fee owned real Property covered by a Mortgage (or, if it is not the practice to issue certificates of occupancy in the jurisdiction in which the facilities to be covered by such Mortgages are located, then such other evidence reasonably satisfactory to Administrative Agent) permitting the fully functioning operation and occupancy of each such facility and of such other permits necessary for the use and operation of each such facility issued by the respective governmental authorities having jurisdiction over each such facility.

     In addition, the Parent shall have paid to the Title Companies all expenses and premiums of the Title Companies in connection with the issuance of such policies and in addition shall have paid to the Title Companies an amount equal to the recording and stamp taxes payable in connection with recording such Mortgages in the appropriate county land offices.

                                   CREDIT AGREEMENT

          (n) NEW CALC NOTE. The New CALC Note, duly executed and delivered by New CALC.

          (o) UCC, TAX LIEN, JUDGMENT AND LITIGATION SEARCHES. Reports satisfactory to the Lenders listing the results of Uniform Commercial Code filing, tax lien, judgment and litigation searches prepared by one or more firms satisfactory to the Administrative Agent with respect to the Obligors in each of the jurisdictions deemed relevant by the Administrative Agent.

          (p) INSURANCE. Certificates of insurance evidencing the existence of insurance covering risks and issued by such insurers and on such terms as shall be satisfactory to the Majority Lenders in their reasonable discretion and evidencing the designation of the Administrative Agent as the loss payee or additional named insured, as the case may be, thereunder to the extent required by Section 9.04 hereof, such certificates to be in such form and contain such information as is specified in said
     Section 9.04. In addition, the Parent shall have delivered a certificate of a Responsible Officer setting forth the insurance obtained by it in accordance with the requirements of said Section 9.04 and stating that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid.

          (q) ENVIRONMENTAL MATTERS. A certificate from a senior officer of CasTech to the effect that CasTech has verified the material accuracy of all factual statements and other information provided by CasTech and its employees to ENVIRON that are contained in the Update of Environmental Assessment dated September 17, 1996 from ENVIRON, except for any inaccuracies or omissions that would not result in a material adverse effect on the business, properties, assets, operations, conditions (financial or otherwise), or prospects of CasTech and its Subsidiaries (taken as a whole).

          (r) SOLVENCY ANALYSIS. A certificate from the chief financial officer of the Parent that, as of the Initial Borrowing Date and after giving effect to the Merger, the borrowings contemplated hereunder in the full amount of the Commitments, the issuance of the full amount of the Senior Subordinated Debt, and the other transactions contemplated by the Basic Documents, no Obligor, on a stand-alone or consolidated basis, (i) will be insolvent or will be rendered insolvent by the Indebtedness incurred in

                                   CREDIT AGREEMENT
     connection therewith, (ii) will be left with unreasonably small capital with which to conduct its business operations as heretofore conducted or (iii) will have incurred debts beyond its ability to pay such debts as they mature. The Administrative Agent shall have also received a certificate from the chief financial officer of the Parent certifying that the financial projections and underlying assumptions contained in such analyses were at the time made prepared in good faith and on the Initial Borrowing Date and such officer has no reason to believe that such projections and assumptions are materially inaccurate, and in each case such analyses were accurately computed.

          (s) REPAYMENT OF EXISTING INDEBTEDNESS. Evidence that the principal of and interest on, and all other amounts owing in respect of, the Indebtedness of the Parent, CALI, CasTech and Barmet (including, without limitation, any contingent or other amounts payable in respect of letters of credit) indicated on Parts A and B, respectively, of Schedules V and VI hereto that is to be repaid on the Initial Borrowing Date shall have been (or shall be simultaneously) paid in full, that any commitments to extend credit under the agreements or instruments relating to such Indebtedness shall have been canceled or terminated and that all Guarantees in respect of, and all Liens securing, any such Indebtedness shall have been released (or arrangements for such release satisfactory to the Administrative Agent shall have been made); in addition, the Administrative Agent shall have received from any Person holding any Lien securing any such Indebtedness, such Uniform Commercial Code termination statements, mortgage releases and other instruments, in each case in proper form for recording, as the Administrative Agent shall have requested to release and terminate of record the Liens securing such Indebtedness (or arrangements for such release and termination satisfactory to the Administrative Agent shall have been made).

          (t) OTHER DOCUMENTS. Such other documents as the Administrative Agent or any Lender or special New York counsel to NatWest may reasonably request.

The obligation of any Lender to make its initial extension of credit hereunder is also subject to the payment by the Obligors of such fees as the Obligors shall have agreed to pay or deliver to any Lender or the Administrative Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to NatWest, in connection with the negotiation, preparation,

                                   CREDIT AGREEMENT
execution and delivery of this Agreement and the Notes and the other Basic Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Obligors).

          7.02 INITIAL REVOLVING CREDIT LOANS. The obligation of each Revolving Credit Lender to make its initial Tender Offer Revolving Credit Loan hereunder is subject to the conditions precedent that the Administrative Agent shall have received the following documents (with sufficient copies for each Revolving Credit Lender), each of which shall be satisfactory to the Administrative Agent in form and substance:

          (a) TENDER OFFER TERM LOANS. Evidence that Tender Offer Term Loans shall have been borrowed.

          (b) NOTES. The Tender Offer Revolving Credit Notes, duly completed and executed for each Revolving Credit Lender.

          (c) BORROWING BASE CERTIFICATE. A Borrowing Base Certificate dated as of August 31, 1996, duly executed.

          7.03 INITIAL POST-MERGER TERM LOANS. The obligation of each Term Loan Lender to make its initial Post-Merger Term Loan hereunder on the Merger Date is subject to the conditions precedent that: (i) such extension of credit shall be made on the Merger Date; and (ii) the Administrative Agent shall have received the following documents (with sufficient copies for each Lender), each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance:

          (a) ASSUMPTION AND CONFIRMATION AGREEMENT. The Assumption and Confirmation Agreement, duly executed and delivered by CasTech and Barmet.

          (b) CORPORATE DOCUMENTS. The following documents, each certified as indicated below:

             (i) a certificate of the Secretary of CasTech dated the Merger Date certifying (A) that attached thereto is a true and complete copy of the Certificate of Incorporation and by-laws of CasTech, as amended and in effect on the Merger Date, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of CasTech authorizing the execution, delivery and performance of the Assumption

                                   CREDIT AGREEMENT

          Agreement and (C) as to the incumbency and specimen signature of each officer of CasTech that executed the Assumption Agreement (and the Administrative Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from CasTech); and

            (ii) a certificate of another officer of CasTech, dated the Merger Date, as to the incumbency and specimen signature of the Secretary of CasTech.

          (c) NOTES. The Post-Merger Term Loan Notes, duly completed and executed for each Term Loan Lender.

          (d) MORTGAGES AND TITLE INSURANCE. To the extent requested by the Administrative Agent, except as covered by Section 9.18 hereof and unless previously delivered on the Tender Offer Closing Date, the following documents each of which shall be executed (and, where appropriate, acknowledged) by Persons satisfactory to the Administrative Agent:

             (i) Mortgages covering the real Properties of the Parent, CALI, CasTech and Barmet identified in Schedules XV and XVI hereto, in each case duly executed and delivered by the Parent, CALI, CasTech or Barmet, as the case may be, in recordable form (in such number of copies as the Administrative Agent shall have reasonably requested);

            (ii) mortgagee policies of title insurance on forms of and issued by one or more Title Companies insuring the validity and priority of the Liens created under such Mortgages for and in amounts satisfactory to the Administrative Agent, subject only to such exceptions as are satisfactory to the Administrative Agent and, to the extent necessary under applicable law, for filing in the appropriate county land offices, Uniform Commercial Code financing statements covering fixtures, in each case appropriately completed and duly executed;

           (iii) as-built surveys, re-dated of recent date or updated by physical inspection (including aerial inspection) of recent date of each of the facilities to be covered by such Mortgages, showing such matters as may be required by the Administrative Agent, which surveys shall be in form and content acceptable to the Administrative Agent, and certified to the Administrative Agent and to each Lender and the Title

                                   CREDIT AGREEMENT

          Companies, and shall have been prepared by a registered surveyor reasonably acceptable to the Administrative Agent; and

            (iv) copies of permanent and unconditional certificates of occupancy for each fee owned real Property covered by a Mortgage (or, if it is not the practice to issue certificates of occupancy in the jurisdiction in which the facilities to be covered by such Mortgages are located, then such other evidence reasonably satisfactory to the Administrative Agent) permitting the fully functioning operation and occupancy of each such facility and of such other permits necessary for the use and operation of each such facility issued by the respective governmental authorities having jurisdiction over each such facility.

     In addition, the Parent shall have paid to the Title Companies all expenses and premiums of the Title Companies in connection with the issuance of such policies and in addition shall have paid to the Title Companies an amount equal to the recording and stamp taxes payable in connection with recording such Mortgages in the appropriate county land offices.

          (e) AMOUNT OF POST-MERGER REVOLVING CREDIT LOANS. Evidence satisfactory to the Lenders that after giving effect to the borrowings of the Post-Merger Term Loans and the repayment of the Tender Offer Loans on the Merger Date and the borrowings of the Post-Merger Revolving Credit Loans contemplated to occur on the Merger Date, the aggregate outstanding principal amount of Post-Merger Revolving Credit Loans as of the Merger Date will not exceed $160,000,000.

          (f) LIENS. Evidence that, after giving effect to the Merger, the CasTech Pledge and Security Agreement creates a valid and perfected Lien on the Property of CasTech and Barmet subject to no other Lien (except Liens permitted by Section 9.06 hereof).

          (g) MERGER. Evidence that the Parent, New CALC and CasTech shall have consummated the Merger in compliance with the Merger Agreement and all applicable laws.

          (h) REPAYMENT OF EXISTING INDEBTEDNESS. To the extent not repaid pursuant to Section 7.01 hereof, evidence that the principal of and interest on, and all other amounts

                                   CREDIT AGREEMENT
     owing in respect of, the Indebtedness of CasTech (including, without limitation, any contingent or other amounts payable in respect of letters of credit) indicated on Part A of Schedule VI hereto that is to be repaid on the Merger Date shall have been (or shall be simultaneously) paid in full, that any commitments to extend credit under the agreements or instruments relating to such Indebtedness shall have been canceled or terminated and that all Guarantees in respect of, and all Liens securing, any such Indebtedness shall have been released (or arrangement for such release satisfactory to the Majority Lenders shall have been made).

          (i) OFFICER'S CERTIFICATE. A certificate of a senior officer of the Parent to the effect set forth in clauses (a), (b) and (c) of Section 7.05 hereof and that none of the provisions of the Merger Agreement as in effect on the Initial Borrowing Date, has been amended or otherwise modified without the consent of the Majority Lenders.

          (j) OPINIONS OF SPECIAL NEW YORK COUNSEL TO THE OBLIGORS. Opinions, dated the Merger Date, of Sullivan & Cromwell, special New York counsel to certain of the Obligors, and such other counsel satisfactory to the Administrative Agent, covering all of the matters set forth in Exhibit G hereto to be covered by such counsel on the Merger Date (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

          (k) OPINION OF LOCAL COUNSEL. Opinions, dated the Merger Date, of local counsel in the respective states in which the Properties covered by the Mortgages referred to in clause (d) above are located, substantially in the form of Exhibit H hereto, in each case covering such other matters as the Administrative Agent or any Lender may reasonably request (and each Obligor hereby instructs such counsel to deliver such opinions to the Lenders and the Administrative Agent).

          (l) OPINION OF SPECIAL NEW YORK COUNSEL TO NATWEST. An opinion, dated the Merger Date, of Milbank, Tweed, Hadley & McCloy, special New York counsel to NatWest, substantially in the form of Exhibit I-2 hereto (and NatWest hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

          (m) SOLVENCY ANALYSIS. A certificate from the chief financial officer of the Parent that, as of the Merger Date

                                   CREDIT AGREEMENT
     and after giving effect to the Merger, the borrowings contemplated hereunder in the full amount of the Commitments, the issuance of the full amount of the Senior Subordinated Debt, and the other transactions contemplated by the Basic Documents, no Obligor, on a stand-alone or consolidated basis, (i) will be insolvent or will be rendered insolvent by the Indebtedness incurred in connection therewith, (ii) will be left with unreasonably small capital with which to conduct its business operations as heretofore conducted or (iii) will have incurred debts beyond its ability to pay such debts as they mature. The Administrative Agent shall have also received a certificate from the chief financial officer of the Parent certifying that the financial projections and underlying assumptions contained in such analyses were at the time made prepared in good faith and on the Merger Date and such officer has no reason to believe that such projections and assumptions are materially inaccurate, and in each case such analyses were accurately computed.

          (n) FINANCING STATEMENTS. Unless previously delivered on the Tender Offer Closing Date, appropriately completed and duly executed copies of Uniform Commercial Code Financing Statements, as requested by the Administrative Agent, in order to perfect the security interests created pursuant to the CasTech Pledge and Security Agreement.

          (o) OTHER DOCUMENTS. Such other documents as the Administrative Agent or any Lender or special New York counsel to the Administrative Agent may reasonably request.

          7.04 INITIAL POST-MERGER REVOLVING CREDIT LOANS. The obligation of each Revolving Credit Lender to make its initial Post-Merger Revolving Credit Loan hereunder is subject to the conditions precedent that the Administrative Agent shall have received the following documents (with, in the case of clause (c) below, sufficient copies for each Revolving Credit Lender), each of which shall be satisfactory to the Administrative Agent in form and substance:

          (a) POST-MERGER TERM LOANS. Evidence that the Post-Merger Term Loans shall have been borrowed.

          (b) NOTES. The Post-Merger Revolving Credit Notes, duly completed and executed for each Revolving Credit Lender.

                                   CREDIT AGREEMENT

          (c) BORROWING BASE CERTIFICATE. A Borrowing Base Certificate dated as of a date not more than 30 days prior to the date of the making of the initial Post-Merger Revolving Credit Loans, duly executed.

          7.05 INITIAL AND SUBSEQUENT EXTENSIONS OF CREDIT. The obligation of the Lenders to make any Loan or otherwise extend any credit to either Obligor upon the occasion of each borrowing or other extension of credit hereunder (including the initial borrowings of the Tender Offer Loans and the Post-Merger Loans) is subject to the further conditions precedent that, both immediately prior to the making of such Loan or other extension of credit and also after giving effect thereto and to the intended use thereof:

          (a)  no Default shall have occurred and be continuing;

          (b)  the representations and warranties made by each Obligor in
     Section 8 hereof (other than, in the case of any borrowing prior to the Merger Date, the representations and warranties set forth in paragraph (ii) in the last sentence of Section 8.02 hereof) and in each other Basic Document to which such Obligor is a party, shall be true and complete in all material respects on and as of the date of the making of such Loan or other extension of credit (and after giving effect thereto) with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

          (c) to the extent there are Loans outstanding under any Revolving Credit Facility, the aggregate principal amount of such Loans together with the aggregate amount of all Letter of Credit Liabilities under such Facility shall not exceed the Borrowing Base for such Facility reflected on the most recent Borrowing Base Certificate delivered pursuant to Section 7.04(c) or 9.01(f) hereof.

Each notice of borrowing or request for the issuance of a Letter of Credit by a Borrower hereunder shall constitute a certification by such Borrower to the effect set forth in the preceding sentence (both as of the date of such notice or request and, unless such Borrower otherwise notifies the Administrative Agent prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).

          7.06 CERTAIN DETERMINATIONS. For purposes of determining compliance with the conditions specified in

                                   CREDIT AGREEMENT

Sections 7.01, 7.02, 7.03 and 7.04 hereof, each Lender shall be deemed to be consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Credit Documents shall have received notice from such Lender prior to the Initial Borrowing Date (or, in the case of Sections 7.02, 7.03 and 7.04 hereof, the initial Loan under such Section) specifying its objection thereto, and such Lender shall not have made available to the Administrative Agent such Lender's ratable portion of such Loan.

          Section 8. REPRESENTATIONS AND WARRANTIES. Each Obligor represents and warrants to the Administrative Agent and the Lenders that:

          8.01 CORPORATE EXISTENCE. Each Obligor and its Subsidiaries (including for purposes of this Section 8.01, CasTech and its Subsidiaries):
(a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted except where the failure to have the same could not reasonably be expected to have a Material Adverse Effect; and (c) is qualified to do business and is in good standing as a foreign entity in all jurisdictions in which the nature of the business conducted by it requires such qualification except where failure so to qualify could not reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect.

          8.02 FINANCIAL CONDITION. The Parent has heretofore furnished to each of the Lenders the following:

             (a) consolidated and consolidating balance sheets of the Parent and its Subsidiaries as at December 31, 1995 and the related consolidated and consolidating statements of income, retained earnings and cash flows of the Parent and its Subsidiaries for the fiscal year ended on said date, with the opinion thereon (in the case of said consolidated balance sheet and statements) of Coopers & Lybrand L.L.P., and the unaudited consolidated and consolidating balance sheets of the Parent and its Subsidiaries as at June 30, 1996 and the related consolidated and consolidating

                                   CREDIT AGREEMENT
     statements of income, retained earnings and cash flows of the Parent and its Subsidiaries for the six-month period ended on such date; and

             (b) consolidated and consolidating balance sheets of CasTech and its Subsidiaries as at March 31, 1996 and the related consolidated and consolidating statements of income, retained earnings and cash flows of CasTech and its Subsidiaries for the fiscal year ended on said date, with the opinion thereon (in the case of said consolidated balance sheet and statements) of Ernst & Young L.L.P., and the unaudited consolidated and consolidating balance sheets of CasTech and its Subsidiaries as at June 30, 1996 and the related consolidated and consolidating statements of income, retained earnings and cash flows of CasTech and its Subsidiaries for the three-month period ended on such date.

All such financial statements fairly present, in all material respects, the consolidated financial condition of the Parent and its Subsidiaries and CasTech and its Subsidiaries, as the case may be, and (in the case of said consolidating financial statements) the respective unconsolidated financial condition of the Parent and its Subsidiaries and CasTech and its Subsidiaries, as the case may be, as at said dates and the consolidated and unconsolidated results of their respective operations for the fiscal years and periods ended on said dates (subject, in the case of such financial statements as at June 30, 1996, to normal year-end audit adjustments), all in accordance with generally accepted accounting principles and practices applied on a consistent basis. Except as otherwise disclosed to the Administrative Agent or the Lenders in writing prior to the date hereof, none of the Parent nor any of its Subsidiaries, nor CasTech nor any of its Subsidiaries, has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets as at said dates. Since December 31, 1995 (in the case of the Parent and its Subsidiaries) or March 31, 1996 (in the case of CasTech and its Subsidiaries):

          (i) there has been no material adverse change in the business, properties, assets, operations, conditions (financial or otherwise), or prospects of CasTech and its Subsidiaries, taken as a whole; and

          (ii) other than the Merger, there has been no material adverse change in the business, properties, assets,

                                   CREDIT AGREEMENT
     operations, conditions (financial or otherwise), or prospects of the Parent and its Subsidiaries (including CALI and New CALC) taken as a whole.

          8.03 LITIGATION. Except as disclosed in Schedule II hereto, there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of any Obligor) threatened against any Obligor or any of its Subsidiaries that could reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect.

          8.04 NO BREACH. Except as disclosed in Schedule III hereto, none of the execution and delivery of this Agreement and the Notes and the other Basic Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of any Obligor or any of its Subsidiaries (including, for purposes of this Section 8.04, CasTech and its Subsidiaries), or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which it or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any Property of any Obligor or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

          8.05 ACTION. Subject only to approval of the Merger Agreement by holders of a majority of the outstanding CasTech Shares, each Obligor and each of its Subsidiaries (including, for purposes of this Section 8.05, CasTech and its Subsidiaries) has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under each of the Basic Documents to which it is a party; the execution, delivery and performance by each Obligor of each of the Basic Documents to which it is a party have been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each of the Notes and the other Basic Documents to which it is a party when executed and delivered by such Obligor (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against each Obligor in accordance with its terms.

                                   CREDIT AGREEMENT

          8.06 APPROVALS. Except for filings and recordings in respect of the Liens created pursuant to the Security Documents and the other filings and recordings identified on Schedule IV hereto, no authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by any Obligor of this Agreement or any of the other Basic Documents to which it is a party or for the legality, validity or enforceability hereof or thereof.

          8.07 USE OF CREDIT. Other than the incurrence of Indebtedness hereunder and under the Senior Subordinated Debt Documents in connection with the Acquisition, no Obligor nor any of its Subsidiaries (including, for purposes of this Section 8.07, CasTech and its Subsidiaries) is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock. After applying the proceeds of each Loan, not more than 25% of the value of the assets of any Obligor and such Obligor's Subsidiaries (as determined in good faith by such Obligor) will consist of or be represented by Margin Stock other than the CasTech Shares. Neither the making of any of the Loans nor issuance of the Letters of Credit nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations G, U or X. If requested by any Lender or the Administrative Agent, the Parent and each Borrower will furnish to the Administrative Agent and each Lender a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U, the statements made in which shall be such, in the opinion of each Lender, as to permit the transactions contemplated hereby in accordance with Regulation U.

          8.08 ERISA. Each Plan, and, to the knowledge of the Parent, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, except where such non-compliance thereof could not reasonably be expected to lead to a material liability, and no event or condition has occurred and is continuing as to which any Obligor (or, prior to the Merger, CasTech) would be under an obligation to furnish a report to the Lenders under Section 9.01(e) hereof, unless such event or condition could not reasonably be expected to lead to a material liability.

                                   CREDIT AGREEMENT

          8.09  TAXES.

          (a) The Parent and its Subsidiaries are members of an affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which the Parent is the "common parent" (within the meaning of Section 1504 of the Code) of such group.

          (b) The Parent and its Subsidiaries (including, for purposes of this Section 8.09(b), CasTech and its Subsidiaries) have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by them or any of their respective Subsidiaries, subject to any extensions granted so long as no penalty shall be due in relation thereto. The charges, accruals and reserves on the books of the Parent and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Parent, adequate. Neither the Parent nor any of its Subsidiaries has given or been requested to give a waiver of the statute of limitations relating to the payment of any Federal, state, local and foreign taxes or other impositions.

          8.10 INVESTMENT COMPANY ACT. Neither the Parent nor any of its Subsidiaries (including, for purposes of this Section 8.10, CasTech and its Subsidiaries) is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          8.11 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Parent nor any of its Subsidiaries (including, for purposes of this Section 8.11, CasTech and its Subsidiaries) is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          8.12  MATERIAL AGREEMENTS AND LIENS.

          (a) Part A of Schedule V hereto is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Parent and its Subsidiaries outstanding on the date hereof, or that (after giving effect to the transactions contemplated to occur on or before the Initial Borrowing Date) will be outstanding on the

                                   CREDIT AGREEMENT

Initial Borrowing Date, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of said Schedule V.

          (b) Part A of Schedule VI hereto is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, CasTech and its Subsidiaries outstanding on the date hereof, or that (after giving effect to the transactions contemplated to occur on or before the Initial Borrowing Date) will be outstanding on the Initial Borrowing Date, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of said Schedule VI.

          (c) Part B of Schedule V hereto is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the date hereof, or that (after giving effect to the transactions contemplated to occur on or before the Initial Borrowing Date) will be outstanding on the Initial Borrowing Date, covering any Property of the Parent or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of said
Schedule V.

          (d) Part B of Schedule VI hereto is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the date hereof, or that (after giving effect to the transactions contemplated to occur on or before the Initial Borrowing Date) will be outstanding on the Initial Borrowing Date, covering any Property of CasTech or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of said Schedule VI.

          8.13 ENVIRONMENTAL MATTERS. Except as set forth on Schedule VII hereto or as could not reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect:

          (a) Each of the Parent and its Subsidiaries (including, for all purposes of this Section 8.13, CasTech and its Subsidiaries) has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as being conducted, and each of such permits,

                                   CREDIT AGREEMENT
     licenses and authorizations is in full force and effect and each of the Parent and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

          (b) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and, to the Parent's or any of its Subsidiaries' knowledge, no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Parent or any of its Subsidiaries to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of the Parent or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by the Parent or any of its Subsidiaries.

          (c) Neither the Parent nor any of its Subsidiaries owns, operates or leases a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act of 1976, as amended; and

                  (i) no polychlorinated biphenyls (PCB's) is or has been present at any site or facility now or previously owned, operated or leased by the Parent or any of its Subsidiaries;

                 (ii) no Hazardous Materials have been Released at, on or under any site or facility now or previously owned, operated or leased by the Parent or any of its Subsidiaries in a reportable quantity established by statute, ordinance, rule, regulation or order; and

                (iii) no Hazardous Materials have been otherwise Released at, on or under any site or facility now or previously owned, operated or leased by the Parent or any of its Subsidiaries.

          (d) Neither the Parent nor any of its Subsidiaries has transported or arranged for the transportation of any

                                   CREDIT AGREEMENT

     Hazardous Material to any location that is listed on the National Priorities List ("NPL") under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended
     ("CERCLA"), listed for possible inclusion on the NPL by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R.
     Section 300.5 ("CERCLIS"), or on any similar state or local list or that is the subject of Federal, state or local enforcement actions or other investigations that could reasonably be expected to lead to Environmental Claims against the Parent or any of its Subsidiaries.

          (e) No Hazardous Material generated by the Parent or any of its Subsidiaries has been recycled, treated, stored, disposed of or Released by the Parent or any of its Subsidiaries in violation of Environmental Law or that could reasonably be expected to give rise to liability under Environmental Law.

          (f) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Parent or any of its Subsidiaries and no site or facility now or previously owned, operated or leased by the Parent or any of its Subsidiaries is listed or proposed for listing on the NPL, CERCLIS or any similar state list of sites requiring investigation or clean-up.

          (g) No Liens have arisen under or pursuant to any Environmental Laws on any site or facility owned, operated or leased by the Parent or any of its Subsidiaries, and no government action has been taken or is known by the Parent or any such Subsidiary to be in process that could reasonably be expected to subject any such site or facility to such Liens and neither the Parent nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real property on which such site or facility is located.

          (h) The Parent and its Subsidiaries have made available to the Administrative Agent certain environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Parent or any of its Subsidiaries with respect to all matters relating to facts, circumstances or conditions at or affecting any site or facility now or previously owned, operated or leased by the Parent or any of its Subsidiaries

                                   CREDIT AGREEMENT
     and that, to the Parent's knowledge, could reasonably be expected (either individually or in the aggregate) to have resulted in a Material Adverse Effect.

          8.14  CAPITALIZATION.

          (a) Part A of Schedule VIII hereto correctly sets forth the authorized Capital Stock of the Parent on the date hereof. All of the issued and outstanding shares of each class of Capital Stock of the Parent on the date hereof are duly and validly issued, fully paid and nonassessable. On the date hereof, except as disclosed in Part B of said Schedule VIII, (x) there are no outstanding Equity Rights with respect to the Parent and there are no outstanding obligations of the Parent or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of Capital Stock of the Parent, and (y) are there no outstanding obligations of the Parent or any of its Subsidiaries (including, without limitation, CALI or New CALC) to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Parent or any of its Subsidiaries (including, without limitation, CALI or New CALC).

          (b) Part A of Schedule IX hereto correctly sets forth the authorized Capital Stock of CALI on the date hereof. All of the issued and outstanding shares of each class of Capital Stock of CALI on the date hereof are duly and validly issued, fully paid and nonassessable. On the date hereof all of such issued and outstanding shares of Capital Stock are owned beneficially and of record by the Parent. On the date hereof, except as disclosed in Part B of said
Schedule IX, there are no outstanding Equity Rights with respect to CALI and there are no outstanding obligations of the Parent or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of Capital Stock of CALI.

          (c) Part A of Schedule X hereto correctly sets forth the authorized Capital Stock of New CALC on the date hereof. All of the issued and outstanding shares of each class of Capital Stock of New CALC on the date hereof are duly and validly issued, fully paid and nonassessable. On the date hereof all of such issued and outstanding shares of Capital Stock are owned beneficially and of record by the Parent. On the date hereof, except as disclosed in Part B of said Schedule X, there are no outstanding Equity Rights with respect to New CALC and there are no outstanding obligations of the Parent or any of its

                                   CREDIT AGREEMENT

Subsidiaries to repurchase, redeem, or otherwise acquire any shares of Capital Stock of New CALC.

          (d) Part A of Schedule XI hereto correctly sets forth the authorized Capital Stock of CasTech on the date hereof. All of the issued and outstanding shares of each class of Capital Stock of CasTech are fully paid and nonassessable. On the date hereof, except as disclosed in Part B of said
Schedule XI, (x) there are no outstanding Equity Rights with respect to CasTech and there are no outstanding obligations of CasTech or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of Capital Stock of CasTech and (y) there are no outstanding obligations of CasTech or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of CasTech or any of its Subsidiaries (other than rights arising under Section 262 of the Delaware General Corporation Law in connection with the Acquisition).

          (e) Part A of Schedule XII hereto correctly sets forth the authorized Capital Stock of Barmet on the date hereof. All of the issued and outstanding shares of each class of Capital Stock of Barmet are fully paid and nonassessable. On the date hereof, except as disclosed in Part B of said
Schedule XII, (x) there are no outstanding Equity Rights with respect to Barmet and there are no outstanding obligations of Barmet or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of Capital Stock of Barmet and (y) there are no outstanding obligations of Barmet or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of Barmet or any of its Subsidiaries.

          (f) On the Merger Date and after giving effect to the Merger, the authorized Capital Stock of New CALC will consist of an aggregate of 1000 shares consisting of Common Stock, par value $0.01 per share. All of the issued and outstanding shares of New CALC on such date and at such time will be duly and validly issued, fully paid and nonassessable. As of such date and time, all of such shares will be owned beneficially and of record by the Parent and (x) there will be no outstanding Equity Rights with respect to New CALC and (y) there will be no outstanding obligations of the Parent or New CALC or any of their respective Subsidiaries to repurchase, redeem, or otherwise acquire any shares of Capital Stock of New CALC, nor will there be any outstanding obligations of the Parent or New CALC or any of their


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                                       -122-

respective Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of New CALC or any of its Subsidiaries (other than rights arising under Section 262 of the Delaware General Corporation Law in connection with the Acquisition).

          8.15  SUBSIDIARIES, ETC.

          (a) Set forth in Part A of Schedule XIII hereto is a complete and correct list of all of the Subsidiaries of the Parent as of the date hereof together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Part A of said Schedule XIII (x) each of the Parent and its Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of said Schedule XIII, (y) all of the issued and outstanding Capital Stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

          (b) Set forth in Part B of Schedule XIII hereto is a complete and correct list of all of the Subsidiaries of the Parent after giving effect to the Acquisition, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Part B of said Schedule XIII, as of the Merger Date and after giving effect to the Merger, (x) each of the Parent and its Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part B of said Schedule XIII, (y) all of the issued and outstanding Capital Stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

          (c) Set forth in Part C of Schedule XIII hereto is a complete and correct list of all Investments (other than

                                   CREDIT AGREEMENT
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                                       -123-

Investments disclosed in Parts A and B of said Schedule XIII hereto) held by the Parent, CasTech or any of their respective Subsidiaries on the date hereof and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part C of said Schedule XIII, each of the Parent, CasTech and their respective Subsidiaries owns, free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.

          (d) None of the Subsidiaries of the Parent (including, for purposes of this Section 8.15(d), CasTech or any of its Subsidiaries) is, on the date hereof, subject to any indenture, agreement, instrument or other arrangement of the type described in Section 9.17(c) hereof.

          8.16 TITLE TO ASSETS. Except as disclosed in Schedule XIV hereto, each of the Parent, CasTech and their respective Subsidiaries owns and has on the date hereof good and marketable title (subject only to Liens permitted by Section 9.06 hereof) to the Properties shown to be owned in the most recent financial statements referred to in Section 8.02 hereof (other than Properties disposed of in the ordinary course of business or otherwise permitted to be disposed of pursuant to Section 9.05 hereof). Each of the Parent, CasTech and their respective Subsidiaries owns and has on the date hereof good and marketable title to, or (in the case of any real property leases), a valid and subsisting leasehold estate in and to, and enjoys on the date hereof peaceful and undisturbed possession of, all Properties (subject only to Liens permitted by Section 9.06 hereof) that are necessary for the operation and conduct of its businesses.

          8.17 TRUE AND COMPLETE DISCLOSURE. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Obligors to the Administrative Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Credit Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Parent and its Subsidiaries to the Administrative Agent and the Lenders in connection with this Agreement and the other Credit Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on

                                   CREDIT AGREEMENT
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                                       -124-

the date as of which such information is stated or certified.
There is no fact known to any Obligor that could reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect that has not been disclosed herein, in the other Credit Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby or thereby.

          8.18 REAL PROPERTY. Set forth on (a) Schedule XV hereto is a list, as of the date hereof, of all of the real property interests held by the Parent and its Subsidiaries, indicating in each case whether the respective Property is owned or leased, the identity of the owner or lessee and the location of the respective Property; and (b) Schedule XVI hereto is a list, as of the date hereof, of all of the real property interests held by CasTech and its Subsidiaries, indicating in each case whether the respective Property is owned or leased, the identity of the owner or lessee and the location of the respective Property.

          8.19 SECURITY DOCUMENTS. The Security Documents create, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Properties to be covered thereby in favor of the Administrative Agent, superior to and prior to the right of all third Persons and subject to no other Liens (other than Permitted Liens).

          8.20 ACQUISITION COSTS. The Acquisition Costs will not exceed $20,000,000.

          Section 9. COVENANTS OF THE OBLIGORS. Each Obligor covenants and agrees with the Lenders and the Administrative Agent that, so long as any Commitment, Loan or Letter of Credit Liability is outstanding and until payment in full of all amounts payable by the Borrowers hereunder:

          9.01 FINANCIAL STATEMENTS, ETC. The Parent (for itself and on behalf of each other Obligor) shall deliver to each of the Lenders:

          (a) as soon as available and in any event within 45 days after the end of each quarterly fiscal period of each fiscal year of the Parent, consolidated and consolidating statements of income, retained earnings and cash flows of the Parent and its Subsidiaries for such period and for the

                                   CREDIT AGREEMENT
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                                       -125-

     period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets of the Parent and its Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the corresponding periods in the preceding fiscal year (PROVIDED that, until four full fiscal quarters of the Parent have elapsed since the Merger Date, such corresponding figures shall be the pro forma consolidated figures furnished to the Administrative Agent prior to the Initial Borrowing Date), accompanied by a certificate of a Responsible Officer of the Parent, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of the Parent and its Subsidiaries, and said consolidating financial statements fairly present in all material respects the respective individual unconsolidated financial condition and results of operations of the Parent and of each of its Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

          (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Parent, consolidated and consolidating statements of income, retained earnings and cash flows of the Parent and its Subsidiaries for such fiscal year and the related consolidated and consolidating balance sheets of the Parent and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year (PROVIDED that, until a full fiscal year of the Parent has elapsed since the Merger Date, such corresponding figures shall be the pro forma consolidated figures furnished to the Administrative Agent prior to the Initial Borrowing Date), and accompanied (i) in the case of said consolidated statements and balance sheet of the Parent, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of the Parent and its Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a statement of such accountants to the effect that, in making the examination necessary for

                                   CREDIT AGREEMENT
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                                       -126-

     their opinion, nothing came to their attention that caused them to believe that the Parent was not in compliance with Sections 9.07(g), 9.09, 9.10 and
     9.11 hereof, insofar as such Sections relate to accounting matters, and
     (ii) in the case of said consolidating statements and balance sheets, by a certificate of a senior financial officer of the Parent, which certificate shall state that said consolidating financial statements fairly present in all material respects the respective individual unconsolidated financial condition and results of operations of the Parent and of each of its Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year;

          (c) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, that the Parent or any of its Subsidiaries shall have filed with the Commission (or any governmental agency substituted therefor) or any national securities exchange;

          (d) promptly upon the mailing thereof to the shareholders of the Parent generally or to holders of Subordinated Indebtedness or Senior Subordinated Debt generally, copies of all financial statements, reports and proxy statements so mailed;

          (e) as soon as possible, and in any event within 15 days after any Obligor knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a Responsible Officer of the Parent setting forth details respecting such event or condition and the action, if any, that the Parent or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to the PBGC by the Parent or an ERISA Affiliate with respect to such event or condition):

                  (i) any reportable event, as defined in Section 4043(c) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which the PBGC has not by regulation waived the requirement of
          Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (PROVIDED that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under

                                   CREDIT AGREEMENT
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                                       -127-

          Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

                 (ii) the distribution under Section 4041(c)(1)(A) of ERISA of a notice of intent to terminate any Plan or any action taken by any Obligor or an ERISA Affiliate to terminate any Plan;

                (iii)  the institution by the PBGC of proceedings under
          Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by any Obligor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

                 (iv) the complete or partial withdrawal from a Multiemployer Plan by any Obligor or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by any Obligor or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                  (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against any Obligor or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

                 (vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if any Obligor or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

          (f) as soon as available and in any event within 15 Business Days after the end of each monthly accounting period (ending on the last day of each calendar month), a Borrowing Base Certificate of the Parent as at the last day of such accounting period;

                                   CREDIT AGREEMENT
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                                       -128-

          (g) periodically at the request of the Administrative Agent or the Majority Lenders, a report of an independent collateral auditor (which may be, or be affiliated with, one of the Lenders) selected by the Administrative Agent and reasonably acceptable to the Parent with respect to the Receivables and Inventory components included in the Borrowing Base as at the end of any monthly accounting period, which report shall indicate that, based upon a review by such auditors of the Receivables (including, without limitation, verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of the Parent and its Subsidiaries) and Inventory (including, without limitation, verification as to the value, location and respective types), the information set forth in the Borrowing Base Certificate delivered by the Parent as at the end of such accounting period is accurate and complete in all material respects and in addition, as soon as available and in any event within 45 days after the end of each fiscal year of the Parent, a like report of independent public accountants of recognized national standing with respect to the Receivables and Inventory components included in the Borrowing Base as at the end of such fiscal year;

          (h) promptly after any Responsible Officer of any Obligor knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Obligors have taken or propose to take with respect thereto; and

          (i) from time to time such other information regarding the financial condition, operations, business or prospects of the Parent or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Administrative Agent may reasonably request.

The Parent will furnish to each Lender, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a Responsible Officer of the Parent (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Obligors have has taken or propose to take with respect thereto) and (ii) setting forth in reasonable detail the computations

                                   CREDIT AGREEMENT
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                                       -129-

necessary to determine whether the Obligors are in compliance with Sections 9.07(g), 9.08(i), 9.09, 9.10 and 9.11 hereof as of the end of the respective quarterly fiscal period or fiscal year.

          9.02 LITIGATION. The Parent (for itself and on behalf of each other Obligor) will promptly give to each Lender notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Parent or any of its Subsidiaries, except proceedings that could not reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Parent will give to each Lender notice of the assertion of any Environmental Claim by any Person against, or with respect to the activities of, the Parent or any of its Subsidiaries and notice of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation that could not reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect.

          9.03 EXISTENCE, ETC. The Parent will, and will cause each of its Subsidiaries to:

          (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (PROVIDED that nothing in this Section 9.03 shall prohibit any transaction expressly permitted under
     Section 9.05 hereof);

          (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect;

          (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

                                   CREDIT AGREEMENT
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                                       -130-

          (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

          (e) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

          (f) permit representatives of any Lender or the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be).

          9.04 INSURANCE. The Parent will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies, and with respect to Property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations.

          The Parent will in any event maintain (with respect to itself and each of its Subsidiaries):

          (1) CASUALTY INSURANCE -- insurance against loss or damage covering all of the tangible real and personal Property and improvements of the Parent and each of its Subsidiaries by reason of any Peril (as defined below) in such amounts (subject to such deductibles as shall be satisfactory to the Majority Lenders) as shall be reasonable and customary and sufficient to avoid the insured named therein from becoming a co-insurer of any loss under such policy but in any event in an amount
     (i) in the case of fixed assets and equipment (other than vehicles), at least equal to 100% of the actual replacement cost of such assets (including, without limitation, foundation, footings and excavation costs), subject to deductibles as aforesaid and (ii) in the case of inventory, not less than the fair market value thereof, subject to deductibles as aforesaid.

          (2) AUTOMOBILE LIABILITY INSURANCE FOR BODILY INJURY AND PROPERTY DAMAGE -- insurance against liability for bodily injury and property damage in respect of all vehicles (whether owned, hired or rented by the Parent or any of its

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                                       -131-

     Subsidiaries) at any time located at, or used in connection with, its Properties or operations in such amounts as are then customary for vehicles used in connection with similar Properties and businesses, but in any event to the extent required by applicable law.

          (3) COMPREHENSIVE GENERAL LIABILITY INSURANCE -- insurance against claims for bodily injury, death or Property damage occurring on, in or about the Properties (and adjoining streets, sidewalks and waterways) of the Parent and its Subsidiaries, in such amounts as are then customary for Property similar in use in the jurisdictions where such Properties are located.

          (4) WORKERS' COMPENSATION INSURANCE -- workers' compensation insurance or a qualified self-insurance program (including, without limitation, Employers' Liability Insurance) to the extent required by applicable law.

          (5) PRODUCT LIABILITY INSURANCE -- insurance against claims for bodily injury, death or Property damage resulting from the use of products sold by the Parent or any of its Subsidiaries in such amounts as are then customarily maintained by responsible persons engaged in businesses similar to that of the Parent and its Subsidiaries.

          (6) BUSINESS INTERRUPTION INSURANCE -- insurance against loss of operating income by reason of any Peril in such amounts as are consistent with the coverages in place on the date hereof.

          (7) OTHER INSURANCE -- such other insurance, including, without limitation, War-Risk Insurance when and to the extent obtainable from the United States Government, in each case as generally carried by owners of similar Properties in the jurisdictions where such Properties are located, in such amounts and against such risks as are then customary for Property similar in use.

Such insurance shall be written by financially responsible companies selected by the Parent and having an A. M. Best rating of "A-" or better and being in a financial size category of XI or larger, or by other companies acceptable to the Majority Lenders, and (other than workers' compensation) shall name the Administrative Agent as loss payee (to the extent covering risk of loss or damage to tangible property) and as an additional named insured as its interests may appear (to the extent covering any other risk). Each policy referred to in this Section 9.04

                                   CREDIT AGREEMENT
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                                       -132-

shall provide that it will not be canceled or reduced, or allowed to lapse without renewal, except after not less than 30 days' notice to the Administrative Agent and shall also provide that the interests of the Administrative Agent and the Lenders shall not be invalidated by any act or negligence of the Parent or any Person having an interest in any Property covered by the Mortgage nor by occupancy or use of any such Property for purposes more hazardous than permitted by such policy nor by any foreclosure or other proceedings relating to such Property. The Parent will advise the Administrative Agent promptly of any policy cancellation, reduction or amendment.

          On or before the Tender Offer Closing Date, the Parent will deliver to the Administrative Agent certificates of insurance satisfactory to the Administrative Agent evidencing the existence of all insurance required to be maintained by the Parent hereunder setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage and showing that such insurance will remain in effect through the October 31 falling at least one month after the date hereof, subject only to the payment of premiums as they become due (and attaching original copies of any policies with respect to casualty insurance). On or before the Merger Date, the Parent will deliver to the Administrative Agent certificates of insurance satisfactory to the Administrative Agent evidencing the existence of all insurance required to be maintained by the Parent hereunder with respect to Properties of CasTech and its Subsidiaries, setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage and showing that such insurance will remain in effect through the March 31 falling at least six months after the date hereof, subject only to the payment of premiums as they become due (and attaching original copies of any policies with respect to casualty insurance). Thereafter, on each March 31 and October 31 in each year (commencing with the first March 31 after the date hereof), the Parent will deliver to the Administrative Agent certificates of insurance evidencing that all insurance required to be maintained by the Parent hereunder will be in effect through the following October 31 or March 31, as the case may be, subject only to the payment of premiums as they become due. In addition, the Parent will not modify any of the provisions of any policy with respect to casualty insurance without delivering the original copy of the endorsement reflecting such modification to the Administrative Agent accompanied by a written report of any firm of independent insurance brokers of nationally recognized standing satisfactory to the Administrative Agent, stating that, in their opinion, such policy (as so modified) adequately protects the interests of the Lenders and the Administrative

                                   CREDIT AGREEMENT
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                                       -133-

Agent, is in compliance with the provisions of this Section 9.04, and is comparable in all respects with insurance carried by responsible owners and operators of Properties similar to those covered by the Mortgages. The Parent will not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section 9.04 unless the Administrative Agent is the named insured thereunder, with loss payable as provided herein. The Parent will immediately notify the Administrative Agent whenever any such separate insurance is obtained and shall deliver to the Administrative Agent the certificates evidencing the same.

          Without limiting the obligations of the Parent under the foregoing provisions of this Section 9.04, in the event the Parent shall fail to maintain in full force and effect insurance as required by the foregoing provisions of this Section 9.04, then the Administrative Agent may, but shall have no obligation so to do, procure insurance covering the interests of the Lenders and the Administrative Agent in such amounts and against such risks as the Administrative Agent (or the Majority Lenders) shall deem appropriate, and the Parent shall reimburse the Administrative Agent in respect of any premiums paid by the Administrative Agent in respect thereof.

          For purposes hereof, the term "PERIL" shall mean, collectively, fire, lightning, flood, windstorm, hail, earthquake, explosion, riot and civil commotion, vandalism and malicious mischief, damage from aircraft, vehicles and smoke and all other perils covered by the "all-risk" endorsement then in use in the jurisdictions where the Properties of the Parent and its Subsidiaries are located.

Notwithstanding the foregoing, the Parent and each of its Subsidiaries may carry a portion of the insurance required hereunder through self-insurance arrangements with a Subsidiary described in Section 9.08(h) hereof, PROVIDED that such self-insurance is maintained only in amounts and in a manner that is prudent and consistent with current market practices for such insurance coverage of corporations engaged in the same or similar business similarly situated.

          9.05  PROHIBITION OF FUNDAMENTAL CHANGES.

          (a) The Parent will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) other than the Merger.

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

          (b) The Parent will not, nor will it permit any of its Subsidiaries to, acquire any business or Property from, or Capital Stock of, or be a party to any acquisition of, any Person except for (i) the Acquisition, (ii) purchases of inventory and other Property to be sold or used in the ordinary course of business, (iii) Investments permitted under Section 9.08(g) hereof, (iv) Capital Expenditures permitted under Section 9.11 hereof and (v) Permitted Reinvestment Capital Expenditures.

          (c) The Parent will not, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or Property, whether now owned or hereafter acquired, including, without limitation, Receivables and leasehold interests, but excluding:

          (i) obsolete or worn-out Property, tools or equipment no longer used or useful in its business so long as the amount thereof sold in any single fiscal year by the Parent and its Subsidiaries shall not have a fair market value in excess of $750,000; and

          (ii) any inventory or other Property sold or disposed of in the ordinary course of business and on ordinary business terms;

          (iii) (x) Receivables Sales pursuant to Permitted Receivables Financings and (y) sales or transfers of Receivables and Related Assets for purposes of collection in the ordinary course of business and consistent with past practices;

          (iv) other sales of Property for fair market value (as reasonably determined by the Parent) for cash in an aggregate amount not exceeding $2,000,000 in any fiscal year of the Parent, so long as the Net Available Proceeds thereof are reinvested in replacement assets as provided in
     Section 2.10(b)(2) hereof; and

          (v) prior to the Merger Date, the CasTech Shares purchased by the Parent or New CALC in connection with the Acquisition to the extent sold for fair value in cash and such cash proceeds are deposited in the Commonwealth Collateral Account and held therein until payment in full of the Loans.

                                   CREDIT AGREEMENT

          (d)  Notwithstanding the foregoing provisions of this Section 9.05:

          (i) any Subsidiary of the Parent may be merged or consolidated with or into: (x) the Parent if the Parent shall be the continuing or surviving corporation or (y) any other such Subsidiary; PROVIDED that (1) if any such transaction shall be between a Subsidiary and a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving corporation and (2) that if any such transaction shall be between a Subsidiary Guarantor and a Subsidiary not a Subsidiary Guarantor, and such Subsidiary Guarantor is not the continuing or surviving corporation, then the continuing or surviving corporation shall have assumed all of the obligations of such Subsidiary Guarantor hereunder and under the other Credit Documents; and

          (ii) any Subsidiary of the Parent may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to the Parent or a Wholly Owned Subsidiary of the Parent; PROVIDED that if any such sale is by a Subsidiary Guarantor to a Subsidiary of the Parent not a Subsidiary Guarantor, then such Subsidiary shall have assumed all of the obligations of such Subsidiary Guarantor hereunder and under the other Credit Documents.

          9.06 LIMITATION ON LIENS. The Parent will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

          (a)  Liens created pursuant to the Security Documents;

          (b)  Liens in existence on the date hereof and listed in Part B of
     Schedule V or in Part B of Schedule VI hereto (excluding, however, following the making of the initial Loans hereunder, Liens securing Indebtedness to be repaid with the proceeds of such Loans, as indicated on said Schedules V and VI);

          (c) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if, unless the amount thereof is not material with respect to it or its financial condition, adequate reserves with respect thereto are maintained on the books of the Parent or the affected Subsidiaries, as the case may be, in accordance with GAAP;

                                   CREDIT AGREEMENT

          (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 10(h) hereof;

          (e) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

          (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially interfere with the ordinary conduct of the business of the Parent or any of its Subsidiaries;

          (h) Liens on Property of any corporation that becomes a Subsidiary of the Parent after the date hereof, PROVIDED that such Liens are in existence at the time such corporation becomes a Subsidiary of the Parent and were not created in anticipation thereof;

          (i) Liens upon real and/or tangible personal Property acquired after the date hereof (by purchase, construction or otherwise) by the Parent or any of its Subsidiaries, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; PROVIDED that
     (i) no such Lien shall extend to or cover any Property of the Parent or such Subsidiary other than the Property so acquired and improvements thereon and (ii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 80% of the fair market value (as determined in good

                                   CREDIT AGREEMENT
     faith by a Responsible Officer of the Parent) of such Property at the time it was acquired (by purchase, construction or otherwise);

          (j) additional Liens upon real and/or personal Property created after the date hereof, PROVIDED that the aggregate Indebtedness secured thereby and incurred on and after the date hereof shall not exceed (i) at any time prior to the General Trigger Date, $1,000,000 in the aggregate at any one time outstanding and (ii) at any time on or after the General Trigger Date, $5,000,000 in the aggregate at any one time outstanding;

          (k) Liens upon Receivables and Related Assets to secure obligations under Permitted Receivables Financings; and

          (l) prior to the Merger Date, Liens on the CasTech Shares purchased by the Parent or New CALC in connection with the Acquisition.

          9.07 INDEBTEDNESS. The Parent will not, nor will it permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

          (a)  Indebtedness to the Lenders hereunder;

          (b) Indebtedness outstanding on the date hereof and listed in Part A of Schedule V hereto or in Part A of Schedule VI hereto (excluding, however, following the making of the initial Loans hereunder, the Indebtedness to be repaid with the proceeds of such Loans, as indicated on said Schedules V and VI);

          (c) (i) Indebtedness of the Parent in respect of the Senior Subordinated Debt in an aggregate original principal amount not exceeding $125,000,000, and (ii) subordinated Guarantees of such Indebtedness by Subsidiaries of the Parent pursuant to the Senior Subordinated Debt Documents;

          (d) Indebtedness of Subsidiaries of the Parent to the Parent or to other Subsidiaries of the Parent (other than a Subsidiary described in Section 9.08(h) hereof);

          (e) Indebtedness in an aggregate amount not exceeding $7,000,000 owing by the Parent and/or certain of its Subsidiaries to Lockheed Martin Corporation pursuant to

                                   CREDIT AGREEMENT
     agreements relating to the reimbursement for certain environmental costs;

          (f) obligations of the Parent and its Subsidiaries under Permitted Receivables Financings;

          (g) additional Indebtedness of Subsidiaries of the Parent incurred after the Merger Date (including, without limitation, Capital Lease Obligations and other Indebtedness secured by Liens permitted under Section 9.06(i) or 9.06(j) hereof) up to but not exceeding (i) at any time prior to the General Trigger Date, $1,000,000 in the aggregate at any one time outstanding and (ii) at any time on or after the General Trigger Date, $5,000,000 in the aggregate at any one time outstanding; and

          (h) obligations in respect of Interest Rate Protection Agreements and Commodity Hedge Agreements (to the extent the same constitute Indebtedness) permitted under Section 9.08(e) hereof.

          9.08 INVESTMENTS. The Parent will not, nor will it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:

          (a) Investments outstanding on the date hereof and identified in Part C of Schedule XIII hereto;

          (b)  operating deposit accounts with banks;

          (c)  Permitted Investments;

          (d)  Investments by the Parent in the Borrowers;

          (e) (i) over-the-counter Interest Rate Protection Agreements with one or more of the Lenders (and/or with a bank or other financial institution having capital, surplus and undivided profits of at least $500,000,000) as to an aggregate notional principal amount not at any time exceeding $150,000,000; and (ii) Commodity Hedge Agreements to the extent permitted under Section 9.21 hereof;

          (f) loans or advances made to employees of the Parent or any of its Subsidiaries in the ordinary course of business and in furtherance of the Parent's business in an aggregate amount not exceeding $4,000,000 at any time outstanding;

                                   CREDIT AGREEMENT

          (g) in the event the Parent or any of its Subsidiaries maintains any unfunded deferred compensation plan (within the meaning of Title I of ERISA), to the extent benefits under such plan are defined by reference to specific investments, whether at the participant's or the beneficiaries' election or otherwise, any Investment in such a specific investment;

          (h) Investments not to exceed $3,000,000 in the aggregate in one or more Subsidiaries of the Parent organized solely for the purpose of permitting the Parent and its Subsidiaries to self-insure in a usual and customary manner consistent with current market practices for self-insurance programs of corporations engaged in the same or similar business similarly situated;

          (i) additional Investments up to but not exceeding $5,000,000 in the aggregate; and

          (j) Investments constituting capitalization of Securitization Subsidiaries consistent with normal practice for transactions of such type.

          9.09 DIVIDEND PAYMENTS. The Parent will not, nor will it permit any of its Subsidiaries to, declare or make any Dividend Payment at any time; PROVIDED that the Parent may:

          (a) at any time after the Merger Date, declare and make Dividend Payments in cash, subject to the satisfaction of each of the following conditions on the date of such Dividend Payment and after giving effect thereto:

                  (i)  no Default shall have occurred and be continuing;

                 (ii) the aggregate amount of Dividend Payments made in the form of cash dividends on the Capital Stock of the Parent during the then-current fiscal quarter of the Parent shall not exceed $600,000; and

                (iii) the Parent shall have delivered to each Lender, at least 10 Business Days (but not more than 20 Business Days) prior to the date of the proposed Dividend Payment, a certificate of a Responsible Officer of the Parent setting forth computations in reasonable detail demonstrating satisfaction of the foregoing conditions as at the date of such certificate;

                                   CREDIT AGREEMENT

          (b) at any time after the Merger Date, make Stock Repurchases in cash, subject to the satisfaction of each of the following conditions on the date of such Stock Repurchase and after giving effect thereto:

                  (i)  no Default shall have occurred and be continuing;

                 (ii) at any time prior to the General Trigger Date, the aggregate amount of Stock Repurchases made in any twelve-month period shall not exceed $3,000,000; and

                (iii) at any time from and after the General Trigger Date, the aggregate amount of Stock Repurchases made in any twelve-month period shall not exceed $8,000,000; and

          (c) at any time after the Merger Date, make Employee Stock Repurchases in cash, subject to the satisfaction of each of the following conditions on the date of such Employee Stock Repurchase and after giving effect thereto:

                  (i)  no Default shall have occurred and be continuing; and

                 (ii) the aggregate amount of all Employee Stock Repurchases made after the date hereof shall not exceed $6,000,000.

This Section 9.09 shall in any event not prohibit: (w) the consummation of the Acquisition; (x) the payment of any dividend by the Parent within 60 days after the date of declaration thereof if, at such date of declaration, such payment would comply with the foregoing paragraph; (y) the redemption of any Stock Purchase Rights issued under the Stockholder Protection Rights Agreement; and
(z) the payment of dividends by any Subsidiary of the Parent to the Parent or to any other Subsidiary of the Parent.

          9.10  CERTAIN FINANCIAL COVENANTS.

          (a)  LEVERAGE RATIOS.

          (i) The Parent will not permit the Senior Leverage Ratio to exceed the following respective ratios at any time during the following respective periods:

                                   CREDIT AGREEMENT

          Period                               Ratio
          ------                               -----
     From and including the first
       Delivery Date after the date
       hereof through but excluding
       the first Delivery Date after
       December 31, 1996                     3.70 to 1.00

     From and including the first
       Delivery Date after
       December 31, 1996 through
       but excluding the first
       Delivery Date after
       March 31, 1997                        3.50 to 1.00

     From and including the first
       Delivery Date after
       March 31, 1997 through
       but excluding the first
       Delivery Date after
       June 30, 1997                         3.00 to 1.00

     From and including the first
       Delivery Date after
       June 30, 1997 through
       but excluding the first
       Delivery Date after
       September 30, 1997                    2.80 to 1.00

     From and including the first
       Delivery Date after
       September 30, 1997 through
       but excluding the first
       Delivery Date after
       December 31, 1997                     2.70 to 1.00

     From and including the first
       Delivery Date after
       December 31, 1997 through
       but excluding the first
       Delivery Date after
       March 31, 1998                        2.50 to 1.00

                                   CREDIT AGREEMENT

     From and including the first
       Delivery Date after
       March 31, 1998 through
       but excluding the first
       Delivery Date after
       June 30, 1998                         2.40 to 1.00

     From and including the first
       Delivery Date after
       June 30, 1998 through
       but excluding the first
       Delivery Date after
       September 30, 1998                    2.30 to 1.00

     From and after the first
       Delivery Date after
       September 30, 1998                    2.20 to 1.00


          (ii) The Parent will not permit the Total Leverage Ratio to exceed the following respective ratios at any time during the following respective periods:

          Period                               Ratio
          -------                              -----
     From and including the first
       Delivery Date after the date
       hereof through but excluding
       the first Delivery Date after
       December 31, 1996                     5.50 to 1.00

     From and including the first
       Delivery Date after
       December 31, 1996 through
       but excluding the first
       Delivery Date after
       March 31, 1997                        5.20 to 1.00

     From and including the first
       Delivery Date after
       March 31, 1997 through
       but excluding the first
       Delivery Date after
       June 30, 1997                         4.40 to 1.00

                                   CREDIT AGREEMENT

     From and including the first
       Delivery Date after
       June 30, 1997 through
       but excluding the first
       Delivery Date after
       September 30, 1997                    4.20 to 1.00

     From and including the first
       Delivery Date after
       September 30, 1997 through
       but excluding the first
       Delivery Date after
       December 31, 1997                     4.00 to 1.00

     From and including the first
       Delivery Date after
       December 31, 1997 through
       but excluding the first
       Delivery Date after
       March 31, 1998                        3.80 to 1.00

     From and including the first
       Delivery Date after
       March 31, 1998 through
       but excluding the first
       Delivery Date after
       June 30, 1998                         3.60 to 1.00

     From and including the first
       Delivery Date after
       June 30, 1998 through
       but excluding the first
       Delivery Date after
       September 30, 1998                    3.40 to 1.00

     From and including the first
       Delivery Date after
       September 30, 1998 through
       but excluding the first
       Delivery Date after
       December 31, 1998                     3.30 to 1.00

     From and after the first
       Delivery Date after
       December 31, 1998                     3.30 to 1.00


                                   CREDIT AGREEMENT

          (b)  INTEREST COVERAGE RATIOS.

          (i) The Parent will not permit the Senior Interest Coverage Ratio to be less than the following respective ratios at any time during the following respective periods:

          Period                               Ratio
          ------                               -----
     From the date hereof
       through December 31, 1996             3.80 to 1.00

     From January 1, 1997
       through March 31, 1997                3.80 to 1.00

     From April 1, 1997
       through June 30, 1997                 4.50 to 1.00

     From July 1, 1997
       through September 30, 1997            4.80 to 1.00

     From October 1, 1997
       through December 31, 1997             4.90 to 1.00

     From January 1, 1998
       through March 31, 1998                5.00 to 1.00

     From April 1, 1998
       through June 30, 1998                 5.30 to 1.00

     From July 1, 1998
       through September 30, 1998            5.60 to 1.00

     From October 1, 1998
       through December 31, 1998             5.80 to 1.00

     From January 1, 1999
       and at all times thereafter           5.80 to 1.00


          (ii) The Parent will not permit the Total Interest Coverage Ratio to be less than the following respective ratios at any time during the following respective periods:

          Period                               Ratio
          ------                               -----
     From the date hereof
       through December 31, 1996             2.20 to 1.00


                                   CREDIT AGREEMENT

     From January 1, 1997
       through March 31, 1997                2.20 to 1.00

     From April 1, 1997
       through June 30, 1997                 2.60 to 1.00

     From July 1, 1997
       through September 30, 1997            2.80 to 1.00

     From October 1, 1997
       through December 31, 1997             2.80 to 1.00

     From January 1, 1998
       through March 31, 1998                2.90 to 1.00

     From April 1, 1998
       through June 30, 1998                 3.00 to 1.00

     From July 1, 1998
       through September 30, 1998            3.20 to 1.00

     From October 1, 1998
       through December 31, 1998             3.30 to 1.00

     From January 1, 1999
       and at all times thereafter           3.30 to 1.00


           (c) MINIMUM TTM EBITDA. The Parent will not permit TTM EBITDA as at any day during the following respective periods to be less than the following respective amounts:


                                   CREDIT AGREEMENT

          Period                               Amount
          ------                               ------
     From the date hereof
       through December 31, 1996             $ 70,000,000

     From January 1, 1997
       through March 31, 1997                $ 75,000,000

     From April 1, 1997
       through June 30, 1997                 $ 80,000,000

     From July 1, 1997
       through September 30, 1997            $ 85,000,000

     From October 1, 1997
       through December 31, 1997             $ 90,000,000

     From January 1, 1998
       and at all times thereafter           $100,000,000


          (d) FIXED CHARGES RATIO. The Parent will not permit the Fixed Charges Ratio to be less than the following respective ratios at any time during the following respective periods:

          Period                               Ratio
          ------                               -----
     From the date hereof
       through December 31, 1996             1.70 to 1.00

     From January 1, 1997
       through March 31, 1997                1.80 to 1.00

     From April 1, 1997
       through June 30, 1997                 1.80 to 1.00

     From July 1, 1997
       through September 30, 1997            1.80 to 1.00

     From October 1, 1997
       through December 31, 1997             1.80 to 1.00

     From January 1, 1998
       and at all times thereafter           1.90 to 1.00


                                   CREDIT AGREEMENT

          9.11 CAPITAL EXPENDITURES. The Parent will not permit the aggregate amount of Capital Expenditures (other than Permitted Reinvestment Capital Expenditures) by the Parent and its Subsidiaries to exceed the following respective amounts for the following respective periods:

          Period                             Amount
          ------                             ------
     From the date hereof
       through December 31, 1996             $ 8,000,000

     Each fiscal year of the Parent
       ending thereafter                     $38,000,000

If the aggregate amount of Capital Expenditures for any period set forth in the schedule above shall be less than the amount set forth opposite such period in the schedule above, then the shortfall shall be added to the amount of Capital Expenditures permitted for the immediately succeeding (but not any other) period and, for purposes hereof, the amount of Capital Expenditures made during any period shall be deemed to have been made first from the permitted amount for such period set forth in the schedule above and last from the amount of any carryover from any previous period.

          9.12 INTEREST RATE PROTECTION AGREEMENTS. The Parent will within 90 days of the Initial Borrowing Date enter into, and thereafter maintain in full force and effect, one or more over-the-counter Interest Rate Protection Agreements with one or more of the Lenders (and/or with a bank or other financial institution having capital, surplus and undivided profits of at least $500,000,000), that effectively enables the Borrowers (in a manner satisfactory to the Administrative Agent) to protect itself against three-month London interbank offered rates exceeding 8% per annum as to a notional principal amount at least equal to $95,000,000 initially (which amount may be subject to amortization) for a period of at least 3 years measured from the Initial Borrowing Date.

          9.13 SUBORDINATED INDEBTEDNESS. The Parent will not, nor will it permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness, except for regularly scheduled payments or prepayments of principal and interest in respect thereof required

                                   CREDIT AGREEMENT
pursuant to the instruments evidencing such Subordinated Indebtedness.

          9.14 LINES OF BUSINESS. The Parent will not, nor will it permit any of its Subsidiaries to, engage to any substantial extent in any line or lines of business activity other than the Aluminum Business.

          9.15 TRANSACTIONS WITH AFFILIATES. Except as expressly permitted by this Agreement, the Parent will not, nor will it permit any of its Subsidiaries to, directly or indirectly:

          (a)  make any Investment in an Affiliate;

          (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate;

          (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or

          (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate);

PROVIDED that (i) any Affiliate who is an individual may serve as a director, officer or employee of the Parent or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity, (ii) the Parent and its Subsidiaries may enter into transactions (other than extensions of credit by the Parent or any of its Subsidiaries to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Parent and its Subsidiaries as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate and (iii) transactions in connection with a Permitted Receivables Financing.

          9.16 USE OF PROCEEDS. The Borrowers will use the proceeds of the Loans hereunder solely as follows:

          (a)  The proceeds of the Tender Offer Term Loans will be used solely
     (i) to make loans to New CALC pursuant to the New CALC Note Documents to fund the purchase by New CALC of the CasTech Shares pursuant to the Tender Offer, (ii) to

                                   CREDIT AGREEMENT
     refinance existing Indebtedness of the Parent and its Subsidiaries and (iii) to pay certain transaction fees and expenses.

          (b) The proceeds of the Tender Offer CALI Revolving Credit Loans will be used solely (i) to make loans to New CALC pursuant to the New CALC Note Documents to fund the purchase by New CALC of the CasTech Shares pursuant to the Tender Offer, (ii) to refinance existing Indebtedness of the Parent and its Subsidiaries and (iii) to pay certain transaction fees and expenses and, after the Tender Offer Closing Date, to finance the ongoing working capital requirements and other general corporate purposes of the Borrowers and their respective Subsidiaries.

          (c) The proceeds of the Tender Offer CasTech Revolving Credit Loans will be used solely (i) to refinance existing Indebtedness of CasTech and its Subsidiaries and (ii) on and after the Tender Offer Closing Date, to finance the ongoing working capital requirements and other general corporate purposes of CasTech and its Subsidiaries.

          (d) The proceeds of the Post-Merger Term Loans will be used solely to refinance Tender Offer Term Loans and to fund other costs of the Acquisition payable on the Merger Date.

          (e) The proceeds of the Post-Merger Revolving Credit Loans will be used solely to refinance Tender Offer Term Loans and to fund other costs of the Acquisition payable on the Merger Date and, after the Merger Date, to finance the ongoing working capital requirements and other general corporate purposes of the Borrowers and their respective Subsidiaries.

The Borrowers will use the proceeds of the Loans in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulations G, T, U and X and the Securities Act of 1933 and the Securities Exchange Act of 1934 and the regulations thereunder; PROVIDED that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of such proceeds.

          9.17  CERTAIN OBLIGATIONS RESPECTING SUBSIDIARIES.

          (a) SUBSIDIARY GUARANTORS. In the event that the Parent or any of its Subsidiaries shall form or acquire any new Subsidiary (other than a Securitization Subsidiary) that the Parent or the respective Subsidiary anticipates will not be an

                                   CREDIT AGREEMENT

Immaterial Subsidiary (or, in the event that any Immaterial Subsidiary (other than a Securitization Subsidiary) shall cease to be an Immaterial Subsidiary), the Parent will cause such new Subsidiary (or such Immaterial Subsidiary that ceases to be an Immaterial Subsidiary) to become a "Subsidiary Guarantor" (and, thereby, an "Obligor") hereunder, and to pledge and grant a security interest in its Property pursuant to the Security Documents to the Administrative Agent for the benefit of the Lenders, pursuant to a written instrument in form and substance satisfactory to the Administrative Agent and to deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each "Obligor" pursuant to Section 7.01 hereof upon the Tender Offer Closing Date or as the Administrative Agent shall have requested.

          (b) OWNERSHIP OF SUBSIDIARIES. The Parent will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a Wholly Owned Subsidiary. In the event that any additional shares of stock shall be issued by any Subsidiary, the respective Obligor agrees forthwith to deliver to the Administrative Agent pursuant to the Security Documents the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and to take such other action as the Administrative Agent shall request to perfect the security interest created therein pursuant to the Security Documents.

          (c) CERTAIN RESTRICTIONS. Other than pursuant to the Senior Subordinated Debt Documents or in connection with transactions related to a Permitted Receivables Financing, the Obligors will not permit any of their respective Subsidiaries to enter into, after the date hereof, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of Property.

          9.18 CERTAIN POST-CLOSING REAL ESTATE MATTERS. The Parent shall, and shall cause each of its Subsidiaries to, execute, deliver and record such Mortgages, agreements, documents and other instruments, and to take such other action (including, without limitation, obtaining title insurance policies, surveys, certificates of occupancy, opinions of local counsel and

                                   CREDIT AGREEMENT
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                                       -151-

necessary third party consents), as the Administrative Agent shall request in order to grant to the Administrative Agent, on or prior to October 30, 1996, perfected first priority Liens on each of the Properties identified on Schedules XV and XVI hereto to the extent the Administrative Agent did not require the same to be delivered on or prior to the Tender Offer Closing Date or the Merger Date pursuant to Sections 7.01(m) and 7.03(d) hereof, respectively.

          9.19  MODIFICATIONS OF CERTAIN DOCUMENTS.

          (a) No Obligor will consent to any modification, supplement or waiver of any of the provisions of the Acquisition Documents, the New CALC Note Documents, the Senior Subordinated Debt Documents, any other documents providing for or relating to Subordinated Indebtedness, or terminate the Merger Agreement, without the prior approval of the Majority Lenders.

          (b) No Obligor will take any action to modify or supplement its articles of incorporation or the articles of incorporation of any of its Subsidiaries, other than modifications that do not adversely affect the interests of the Lenders, without the prior approval of the Majority Lenders.

          9.20 CONSUMMATION OF THE MERGER. The Parent will cause the Merger to be consummated as promptly as practicable after the Tender Offer Closing Date but in any event not later than March 19, 1997. Without limiting the foregoing, if New CALC shall acquire at least 90% of the issued and outstanding CasTech Shares, the Parent and New CALC will effect the Merger without a meeting of the stockholders of CasTech within five days of the Tender Offer Closing Date.

          9.21 COMMODITY HEDGING ACTIVITIES. The Parent shall not, and shall not permit any of its Subsidiaries to, enter into any commodity futures contract, commodity option or other similar agreement or arrangement (collectively, "COMMODITY HEDGE AGREEMENTS"), except the Parent and its Subsidiaries may enter into Hedge Agreements designed to protect the Parent and its Subsidiaries against fluctuations in the price of aluminum and commodities used in the Aluminum Business and prices associated with customer forward sales contracts and purchase commitments, so long as the same (a) is consistent with the relevant Obligor's past practice or then-current industry practice in the markets in which such Obligor operates and (b) is in accordance with the Parent's "Price Risk Program: Briefing Summary", as the same may be amended from time to time.

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          9.22  AFTER-ACQUIRED REAL ESTATE.  If any Obligor or any of its
Subsidiaries shall acquire any real property, or shall lease any real property that is material to the operation of its business, after the Initial Borrowing Date, other than any real property encumbered by Liens permitted by Section 9.06(i) hereof, such Obligor or such Subsidiary, as the case may be, shall promptly execute a Mortgage covering such real property, together with such surveys, title insurance policies and endorsements, certificates of occupancy and such other agreements, estoppels and consents (including agreements with lessors) as the Administrative Agent may request, and shall deliver opinions of local counsel and other documents as is consistent with those delivered with respect to each Mortgage pursuant to Section 7.01(m) hereof upon the Tender Offer Closing Date or as the Administrative Agent shall have requested.

          9.23  ACTIVITIES OF THE PARENT AND NEW CALC.

          (a) The Parent (i) will at all times own, beneficially and of record, all of the issued and outstanding Capital Stock of each of CALI, New CALC and (from and after the Merger Date) CasTech (PROVIDED that this Section 9.23(a)(i) shall not prohibit any transaction expressly permitted under Section 9.05 hereof), (ii) will own no other Property (other than cash and Permitted Investments, other Property incidental to its business as a holding company and Capital Stock of its Subsidiaries), (iii) will have no Indebtedness (other than Indebtedness hereunder and Indebtedness in respect of Subordinated Indebtedness permitted under Section 9.07 hereof), (iv) will have no operations other than de minimis operations incidental to its business as a holding company and (v) in furtherance of the foregoing will not make any expenditures or incur any liabilities other than those consistent with and reasonably necessary in the conduct of the business of the Parent as contemplated by this paragraph (a).

          (b) Prior to the Merger Date, New CALC (i) will own no Property (other than CasTech Shares, cash and Permitted Investments, other Property incidental to its ownership of CasTech Shares), (ii) will have no Indebtedness (other than Indebtedness hereunder, Indebtedness under the New CALC Notes and obligations under the Acquisition Documents) and (iii) will have no operations other than de minimis operations incidental to its activities in connection with the Acquisition.

                                   CREDIT AGREEMENT
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                                       -153-

          Section 10. EVENTS OF DEFAULT. If one or more of the following events (herein called "EVENTS OF DEFAULT") shall occur and be continuing:

          (a) Any Obligor shall: (i) default in the payment of any principal of any Loan or any Reimbursement Obligation when due (whether at stated maturity or at mandatory or optional prepayment); or (ii) default in the payment of any interest on any Loan, any fee or any other amount payable by it hereunder or under any other Credit Document when due and such default shall have continued unremedied for three or more days; or

          (b) The Parent or any of its Subsidiaries (herein collectively called the "RELEVANT PARTIES") shall default in the payment when due of any principal of or interest on any of its other Indebtedness having a principal amount of $1,000,000 or more individually or $2,000,000 or more for all Relevant Parties and their Subsidiaries in the aggregate; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness (other than any such Indebtedness owed to any Lender or any affiliate of any Lender if such event shall relate solely to a restriction on Margin Stock (a "MARGIN STOCK EVENT")) shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof; or any Relevant Party shall default in the payment when due of any individual amount of $1,000,000 or more (or of amounts aggregating $2,000,000 or more) under any Interest Rate Protection Agreement; or any event (other than a Margin Stock Event) specified in any Interest Rate Protection Agreement shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit, any individual termination or liquidation payment in an amount of $1,000,000 or more (or any termination or liquidation payments aggregating $2,000,000 or more) to become due; or

          (c) Any representation, warranty or certification made or deemed made herein or in any other Basic Document (or in

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     any modification or supplement hereto or thereto) by any Obligor party thereto, or any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

          (d) The Parent or any of the other Obligors (as applicable) shall default in the performance of any of its obligations under any of Sections 9.01(f), 9.01(h), 9.05, 9.06, 9.07, 9.08, 9.09, 9.10, 9.11, 9.13, 9.15,
     9.17(b), 9.18, 9.19, 9.20, 9.22 or 9.23 hereof or any Obligor shall default in the performance of any of its obligations under Section 4.02 or 5.02 of the Security Agreement, Section 4.02 or 5.02 of the Pledge Agreement,
     Section 4.02 or 5.02 of the CasTech Pledge and Security Agreement or any provisions of any Mortgage; or any Obligor shall default in the performance of any of its other obligations in this Agreement or any other Credit Document and such default shall continue unremedied for a period of thirty or more days after notice thereof to the Parent by the Administrative Agent or any Lender (through the Administrative Agent); or

          (e) Any Relevant Party shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f) Any Relevant Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code,
     (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts,
     (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

          (g) A proceeding or case shall be commenced, without the application or consent of the affected Relevant Party, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or

                                   CREDIT AGREEMENT
     winding-up, or the composition or readjustment of its debts,
     (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of such Relevant Party or of all or any substantial part of its Property or (iii) similar relief in respect of such Relevant Party under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against any Relevant Party shall be entered in an involuntary case under the Bankruptcy Code; or

          (h) A final judgment or judgments for the payment of money of $250,000 or more in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) or of $500,000 or more in the aggregate (regardless of insurance coverage) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against any Relevant Party and the same shall not be paid discharged (or provision shall not be made for such payment or discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and such Relevant Party shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (i) An event or condition specified in Section 9.01(e) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions specified in said Section 9.01(e), any Obligor or any ERISA Affiliate shall incur or in the opinion of the Majority Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) that, in the reasonable determination of the Majority Lenders, could reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect; or

          (j) There shall have been asserted against the Parent or any of its Subsidiaries, or any predecessor in interest thereof, an Environmental Claim that, in the judgment of the Majority Lenders is reasonably likely to be determined adversely to the Parent or any of its Subsidiaries, and the

                                   CREDIT AGREEMENT
     amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Parent or any of its Subsidiaries, but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor or the amount of funded reserves which have been established that do not cause, or are not reasonably likely to cause, a breach of any other provision of this Agreement); or

          (k) The Liens created by the Security Documents shall at any time not (other than by reason of the action or inaction by the Administrative Agent) constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Administrative Agent, free and clear of all other Liens (other than Liens permitted under Section 9.06 hereof or under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Obligor;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 10 with respect to any Obligor, the Administrative Agent may, by notice to the Parent, terminate the Commitments (including the Swingline Commitment) and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans (including all Swingline Loans), the Reimbursement Obligations and all other amounts payable by the Obligors hereunder and under the Notes and the other Credit Documents (including, without limitation, any amounts payable under Section 5.05 or 5.06 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 10 with respect to any Obligor, the Commitments (including the Swingline Commitment) shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans (including all Swingline Loans), the Reimbursement Obligations and all other amounts payable by the Obligors hereunder and under the Notes and the other Credit Documents (including, without limitation, any amounts payable under Section 5.05 or 5.06 hereof) shall automatically become immediately due and payable without

                                   CREDIT AGREEMENT
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                                       -157-

presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor.

          In addition, upon the occurrence and during the continuance of any Event of Default (if the Administrative Agent has declared the principal amount then outstanding of, and accrued interest on, the Revolving Credit Loans and all other amounts payable by the Obligors hereunder and under the Notes to be due and payable), each Revolving Credit Borrower agrees that it shall, if requested by the Administrative Agent or the Majority Revolving Credit Lenders through the Administrative Agent (and, in the case of any Event of Default referred to in clause (f) or (g) of this Section 10 with respect to such Borrower, forthwith, without any demand or the taking of any other action by the Administrative Agent or such Lenders) provide cover for the Letter of Credit Liabilities under such Borrower's Revolving Credit Facility by paying to the Administrative Agent immediately available funds in an amount equal to the then aggregate undrawn face amount of all Letters of Credit under such Facility, which funds shall be held by the Administrative Agent in one or more of the Collateral Accounts as collateral security in the first instance for the Letter of Credit Liabilities under such Facility and be subject to withdrawal only as therein provided.


          Section 11.  THE ADMINISTRATIVE AGENT.

          11.01 APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Credit Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):

          (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents, and shall not by reason of this Agreement or any other Credit Document be a trustee for any Lender;

          (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Credit Document,

                                   CREDIT AGREEMENT
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                                       -158-


     or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Credit Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Credit Document or any other document referred to or provided for herein or therein or for any failure by the Parent or any other Person to perform any of its obligations hereunder or thereunder;

          (c) shall not, except to the extent expressly instructed by the Majority Lenders with respect to collateral security under the Security Documents, be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Credit Document; and

          (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Credit Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.

The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the payee of a Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent, together with the consent of the Parent to such assignment or transfer (to the extent required by Section 12.06(b) hereof).

          11.02 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Credit Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders or, if provided herein, in accordance with the instructions given by all

                                   CREDIT AGREEMENT
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                                       -159-

of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

          11.03 DEFAULTS. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received notice from a Lender or the Parent specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 11.07 hereof) take such action with respect to such Default as shall be directed by the Majority Lenders, PROVIDED that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders or all of the Lenders.

          11.04 RIGHTS AS A LENDER. With respect to its Commitments and the Loans made by it, NatWest (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. NatWest (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Obligors (and any of their Subsidiaries or Affiliates) as if it were not acting as the Administrative Agent, and NatWest (and any such successor) and its affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

          11.05 INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 12.03 hereof, but without limiting the obligations of the Parent under said Section 12.03) ratably in accordance with the aggregate principal amount of the Loans and Reimbursement Obligations held by the Lenders (or, if no Loans or Reimbursement

                                   CREDIT AGREEMENT
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                                       -160-

Obligations are at the time outstanding, ratably in accordance with their respective Notes), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Credit Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Borrowers are obligated to pay under Section 12.03 hereof, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, PROVIDED that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

          11.06 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Parent, CALI, New CALC, CasTech and their respective Subsidiaries and made its own decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Credit Document. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement or any of the other Credit Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Parent, CALI, New CALC, CasTech or any of their respective Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the Security Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Parent, CALI, New CALC, CasTech or any of their respective Subsidiaries (or any of their affiliates) that may come into the possession of the Administrative Agent or any of its affiliates.

                                   CREDIT AGREEMENT
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          11.07  FAILURE TO ACT.  Except for action expressly required of the
Administrative Agent hereunder and under the other Credit Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 11.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

          11.08 RESIGNATION OR REMOVAL OF ADMINISTRATIVE AGENT. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Parent and the Borrowers, and the Administrative Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, that shall be a bank that has an office in New York, New York with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

          11.09 CONSENTS UNDER OTHER CREDIT DOCUMENTS. Except as otherwise provided in Section 12.04 hereof with respect to this Agreement, the Administrative Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Credit Documents, PROVIDED that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Security Documents) release any collateral or otherwise terminate any Lien under any Security Document

                                   CREDIT AGREEMENT
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                                       -162-

providing for collateral security, agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Security Document, in which event the Administrative Agent may consent to such junior Lien provided that it obtains the consent of the Majority Lenders thereto), alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents or release any guarantor under any Security Document from its guarantee obligations thereunder, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering Property (and to release any such guarantor) that is the subject of either a disposition of Property permitted hereunder (including, without limitation, dispositions of Receivables and Related Assets pursuant to Permitted Receivables Financings) or a disposition to which the Majority Lenders have consented.

          11.10 COLLATERAL SUB-AGENTS. Each Lender by its execution and delivery of this Agreement agrees, as contemplated by Section 4.03 of the Commonwealth Pledge and Security Agreement and Section 4.03 of the CasTech Pledge and Security Agreement, that, in the event it shall hold any Permitted Investments referred to therein, such Permitted Investments shall be held in the name and under the control of such Lender, and such Lender shall hold such Permitted Investments as a collateral sub-agent for the Administrative Agent thereunder. The Obligors by their execution and delivery of this Agreement hereby consent to the foregoing.


          Section 12.  MISCELLANEOUS.

          12.01 WAIVER. No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          12.02 NOTICES. All notices, requests and other communications provided for herein and under the Security Documents (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be

                                   CREDIT AGREEMENT
given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient:

          (a) in the case of each of the Obligors, at the "Address for Notices" specified below the name of the Parent on the signature pages hereof;

          (b) in the case of the Administrative Agent, at the "Address for Notices" specified below the name of the Administrative Agent on the signature pages hereof; and

          (c) in the case of any Lender, at its address (or telecopy number) set forth in its Administrative Questionnaire;

or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          12.03 EXPENSES, ETC. The Parent and the Borrowers agree jointly and severally to pay or reimburse each of the Lenders and the Administrative Agent for: (a) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to NatWest) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Credit Documents and the extension of credit hereunder and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Credit Documents (whether or not consummated); (b) all reasonable out-of-pocket costs and expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 12.03; (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental

                                   CREDIT AGREEMENT
or revenue authority in respect of this Agreement or any of the other Credit Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein; and (d) all costs, expenses and other charges in respect of title insurance procured with respect to the Liens created pursuant to the Mortgages.

          The Parent and the Borrowers hereby agree jointly and severally to indemnify the Administrative Agent and each Lender and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Administrative Agent to any Lender, whether or not the Administrative Agent or any Lender is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by the Obligors of any of its Subsidiaries of the proceeds of any of the extensions of credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified or such Person's directors, officers, employees, attorneys or agents). Without limiting the generality of the foregoing, the Parent and the Borrowers jointly and severally will indemnify the Administrative Agent and each Lender from, and hold the Administrative Agent and each Lender harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (including any Lien filed against any Property covered by the Mortgages or any part of the Mortgage Estate thereunder in favor of any governmental entity, but excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) arising under any Environmental Law as a result of the past, present or future operations of the Parent or any of its Subsidiaries (or any predecessor in interest to the Parent or any of its Subsidiaries), or the past, present or future condition of any site or facility owned, operated or leased at any time by the Parent or any of its Subsidiaries (or any such predecessor in interest), or any Release or threatened

                                   CREDIT AGREEMENT

Release of any Hazardous Materials at or from any such site or facility, excluding any such Release or threatened Release that shall occur during any period when the Administrative Agent or any Lender shall be in possession of any such site or facility following the exercise by the Administrative Agent or any Lender of any of its rights and remedies hereunder or under any of the Security Documents, but including any such Release or threatened Release occurring during such period that is a continuation of conditions previously in existence, or of practices employed by the Parent and its Subsidiaries, at such site or facility.

          12.04 AMENDMENTS, ETC. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only after written notice to all Lenders and by an instrument in writing signed by the Parent, the Borrowers and the Majority Lenders, or by the Parent, the Borrowers and the Administrative Agent acting with the consent of the Majority Lenders, and any provision of this Agreement may be waived after written notice to all Lenders by the Majority Lenders or by the Administrative Agent acting with the consent of the Majority Lenders; PROVIDED that:

          (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders or by the Administrative Agent acting with the consent of all of the Lenders: (i) increase, or extend the term of any of the Commitments, or extend the time or waive any requirement for the scheduled reduction or termination of any of the Commitments,
     (ii) extend the date fixed for the scheduled payment of principal of or interest on any Loan, the Reimbursement Obligations or any fee hereunder,
     (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder,
     (v) alter the rights or obligations of the Borrowers to prepay Loans, (vi) alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied as between the Lenders or Types or Facilities of Loans, (vii) alter the terms of this Section 12.04,
     (viii) modify the definition of the term "Majority Lenders", "Majority Revolving Credit Lenders", "Majority Tranche A Term Loan Lenders" or "Majority Tranche B Term Loan Lenders", or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, (ix) release any Guarantor from any of its guarantee obligations under Section 6 hereof, or (x) waive any of the conditions

                                   CREDIT AGREEMENT
     precedent set forth in Section 7.01, 7.02, 7.03 or 7.04 hereof;

          (b) any modification, supplement or waiver of Section 2.01(e) hereof shall require the consent of NatWest;

          (c) any modification or supplement of Section 11 hereof, or of any of the rights or duties of the Administrative Agent hereunder, shall require the consent of the Administrative Agent; and

          (d) any modification or supplement of Section 6 hereof shall require the consent of each Guarantor.

          12.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          12.06  ASSIGNMENTS AND PARTICIPATIONS.

          (a) No Obligor may assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Lenders and the Administrative Agent.

          (b) Each Lender may assign any of its Loans, its Notes, its Commitments, and, if such Lender is a Revolving Credit Lender, its Letter of Credit Interest (but only with the consent of the Administrative Agent, the Parent and (in the case of a Revolving Credit Commitment or a Letter of Credit Interest) the Issuing Banks, such consents not to be unreasonably withheld); PROVIDED that

             (i) (x) no such consent by the Parent, the Administrative Agent or the Issuing Banks shall be required in the case of any assignment to another Lender and (y) no such consent by the Parent shall be required in the case of any assignment of any Tranche B Term Loan;

            (ii) except to the extent the Parent and the Administrative Agent shall otherwise consent, any such partial assignment (other than to another Lender) shall be in an amount at least equal to $5,000,000;

           (iii) each such assignment by a Lender of its Loans, Note, Commitment or Letter of Credit Interest under any Revolving Credit Facility shall be made in such manner so that the same portion of its Loans, Note, Commitment and

                                   CREDIT AGREEMENT

     Letter of Credit Interest under all Revolving Credit
     Facilities are assigned to the respective assignee;

            (iv) each such assignment by a Lender of its Loans or Commitment under either Tranche A Term Loan Facility shall be made in such manner so that the same portion of its Loans and Commitment under all Tranche A Term Loan Facilities are assigned to the respective assignee; and

             (v) each such assignment by a Lender of its Loans or Commitment under either Tranche B Term Loan Facility shall be made in such manner so that the same portion of its Loans and Commitment under all Tranche B Term Loan Facilities are assigned to the respective assignee.

Upon execution and delivery by the assignee to the Parent, the Administrative Agent and the Issuing Banks of an instrument in writing pursuant to which such assignee agrees to become a "Lender" hereunder (if not already a Lender) having the Commitment(s), Loans, and, if applicable, Letter of Credit Interest specified in such instrument, and upon consent thereto by the Parent, the Administrative Agent and the Issuing Banks to the extent required above, the assignee shall have, to the extent of such assignment (unless provided in such assignment with the consent of the Parent, the Administrative Agent and the Issuing Banks), the obligations, rights and benefits of a Lender hereunder holding the Commitment(s), Loans and, if applicable, Letter of Credit Interest (or portions thereof) assigned to it (in addition to the Commitment(s), Loans and Letter of Credit Interest, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned. Upon each such assignment (but excluding, in any event, the assignments contemplated in the last paragraph of Section 2.01(e) hereof) the assigning Lender shall pay the Administrative Agent an assignment fee of $3,500.

          (c) A Lender may sell or agree to sell to one or more other Persons (each a "PARTICIPANT") a participation in all or any part of any Loans or Letter of Credit Interest held by it, or in its Commitments, PROVIDED that such Participant shall not have any rights or obligations under this Agreement or any Note or any other Credit Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by the Borrowers to any Lender under Section 5 hereof in respect of Loans, Letter of Credit Interest held by it, and its Commitments, shall be determined as

                                   CREDIT AGREEMENT
if such Lender had not sold or agreed to sell any participations in such Loans, Letter of Credit Interest and Commitments, and as if such Lender were funding each of such Loan, Letter of Credit Interest and Commitments in the same way that it is funding the portion of such Loan, Letter of Credit Interest and Commitments in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Credit Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term of such Lender's related Commitment, (ii) extend the scheduled date fixed for the payment of principal of or interest on the related Loan or Loans, Reimbursement Obligations or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee or (v) consent to any modification, supplement or waiver hereof or of any of the other Credit Documents to the extent that the same, under Section 11.09 or 12.04 hereof, requires the consent of each Lender.

          (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.06, any Lender may (without notice to the Parent, the Administrative Agent, the Issuing Banks or any other Lender and without payment of any fee) assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank, and such Loans and Notes shall be fully transferrable as provided therein. No such assignment shall release the assigning Lender from its obligations hereunder.

          (e) A Lender may furnish any information concerning the Parent or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 12.12(b) hereof.

          (f) Anything in this Section 12.06 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or Reimbursement Obligation held by it hereunder to the Parent or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

                                   CREDIT AGREEMENT

          12.07 SURVIVAL. The obligations of the Obligors under Sections 5.01, 5.05, 5.06, 5.07 and 12.03 hereof, the obligations of each Guarantor under
Section 6.03 hereof, and the obligations of the Lenders under Section 11.05 hereof, shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitments, Loans or Letter of Credit Interest hereunder, shall survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit (whether by means of a Loan or a Letter of Credit), herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any extension of credit hereunder (whether by means of a Loan or a Letter of Credit), any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

          12.08 CAPTIONS. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          12.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          12.10 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. Each Obligor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Obligor hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a

                                   CREDIT AGREEMENT
court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          12.11 WAIVER OF JURY TRIAL. EACH OF THE OBLIGORS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          12.12  TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY.

          (a) Each Obligor acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Parent or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and each of the Obligors hereby authorizes each Lender to share any information delivered to such Lender by such Obligor and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) below as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments.

          (b) Each Lender and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by any of the Obligors pursuant to this Agreement that is identified by such Person as being confidential at the time the same is delivered to the Lenders or the Administrative Agent, PROVIDED that nothing herein shall limit the disclosure of any such information (i) after such information shall have become public (other than through a violation of this Section 12.12), (ii) to the extent required by statute, rule, regulation or judicial process, (iii) to counsel for any of the Lenders or the Administrative Agent, (iv) to bank examiners (or any other regulatory authority having jurisdiction over any Lender or the Administrative Agent), or to auditors or accountants, (v) to the Administrative Agent or any other Lender, (vi) in connection with

                                   CREDIT AGREEMENT
any litigation to which any one or more of the Lenders or the Administrative Agent is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Credit Document, (vii) to a subsidiary or affiliate of such Lender as provided in paragraph (a) above or (viii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender a Confidentiality Agreement substantially in the form of Exhibit K hereto (or executes and delivers to such Lender an acknowledgement to the effect that it is bound by the provisions of this Section 12.12(b), which acknowledgement may be included as part of the respective assignment or participation agreement pursuant to which such assignee or participant acquires an interest in the Loans or Letter of Credit Interest hereunder); PROVIDED, FURTHER, that in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by any of the Obligors or any of their respective Subsidiaries. The obligations of each Lender under this Section
12.12 shall supersede and replace the obligations of such Lender under the confidentiality letter in respect of this financing signed and delivered by such Lender to the Company prior to the date hereof; in addition, the obligations of any assignee that has executed a Confidentiality Agreement in the form of Exhibit K hereto shall be superseded by this Section 12.12 upon the date upon which such assignee becomes a Lender hereunder pursuant to
Section 12.06(b) hereof.

                                   CREDIT AGREEMENT

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                              THE PARENT

                              COMMONWEALTH ALUMINUM CORPORATION



                              By_________________________
                                Title:

                              Address for Notices:

                              Commonwealth Aluminum Corporation
                              1200 Meidinger Tower
                              Louisville, Kentucky  40202

                              Attention:  President

                              with a copy to:

                              Sullivan & Cromwell
                              125 Broad Street
                              New York, New York  10004

                              Attention:  Joseph B. Frumkin, Esq.


                                   CREDIT AGREEMENT

                              THE BORROWERS

                              COMMONWEALTH ALUMINUM LEWISPORT,
                                INC.



                              By_________________________
                                Title:

                                   CREDIT AGREEMENT

                              CASTECH ALUMINUM GROUP INC.



                              By_________________________
                                Title:

                                   CREDIT AGREEMENT

                              BARMET ALUMINUM CORPORATION



                              By_________________________
                                Title:


                                   CREDIT AGREEMENT

                              SUBSIDIARY GUARANTORS

                              CALC CORPORATION



                              By_________________________
                                Title:


                                   CREDIT AGREEMENT

                              COMMONWEALTH ALUMINUM SALES
                                CORPORATION



                              By_________________________
                                Title:


                                   CREDIT AGREEMENT

                              LENDERS

                              NATIONAL WESTMINSTER BANK PLC



                              By_________________________
                                Title:

                                   CREDIT AGREEMENT

                              PNC BANK, NATIONAL ASSOCIATION



                              By_________________________
                                Title:

                                   CREDIT AGREEMENT

                              BANK OF MONTREAL



                              By_________________________
                                Title:

                                   CREDIT AGREEMENT

                              MELLON BANK, N.A.



                              By_________________________
                                Title:

                                   CREDIT AGREEMENT

                              NBD BANK



                              By_________________________
                                Title:


                                   CREDIT AGREEMENT

                              THE ADMINISTRATIVE AGENT

                              NATIONAL WESTMINSTER BANK PLC,
                                as Administrative Agent


                              By_________________________
                                Title:


                              Address for Notices:

                              National Westminster Bank Plc
                              175 Water Street
                              New York, New York

                              Attention:  Ronan Agnew